    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1999
                                                  REGISTRATION NUMBER 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TEAM COMMUNICATIONS GROUP, INC.
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          3652                          95-5419215
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                        TEAM COMMUNICATIONS GROUP, INC.
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)

                                 DREW S. LEVIN
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
 (NAMES, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                              BRUCE P. VANN, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
                      1900 AVENUE OF THE STARS, SUITE 1450
                         LOS ANGELES, CALIFORNIA 90067
                          TELEPHONE NO: (310) 277-5333
                          FACSIMILE NO: (310) 277-5953

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE          AGGREGATE        REGISTRATION
          SECURITIES TO BE REGISTERED               REGISTERED       PER SHARE(1)        OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock(2).................................
Common stock being sold by selling
  shareholder...................................     150,000
                                                  --------------  -------------------  -------------------  --------------
TOTAL...........................................                                           $30,000,000          $8,340
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.
(2) Includes        shares which may be purchased by the underwriters to cover the over-allotments, if any.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE OR COUNTRY.

                SUBJECT TO COMPLETION. DATED             , 1999.

                           [                 ] SHARES

                        TEAM COMMUNICATIONS GROUP, INC.
                           -------------------------

     TEAM Communications Group, Inc., is offering             shares of its
common stock and, the selling shareholder identified in this prospectus is offering an additional 150,000 shares, such shares initially being offered to the general public and institutional investors in the Federal Republic of Germany and to institutional investors located in jurisdictions other than the United States. We will not receive any of the proceeds for the sale of shares by the selling shareholder. We have applied to list the entirety of our common stock on the Neuer Markt of the Frankfurt Stock Exchange. Our common stock trades on The NASDAQ SmallCap Market under the symbol "TMTV." It is currently estimated that the public offering price for the common stock offered pursuant
to this prospectus will be between      and      per share.

     See "Risk Factors" beginning on page 10 to read about certain factors you should consider before buying shares of the common stock.

                           -------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS
   APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                           -------------------------

                                                              PER SHARE     TOTAL
                                                              ---------    --------
Initial public offering price...............................
Underwriting discount.......................................
Proceeds, before expenses, to us............................
Proceeds, before expenses, to the selling shareholder.......

                           -------------------------

     The underwriters may, under certain circumstances, purchase up to an
additional           shares from us at the public offering price less the
underwriting discount.

     The underwriters expect to deliver the shares against payment in
            , Germany on             , 1999.

                           -------------------------

                            GONTARD & METALLBANK AG
                        VEM VIRTUELLES EMISSIONSHAUS AG

                       Prospectus dated October   , 1999.

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................     2
Presentation of Financial Information.......................     3
Prospectus Summary..........................................     4
The Offering................................................     6
Risk Factors................................................    10
Note Regarding Forward-Looking Statements...................    15
Use of Proceeds.............................................    15
Dividend Policy.............................................    16
Selected Consolidated Financial Data........................    17
Unaudited Pro Forma Consolidated Financial Information for
  Acquisition of
  Dandelion Distribution Ltd................................    19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    24
Business....................................................    30
Management..................................................    37
Certain Relationships and Related Transactions..............    40
Principal and Selling Shareholders..........................    43
Description of Capital Stock and Other Securities...........    45
Shares Eligible for Future Sale.............................    49
The German Equity Market....................................    50
German Tax Matters..........................................    52
Statutory Information.......................................    53
Legal Matters...............................................    54
Experts.....................................................    54
Underwriting................................................    55
Index to Consolidated Financial Statements of Team
  Communications Group, Inc. ...............................   F-1
Index to the Financial Statements of Dandelion Distribution
  Ltd. .....................................................  F-21

     THROUGH AND INCLUDING                , 1999 (THE 25TH DAY AFTER THE DATE OF
THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES IN THE UNITED STATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.

                              GENERAL INFORMATION

RESPONSIBILITY FOR THE CONTENTS OF THE OFFERING CIRCULAR

     We, together with the underwriters Gontard & MetallBank AG, Frankfurt am Main and VEM Virtuelles Emissionshaus AG, undertake, pursuant to sec. 13 of the German Securities Trading Act (Verkaufsprospektgesetz), and in conjunction with sec.sec. 45, 77 of the German Stock Exchange Act (Borsengesetz), responsibility for the contents of this prospectus and hereby state that, to the best of our knowledge, the information contained in this prospectus is correct and no material information has been omitted. In making an investment decision, you must rely on your own examination of our company and the terms of this offering, including the merits and risks involved. See "Business" and "Risk Factors."

     Pursuant to sec. 10 of the German Securities Prospectus Act, this prospectus will be published on a preliminary basis and will be supplemented in the future. The supplements and any terms of the offer that have been omitted in this prospectus will be published in Germany in conformity with the provisions of the German Securities Prospectus Act. The company report (Unternehmensbericht), on the basis of which it is currently planned to seek admission of our shares of common stock to the Frankfurt Stock Exchange's regulated market (Geregelter Markt) with trading on the Neuer Markt, will also be published in supplemented form after admission of the shares to exchange trading in the Federal Republic of Germany.

AVAILABILITY OF DOCUMENTS FOR INSPECTION

     Certain documents we refer to in this prospectus as well as future annual and interim reports we prepare may be inspected during customary business hours at our offices at 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025, U.S.A., as well as at the offices of Gontard & MetallBank AG, Flughafenstrasse 21, 63263 Neu Isenburg, Germany.

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our company and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedule that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that filed electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

SUBJECT OF THIS OFFERING CIRCULAR

     This prospectus has been filed with the Securities and Exchange Commission. In the Federal Republic of Germany, this prospectus has been filed with the Frankfurt Stock Exchange (FSE) and will serve (i) as a preliminary sales prospectus (unvollstandiger Verkaufsprospekt) in relation to the sale of the
          shares being offered by us,         shares under the terms of an
over-allotment option we granted to the
underwriters, and the 150,000 shares being offered hereby by the selling shareholder, and (ii) as a listing prospectus (Unternehmensbericht) in relation
to our entire issued and outstanding share capital being           shares of
common stock and           shares of common stock reserved for issuance upon the
exercise of warrants and the conversion of convertible debt instruments and shares of common stock reserved for issuance upon the exercise of options under our 1999 Stock Option, Deferred Stock and Restricted Stock Plan. The shares we are offering are issued pursuant to a resolution of our board of directors, approved on October 8, 1999. Our current shareholders have no preemptive or other subscription rights to the newly issued shares. See "Description of Capital Stock."

     Neither we, the selling shareholder, nor the underwriters have taken, or will take any action in any jurisdiction other than Germany and the United States of America that would permit a public offering of the shares or possession or distribution of a prospectus in any jurisdiction where action for that purpose is required. We, the selling shareholder and the underwriters request that if this prospectus comes into your possession, you will acknowledge these restrictions, and inform yourself about and observe any and all such restrictions as to the offering and the distribution of this prospectus.

                     PRESENTATION OF FINANCIAL INFORMATION

     Unless otherwise indicated, any reference in this prospectus to the "Consolidated Financial Statements" refers to our consolidated financial statements, including the notes thereto, for the years ended December 31, 1998, 1997 and 1996, audited by Stonefield Josephson, Inc., 1620 26th Street, Suite 400 South, Santa Monica, California 90404-4041. The Consolidated Financial Statements contained in this prospectus have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") with the United States dollar as the functional currency. Unless otherwise indicated herein, all information included in this prospectus refers to TEAM Communications Group, Inc., and its subsidiaries on a consolidated basis and has been presented in accordance with U.S. GAAP. Our fiscal year ends on December 31, and references in this prospectus to any specific fiscal year are to the twelve-month period ended December 31 of such year.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including "Risk Factors" and the Consolidated Financial Statements, before making an investment decision.

     We develop, produce and distribute a variety of television programming, including dramatic and reality-based series, specials and made-for-television movies for exploitation in the domestic and international television markets. We derive substantially all of our revenues from the exploitation of our originally produced programs and product acquired from others.

     Our production activities are focused on programming produced for United States cable and network television channels such as The Discovery Channel, The Family Channel, Showtime Networks and USA Network. We have received a firm commitment from Discovery's Animal Planet for the initial production of 13 one-hour drama episodes of "The Call of the Wild," based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. Delivery is expected to take place from December 1999 through February 2000. We are also developing and producing "Destination Style" for Discovery's Travel Channel, "Conversations with Remarkable People" for the Wisdom Network (a new US basic cable network), and "Robin Leach's Wildlife Styles," which has been sold to Canada's Microtainment Productions. In March 1999, our co-production of 22 episodes of Total Recall 2070, a television series based on the hit movie "Total Recall," began to air on Showtime Networks. We, along with Alliance Atlantis, our co-financing partner, have extended the period of time pursuant to which Showtime Networks must make a decision to order a second season. We are currently negotiating with Alliance Atlantis to produce a second season either for Showtime Networks, or directly for first run syndication.

     We have also completed production of a series of 48 half-hour episodes entitled "Amazing Tails," a reality based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies. All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery's Animal Planet. In addition, we co-developed and co-produced a reality based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments.

     We maintain a development and production department which develops and produces movies-of-the-week, drama and reality-based series for exhibition on network television, cable or ad hoc networks of independent stations which sometimes form to air special programming. We also currently have distribution rights to approximately 3,000 hours of family, dramatic and reality-based series and specials, and films.

RECENT EVENTS AND OUTLOOK

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. As of October 1, 1999, we completed the purchase of Dandelion Distribution Ltd., a 20 year old United Kingdom ("UK") based television production and distribution company, for $5,000,000 in cash and common stock. Dandelion Distribution Ltd., has over 2,500 hours of television programming in its library.

     To address our short term financing needs, we have raised approximately $11,550,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from Value Management & Research A.G. ("VMR");

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan; and

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of completion of this offering or December 31, 1999 and accrues interest at 10% per year. $2,500,000 of these proceeds was used to fund the cash portion of the Dandelion acquisition.

     On August 2, 1999, we purchased from DD Video, the worldwide rights outside the UK of a library of approximately 11 television series (from 2 to 38 episodes each) and 20 one-hour documentary specials. The purchase price was $3,400,000; $1,187,500 of which has been paid; $737,500 which is due by December 15, 1999; $737,500 which is due by March 5, 2000 and $737,500 which is due by June 15, 2000.

     We continue to fulfill the increased demand for programming by implementing our growth strategies, including strategic acquisitions of production and distribution companies in the U.S. and Europe, acquisition of programming libraries and development and production of our original television programming for the domestic and international markets.

     Our address is 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025, and our telephone number is (310) 442-3500.

                                  THE OFFERING

SHARES OFFERED

     Shares offered pursuant to this prospectus include:

     -           shares of our common stock,           shares of which to be
       newly issued by us for the purposes of this offering and 150,000 shares of which are sold by a selling shareholder, and

     - up to an additional           shares of our common stock which will be
       newly issued by us to the extent an over-allotment option granted to the underwriters is exercised. For further details see "Underwriting."

PREFERENTIAL ALLOTMENT

     At our request, the underwriters have reserved up to 10 percent of the shares of common stock offered (excluding the shares included in the over-allotment option and those being sold by the selling shareholder) for sale to directors, officers, employees, persons having business relationships with us and related persons at the public offering price. The number of shares available for sale to other investors will be reduced to the extent these persons purchase such reserved shares. For further details see "Underwriting."

UNDERWRITERS

     The shares to be offered pursuant to this prospectus will initially be purchased by Gontard & MetallBank AG for the account of the underwriters. See "Underwriting."

PUBLIC OFFERING PRICE AND NUMBER OF SHARES ALLOTTED

     It is currently expected that the period of time within which investors may
offer to purchase shares will be from           , 1999 to           , 1999. The
final purchase price per share payable by investors is currently expected to be
fixed by the underwriters together with us on           1999, and to be
published in the                  Borsen Zeitung on           1999. Such final
purchase price will be determined on the basis of the average moving share price of our shares of common stock on The NASDAQ SmallCap Market and on the German over-the-counter markets (Freiverkehr) of the ten trading days immediately prior
to the price fixing. It is currently expected that from           , 1999,
investors who placed orders with an underwriter may enquire from such underwriter the number of shares allotted.

DELIVERY OF SHARES, PAYMENTS, CLEARING AND TRANSFERABILITY OF SHARES

     It is currently expected that the purchase price for shares offered will be
payable by investors on                , 1999, against delivery of such allotted
shares in book entry form. The share certificates representing the offered shares will be deposited by us and the selling shareholder, respectively, with The Depository Trust Company of New York. The Depository Trust Company's nominee, Cede & Co., will be the registered owner of such shares. At the closing of the offering, The Depository Trust Company will electronically deposit the offered shares in the account of Deutsche Borse Clearing AG with The Depository Trust Company in book entry form for the benefit of Gontard & MetallBank AG acting for the account of the underwriters, and Gontard & MetallBank AG will thereby acquire beneficial ownership of the shares. Thereafter, Gontard & MetallBank AG will electronically transfer, in book entry form, beneficial ownership of the shares to the purchasers of the shares through their brokers and other financial institutions that are Deutsche Borse Clearing AG participants. Deutsche Borse Clearing AG will not hold any certificates for common stock. Certificates representing shares of common stock held through Deutsche Borse Clearing AG will not be issued unless such shares are withdrawn from Deutsche Borse Clearing AG, in which case the shares will not be eligible to trade on a German exchange unless such shares are re-deposited with The Depository Trust Company for credit to Deutsche Borse Clearing AG's account with The Depository Trust Company.

     Shares transferred from The Depository Trust Company to Deutsche Borse Clearing AG may be freely transferred among market participants through the Deutsche Borse Clearing AG clearing system. The shares to be offered and listed for trading on the Frankfurt Stock Exchange's Neuer Markt are registered shares. Accordingly, shareholders holding share certificates who desire to transfer their shares outside The Depository Trust Company/Deutsche Borse Clearing AG clearing system may effect the transfer by submitting such shares to our transfer agent, and the transfer agent will issue a new certificate in the name of the transferee. If shareholders holding share certificates wish to transfer their shares to The Depository Trust Company/Deutsche Borse Clearing AG clearing system, the shareholders must submit their share certificates to our transfer agent, and the transfer agent will register the shares in the name of Cede & Co. These shares will be credited to the account of Deutsche Borse Clearing AG at The Depository Trust Company. Upon registration of the shares with The Depository Trust Company for the benefit of Deutsche Borse Clearing AG and fulfillment of any other requirements of The Depository Trust Company or Deutsche Borse Clearing AG, beneficial ownership of the shares may be transferred through the Deutsche Borse Clearing AG system.

TRANSFER AGENT, REGISTRAR AND PAYING AGENT

     Our shares of common stock will be registered and transferred via a transfer agent in the United States who will register the offered shares with Cede & Co. The name of this U.S. transfer agent and registrar is U.S. Stock Transfer Corporation. Gontard & MetallBank AG, Frankfurt am Main will act as the paying agent in Germany.

NOTICES

     We will publish any notices to shareholders in the German Federal Gazette (Bundesanzeiger) and in at least one supra-regional newspaper approved by the Frankfurt Stock Exchange.

VOTING RIGHTS

     Each share of common stock entitles its holder to one vote at our general shareholders' meeting.

DIVIDEND RIGHTS

     Each of the holders of the shares offered hereby will be eligible to receive dividends if and when declared by our Board of Directors. To date, we have not paid cash dividends on our shares of common stock. We intend to retain future earnings to fund growth of our business and do not anticipate paying any cash dividends on shares of common stock in the foreseeable future. (See "Dividend Policy")

FISCAL YEAR

     Our fiscal year is the calendar year.

STOCK EXCHANGE LISTING

     In connection with this offering, application will be made for the admission of the entirety of our issued shares of common stock to the Regulated Market with trading on the Neuer Markt of the Frankfurt Stock Exchange. It is
currently expected that the admission will take place on           . The first
day on which the offered shares will be quoted on the Neuer Markt is currently
expected to be             , 1999. In addition, our shares of common stock are
currently traded on The Nasdaq SmallCap Market under the symbol "TMTV."

SECURITIES IDENTIFICATION CODES

     The German securities identification code (WKN) for our shares is      ,
the international securities identification number (ISIN) for our shares is
       , the common code is           .

TRADING SYMBOL FOR THE NEUER MARKT

     The expected trading symbol for the Neuer Markt is           .

DESIGNATED SPONSORS FOR THE NEUER MARKT

     Gontard & MetallBank AG and -- have been retained by us to act as "designated sponsors" for the shares on the Neuer Markt. See "The German Securities Market."

SHARE DATA

    Number of shares outstanding as of October 11, 1999.........  6,284,806(1)(2)
    Number of shares to be registered pursuant to this
      offering..................................................
    Total number of shares outstanding..........................

---------------

     (1) Does not include shares issuable upon exercise of warrants, options or convertible debt.

     (2) Does not include up to 166,038 shares which may be issued in connection with the acquisition of the Film Libraries, Inc.'s, library. See "Business -- Distributions."

        USE OF PROCEEDS

     We intend to use the proceeds from this offering for general corporate purposes, principally working capital and capital expenditures, as well as for the repayment of approximately $9,300,000 of outstanding loans, including accrued interest. In addition, we may use a portion of the net proceeds to acquire complementary products or businesses at some time in the future. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities. We will not receive any proceeds from the sale of the shares being sold by the selling shareholder.

                      ------------------------------------

     Neither we, the selling shareholder, nor the underwriters have taken, or will take any action in any jurisdiction other than the Federal Republic of Germany and the United States of America that would permit a public offering of the shares or possession or distribution of a prospectus in any jurisdiction where action for that purpose is required. No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized.

     This prospectus has not been approved as an investment advertisement pursuant to Section 57 of the Financial Services Act 1986 and may not be issued or passed on in the UK except to a person who is of the kind described in
Article 11(3) of the Financial Services Act (Investment Advertisements) (Exemptions) Order 1996 (as amended), or is a person to whom the prospectus may otherwise lawfully be issued or passed on.

                        SUMMARY OF FINANCIAL INFORMATION

                                                     FOR THE SIX MONTHS ENDED       FOR THE        FOR THE        FOR THE
                                                   ----------------------------    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                    JUNE 30,        JUNE 30,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      1999            1998            1998           1997           1996
                                                   -----------   --------------   ------------   ------------   ------------
                                                   (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.........................................  $7,019,900      $3,215,900     $13,581,900     $6,875,600     $5,749,800
Cost of revenues.................................   4,136,200         836,700       9,076,000      2,355,300      2,895,900
                                                   ----------      ----------     -----------     ----------     ----------
Gross profit.....................................   2,883,700       2,379,200       4,505,900      4,520,300      2,853,900
General and administrative expenses..............   1,039,000       1,138,300       3,274,000      3,244,900      2,323,800
                                                   ----------      ----------     -----------     ----------     ----------
Net income from operations.......................   1,844,700       1,240,900       1,231,900      1,275,400        530,100
Interest expense.................................     280,100         622,800         902,600      1,040,100        677,700
Interest income..................................      69,600          91,500         202,900        211,800         58,300
Other income.....................................          --              --              --             --         90,100
                                                   ----------      ----------     -----------     ----------     ----------
Net income before income taxes...................   1,634,200         709,600         532,200        447,100            800
Provision for income taxes.......................     581,700          70,000          57,500             --             --
Extraordinary loss from early extinguishment of
  debt...........................................     248,200              --          69,500             --             --
                                                   ----------      ----------     -----------     ----------     ----------
Net income.......................................  $  804,300      $  639,600     $   405,200     $  447,100     $      800
                                                   ==========      ==========     ===========     ==========     ==========
Net income per common share basic(1).............  $     0.22      $     0.57     $      0.22     $     0.40     $       --
                                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares outstanding
  basic(1).......................................   3,577,593       1,131,344       1,833,340      1,131,344      1,131,344
                                                   ==========      ==========     ===========     ==========     ==========
Net income per common share diluted(1)...........  $     0.17      $     0.35     $      0.17     $     0.25     $       --
                                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares outstanding
  diluted(1).....................................   4,762,511       1,821,800       2,434,017      1,821,800      1,821,800
                                                   ==========      ==========     ===========     ==========     ==========

                                                                               JUNE 30, 1999
                                                              -----------------------------------------------
                                                                                                 AS FURTHER
                                                                ACTUAL       AS ADJUSTED(2)     ADJUSTED(3)
                                                              -----------    --------------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(4)..............................  $(5,900,000)    $(2,000,000)      $24,700,000
Total assets................................................   26,086,300      34,911,600        52,367,600
Notes payable...............................................    2,422,700       8,929,000                --
Line of credit..............................................      850,000              --                --
Accrued interest............................................      596,000         315,000                --
Shareholder loan and note payable...........................      450,000              --                --
Retained earnings...........................................      624,900         444,900           444,900
Shareholders' equity........................................   11,596,700      15,496,700        42,196,700

---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income per share.

(2) The "As Adjusted" column reflects: (i) the conversion of the $1,000,000 of debentures into shares of common stock, as well as the related write-off of the original issue discount associated with the initial sale of such securities (the resulting adjustment to retained earnings reflects the write-off of the discounts associated with the early extinguishment of such debt); (ii) the sale of 175,000 shares of common stock in July 1999 to four debenture holders and 500,000 shares of common stock to Gontard & MetallBank AG; (iii) $1,200,000 of proceeds from a secured loan from VMR, $1,000,000 of which was repaid; (iv) proceeds of $4,000,000 from the bridge financing with Hudson Investors, LLC; (v) the exercise of warrants and $380,000 in proceeds from their exercise; (vi) proceeds of $4,000,000 from the bridge financing with Gontard & MetallBank AG; and (vii) the repayment of $850,000 on the line of credit, $450,000 on the shareholder loan and note payable, $281,000 in accrued interest and $873,700 in notes payable.

(3) The "As Further Adjusted" column reflects the adjustments described in (2) above and the use of the estimated net proceeds from the issuance of common stock in this offering, see "Use of Proceeds."

(4) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, line of credit, shareholder loan and note payable, and accrued interest.

                                  RISK FACTORS

     You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially adversely affect our business and financial condition in the future.

GOING CONCERN ASSUMPTION.

     Contained in the independent accountants' report included in our financial statements for each of the fiscal years since our formation, and included in the footnotes to the unaudited financial statements for the six months ended June 30, 1999, is an explanatory paragraph indicating that our financial condition raises substantial doubt as to our ability to continue as a going concern. There can be no assurance that future financial statements will not include a similar explanatory paragraph if we remain unable to raise enough money or generate sufficient cash flow from operations to cover the cost of running our business. The existence of such an explanatory paragraph may have a material adverse effect on our relationship with third parties who are concerned about our ability to complete projects that we are contractually required to develop or produce, and could also impact our ability to complete future financings.

WE HAVE A LIMITED OPERATING HISTORY THAT MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.

     We were incorporated in February 1995, and have a limited operating history. Although we have generated profitable operations during each of the fiscal years ended December 31, 1998, 1997 and 1996, and for the six months ended June 30, 1999, we have experienced a negative cash flow from operations during such periods. We can not assure you that we will continue to be profitable in the foreseeable future or that we will be able to generate positive cash flow from our operations. Our business plan is subject to all the risks associated with starting a new business, including operating losses. In addition, we will be subject to certain factors affecting the entertainment industry generally, such as:

     - sensitivity to general economic conditions;

     - critical acceptance of our products; and

     - intense competition.

     The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

     LIQUIDITY DEFICIT.

     As of June 30, 1999, we had retained earnings of $624,900 and a liquidity deficit of ($5,900,000). Liquidity deficit is defined as:

     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, line of credit, shareholder loan and note payable, and accrued interest.

     See "Risk Factors -- Need for additional capital, dilution and no assurance of future financings," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

NEED FOR ADDITIONAL CAPITAL, DILUTION AND NO ASSURANCE OF FUTURE FINANCINGS.

     The entertainment industry is highly capital intensive. Despite our initial public offering, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. To address our short term financing needs, we raised approximately $11,550,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from VMR;

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan; and

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of the completion of this offering or December 31, 1999 and accrues interest at 10% per year. $2,500,000 of these proceeds was used to fund the cash portion of the acquisition of Dandelion.

     These financings in general, and the convertible debt financing in particular, are dilutive to our shareholders.

     Despite the dilutive nature of these financings, we believe that completing these offerings was critical to our short term financial needs. As of September 30, 1999 we had indebtedness and related accrued interest of $9,244,000, including notes in the principal amount of $4,929,000, which mature within one year.

     Based on our current resources of cash, accounts receivable, available credit line, and our recent financings, we will be able to operate at current expenditure levels through March 31, 2000.

     If this offering is not completed and additional financing is not available, we will be required to:

     - reduce or suspend our operations;

     - seek an acquisition partner; or

     - try other ways to sell securities (on terms that may be highly dilutive or otherwise disadvantageous to current shareholders).

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 of Notes to Consolidated Financial Statements.

OUR RELIANCE ON CERTAIN CUSTOMERS AND OUR ALLOWANCES FOR POSSIBLE UNCOLLECTIBLE RECEIVABLES.

     As of June 30, 1999, we had $7,481,600 in receivables. As of December 31, 1998, we had receivables of $4,736,700, of which $3,200,000 has been collected as of September 30, 1999. To cover the possibility that one or more of our customers could fail to pay monies due to us, we currently maintain a general reserve of approximately $337,000. If we are required to make an additional allowance for these receivables, our results of operations and financial condition in future periods could be adversely affected. While we believe that each of the licensees are reasonable credit risks, any failure to pay could have a material adverse impact on our results.

OUR DEPENDENCE ON EMERGING MARKETS AND ON FOREIGN SALES.

     A considerable portion of our revenues are, and for the foreseeable future will most likely be, derived from the sale or license of our products to recently established US broadcasters, cable networks and syndicators such as:

          - The Discovery Channel;

          - Discovery's Animal Planet;

          - The Learning Channel;

          - The Travel Channel;

          - The Fox Family Channel;

          - the WB Network; and

          - Showtime Network.

     In addition to these, a substantial portion of our revenues are dependent on sales to licensees and distributors in foreign markets. Collecting receivables from these customers is subject to the risks associated with doing business with foreign companies including rapid changes in the political and economic climates of such countries. If we become involved in a long term dispute over how our product is being distributed in a foreign country, or are forced to initiate collection activities to enforce the terms of a license or distribution agreement, the profitability of any particular product may be adversely effected.

     As of June 30, 1999, substantially all of our receivables are trade receivables from entities domiciled outside the United States. These receivables, totaling $7,481,600, represent 100% of all trade receivables and 29% of our total assets. Any difficulty or delay in the collection of these receivables could have a material adverse effect on our financial condition or results of operations. Changes in international economic conditions may impact our future sales and collections.

BUSINESS COMBINATIONS.

     We are currently in discussions with a number of distribution and production companies regarding possible business combinations. No assurance can be given that any such acquisitions will be consummated, even though we may incur substantial costs related to such acquisitions.

     As of October 1, 1999, we completed the purchase of Dandelion Distribution Ltd., a UK based production and distribution company for $2,500,000 in cash and 386,847 shares of common stock. We may also be required to pay up to an additional $250,000 if the shares of our common stock delivered as part of the purchase price do not have a market value of at least $3,000,000 on October 1, 2001. See "Business -- Global Strategy." Even though the acquisition has been completed, there can be no assurance that we will be successful in timely integrating Dandelion into our operations or that they will remain profitable.

COMPETITION.

     The entertainment industry is highly competitive. We compete with many entertainment organizations, who are all seeking, in varying degrees;

     - the rights to literary properties;

     - the services of creative and technical personnel;

     - the financing for production of film and television projects; and

     - favorable arrangements for the distribution of completed films and television projects.

     Virtually all of our competitors are larger than we are, have been in business longer than we have and have more resources at their disposal. The entertainment industry is currently evolving into an industry in which certain multi-national, multi-media entities, because of their control over key film, magazine, and/or television content, as well as key network and cable outlets, will be able to dominate certain communications industry activities in the U. S. These competitors have numerous competitive advantages, including the ability to acquire financing for their projects and attract superior properties, personnel, actors and/or celebrity hosts.

THE RISK THAT NOT ENOUGH EPISODES OF A SERIES WILL BE ORDERED TO ALLOW US TO SYNDICATE THE SERIES.

     There can be no assurance that once we commit to produce a series which has been licensed to a network, that the network will order and broadcast enough episodes so that we can syndicate the series in the U.S. Typically, there needs to be at least 65 episodes of a series produced in order to "strip" or syndicate the series in the daily re-run market. Networks can generally cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled before the minimum number of shows necessary to syndicate or "strip" have been produced, there is a chance that the production costs of the project will not be fully recovered. Similar risks apply for a series produced for a non-network medium. See "Business -- Operations" for a discussion of the financing of series and how deficits are potentially recouped.

     We presently have a commitment of 13 episodes for Call of the Wild, and have completed 22 episodes for Total Recall 2070, which is not enough episodes to syndicate or "strip" these series in the U.S. The syndication rights to Total Recall 2070, for which we are a profit participant, are owned by Universal, by virtue of Universal's 1998 acquisition of Polygram Filmed Entertainment. The show will be shown on a once a week syndication basis in January 2000. If the show is not renewed, there will only be one season of syndication, in which event we would not expect to receive significant amounts relative to our profit interests.

FLUCTUATIONS IN OPERATING RESULTS.

     Our revenues and results of operations are significantly dependent upon the timing and success of the television programming we distribute, which cannot be predicted with certainty. Revenues for any particular program may not be recognized until the program is produced and available for delivery to the licensee. Production delays may impact the timing of when revenues may be recognized under generally accepted accounting principles. Significant sales of our product take place at the industry's major selling markets, the most important of which are MIP-TV and MIPCOM-TV (the International Film and Program Market for TV, Video, Cable & Satellite) which take place in France in the second and fourth quarters, respectively and NATPE, which takes place in the United States in January. Finally, production commitments are typically obtained from networks in the spring (second quarter), although production activity and delivery may not occur until later periods. We may experience significant quarterly variations in our operations, and results in any particular quarter may not be indicative of results in subsequent periods.

     Our results will also be affected by the allocation of revenue between product we produce and own as compared to product which are distributed on behalf of third party producers and for which we are paid a sales commission. Where we are paid a sales commission, our expenses as a percentage of revenue will typically be higher, because we record, as an expense, the participations owing to the copyright owners. Where we are exploiting product which we own outright, we do not record such expenses, and our margins will typically be higher.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT BUSINESS.

     Substantially all of our revenues are derived from the production and distribution of television series and made-for-television movies. The entertainment industry in general, and the development, production and distribution of television programs, in particular, is highly speculative and involves a substantial degree of risk. Since each project is an individual artistic work and its commercial success is primarily determined by audience reaction, which is volatile and unpredictable, there can be no assurance that any entertainment property will make money. Even if a production is a critical or artistic success, there is no assurance that it will be profitable.

THE ABILITY TO MANAGE OUR GROWTH.

     Subject to obtaining sufficient financing, we intend to pursue a strategy which management believes may result in rapid growth. As our anticipated development, production and distribution activities increase, it is essential that we maintain effective controls and procedures regarding critical accounting and budgeting areas, as well as obtain and/or retain experienced personnel. There can be no assurance that rapid growth will occur or that, if such growth does occur, that we will be able to attract qualified personnel or successfully manage such expanded operations.

DEVELOPMENT COSTS.

     Included in our assets as of June 30, 1999 and December 31, 1998 are television program costs of approximately $257,500 and $1,017,400, respectively, which represent aggregate costs of projects for which we are actively pursuing production commitments, but which have not been set for principal photography. We intend, as required by accounting standards, to write off the costs of all development projects when they are abandoned or, even if still being developed, if they have not been set for principal photography within three years of their initial development activity. In this regard we wrote down our development costs in the series LoCoMoTioN by approximately $450,000 in the second quarter of 1999.

PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS.

     Certain provisions of our Articles of Incorporation and Bylaws and certain other contractual provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions allow us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the shareholders, and impose various procedural and other requirements which could make it more difficult for shareholders to affect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

VOLATILITY OF SHARE PRICE; LACK OF ACTIVE TRADING MARKET.

     Our common stock has been listed on The NASDAQ SmallCap Market since July 29, 1998.

     The market prices for securities of companies with limited operating history, including us, have historically been highly volatile both on The NASDAQ SmallCap Market and the Frankfurt Stock Exchange's Neuer Markt. Significant volatility in the market price of our common stock may arise due to factors such as:

     - our developing business;

     - a continued negative cash flow;

     - relatively low price per share;

     - relatively low public float;

     - variations in quarterly operating results;

     - general trends in the entertainment industry;

     - the number of holders of our common stock; and

     - the interest of securities dealers in maintaining a market for our common stock.

     As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

     We expect the net proceeds from this offering, cash on hand, cash equivalents and commercial credit facilities to meet our working capital and capital expenditure needs for the foreseeable future. To continue our expansion, we may need to raise additional funds, and we cannot be certain that we would be able to obtain additional financing on favorable terms, if at all. Further, if we issue equity securities, shareholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise required funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could harm our business, financial condition and results of operations.

WE HAVE NEVER PAID A DIVIDEND AND DO NOT ANTICIPATE PAYING ONE IN THE FORESEEABLE FUTURE.

     We have not paid dividends since our formation and do not intend to pay any dividends to our shareholders in the foreseeable future. No assurance can be given that we will pay dividends at any time. We presently intend to retain future earnings, if any, for the development and expansion of our business. See "Dividend Policy."

SHARES ELIGIBLE FOR ADDITIONAL SALE AND EXERCISE OF REGISTRATION RIGHTS.

     Sale of substantial amounts of our common stock in the public market or the prospect of such sales could materially adversely affect the market price of our common stock. Upon completion of this offering, we will have outstanding
approximately                shares of common stock, including approximately
            shares of common stock underlying outstanding warrants and options.
Of these shares, approximately        shares are restricted shares under the
Securities Act of 1933. We intend to file a registration statement on Form S-8 under the Securities Act of 1933 to register the sale of approximately 1,100,000 shares of our common stock reserved for issuance under our 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Shares of our common stock issued upon exercise of options after the effective date of the registration statement on Form S-8 will be available for sale in the public market, subject in some cases to volume and other limitations.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. We use words such as "may," "will," "should," "estimates," "predicts," "anticipates," "believes," "plans," "expects," "future," "intends," "potential" and similar expressions to identify forward-looking statements. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus.

     Although we believe that the expectations reflecting the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition, these forward-looking statements apply only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform such statements to actual results or to changes in our expectations.

                                USE OF PROCEEDS

     The net proceeds from the sale of the                shares of common stock
offered by us are estimated to be $26,700,000, or $29,370,000 if the
underwriters'             share over-allotment option is exercised in full, at
an assumed initial public offering price of $     per share, after deducting the
estimated underwriting discounts and commissions payable to the underwriters as well as estimated other offering expenses payable by us (approximately $3,300,000).

     We expect to use the net proceeds from this offering for general corporate purposes, principally working capital and capital expenditures, as well as for the repayment of approximately $9,300,000 of outstanding loans, including accrued interest. In addition, we may use a portion of the net proceeds to acquire complementary products or businesses at some time in the future.

     Set forth below, in tabular form, is a breakdown of our anticipated use of proceeds.

                                                       APPROXIMATE        PERCENTAGE
                                                      NET PROCEEDS     OF NET PROCEEDS
                                                      -------------    ----------------
Repayment of all outstanding loans, including
  accrued interest..................................   $ 9,300,000           35%
Development of our European operations, including
  potential acquisitions of production and
  distribution companies and programming............    10,700,000           40%
Corporate overhead and general working capital......     6,700,000           25%

     Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities. We will not receive any proceeds from the sale of the shares being sold by the selling shareholder. See "Principal and Selling Shareholders."

                                DIVIDEND POLICY

     We have never declared or paid cash dividends. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated statement of operations data for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 are derived from our Consolidated Financial Statements included elsewhere in this prospectus that have been audited by Stonefield Josephson, Inc., as indicated in their respective reports which are also included elsewhere in this prospectus. The selected consolidated financial data for the six months ended June 30, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the Company, included elsewhere in this prospectus, which, in the opinion of management, have been prepared on the same basis as the audited financial statements and includes all normal and required adjustments necessary for fair presentation. The results for the six months ended June 30, 1999 are not necessarily indicative of future results. Such selected consolidated financial data should be read in conjunction with those Consolidated Financial Statements and the Notes thereto.

                                                     FOR THE SIX MONTHS ENDED       FOR THE        FOR THE        FOR THE
                                                   ----------------------------    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                    JUNE 30,        JUNE 30,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      1999            1998            1998           1997           1996
                                                   -----------   --------------   ------------   ------------   ------------
                                                   (UNAUDITED)    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.........................................  $7,019,900      $3,215,900     $13,581,900     $6,875,600     $5,749,800
Cost of revenues.................................   4,136,200         836,700       9,076,000      2,355,300      2,895,900
                                                   ----------      ----------     -----------     ----------     ----------
Gross profit.....................................   2,883,700       2,379,200       4,505,900      4,520,300      2,853,900
General and administrative expenses..............   1,039,000       1,138,300       3,274,000      3,244,900      2,323,800
                                                   ----------      ----------     -----------     ----------     ----------
Net income from operations.......................   1,844,700       1,240,900       1,231,900      1,275,400        530,100
Interest expense.................................     280,100         622,800         902,600      1,040,100        677,700
Interest income..................................      69,600          91,500         202,900        211,800         58,300
Other income.....................................          --              --              --             --         90,100
                                                   ----------      ----------     -----------     ----------     ----------
Net income before income taxes...................   1,634,200         709,600         532,200        447,100            800
Provision for income taxes.......................     581,700          70,000          57,500             --             --
Extraordinary loss from early extinguishment of
  debt...........................................     248,200              --          69,500             --             --
                                                   ----------      ----------     -----------     ----------     ----------
Net income.......................................  $  804,300      $  639,600     $   405,200     $  447,100     $      800
                                                   ==========      ==========     ===========     ==========     ==========
Net income per common share basic(1).............  $     0.22      $     0.57     $      0.22     $     0.40     $       --
                                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares outstanding
  basic(1).......................................   3,577,593       1,131,344       1,833,340      1,131,344      1,131,344
                                                   ==========      ==========     ===========     ==========     ==========
Net income per common share diluted(1)...........  $     0.17      $     0.35     $      0.17     $     0.25     $       --
                                                   ==========      ==========     ===========     ==========     ==========
Weighted average number of shares outstanding
  diluted(1).....................................   4,762,511       1,821,800       2,434,017      1,821,800      1,821,800
                                                   ==========      ==========     ===========     ==========     ==========

                                                                               JUNE 30, 1999
                                                              -----------------------------------------------
                                                                                                 AS FURTHER
                                                                ACTUAL       AS ADJUSTED(2)     ADJUSTED(3)
                                                              -----------    --------------    --------------
BALANCE SHEET DATA:
Liquidity capital (deficit)(4)..............................  $(5,900,000)    $(2,000,000)      $24,700,000
Total assets................................................   26,086,300      34,911,600        52,367,600
Notes payable...............................................    2,422,700       8,929,000                --
Line of credit..............................................      850,000              --                --
Accrued interest............................................      596,000         315,000                --
Shareholder loan and note payable...........................      450,000              --                --
Retained earnings...........................................      624,900         444,900           444,900
Shareholders' equity........................................   11,596,700      15,496,700        42,196,700

---------------
(1) See Note 2 of Notes to Consolidated Financial Statements for information regarding the calculation of net income per share.

(2) The "As Adjusted" column reflects: (i) the conversion of the $1,000,000 of debentures into shares of common stock, as well as the related write-off of the original issue discount associated with the initial sale of such securities (the resulting adjustment to retained earnings reflects the write-off of the discounts associated with the early extinguishment of such debt); (ii) the sale of 175,000 shares of common stock in July 1999 to four debenture holders and 500,000 shares of common stock to Gontard &

    MetallBank AG; (iii) $1,200,000 of proceeds from a secured loan from VMR, $1,000,000 of which was repaid; (iv) proceeds of $4,000,000 from the bridge financing with Hudson Investors, LLC; (v) the exercise of warrants and $380,000 in proceeds from their exercise; (vi) proceeds of $4,000,000 from the bridge financing with Gontard & MetallBank AG; and (vii) the repayment of $850,000 on the line of credit, $450,000 on the shareholder loan and note payable, $281,000 in accrued interest and $873,700 in notes payable.

(3) The "As Further Adjusted" column reflects the adjustments described in (2) above and the use of the estimated net proceeds from the issuance of common stock in this offering, see "Use of Proceeds."

(4) Represents (i) cash and cash equivalents plus accounts receivables (net), and the amount due from officer, less (ii) accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, line of credit, shareholder loan and note payable, and accrued interest.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

     The unaudited pro forma consolidated financial information reflects financial information with respect to the Company's acquisition of Dandelion Distribution Ltd. ("Dandelion"). The acquisition of Dandelion was completed as of October 1, 1999, and has been accounted for under the purchase method of accounting.

     The financial statements of Dandelion included in the unaudited pro forma consolidated financial information were translated from British Pounds to U.S. dollars at the rate of 1.58, 1.58 and 1.65 for the June 30, 1999 unaudited consolidated balance sheet, the June 30, 1999 unaudited consolidated statement of operations and the December 31, 1998 unaudited consolidated statement of operations, respectively.

     The unaudited pro forma consolidated statements of operations were prepared as if the acquisition occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet was prepared as if the acquisition occurred on June 30, 1999. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's historical financial statements and notes thereto included elsewhere in this prospectus.

     The unaudited pro forma consolidated financial information does not purport to represent what the financial position or results of operations of the Company would have been if the acquisition had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believe are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made. The allocation of the purchase price to the assets and liabilities acquired reflected in this proforma financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

                                                                                         PRO FORMA
                                             TEAM       DANDELION(1)   ADJUSTMENTS       COMBINED
                                          -----------   ------------   -----------      -----------
ASSETS

Cash and cash equivalents...............  $   937,600    $  399,176    $        --      $ 1,336,776
Trade receivables, net..................    7,481,600     1,089,339      1,250,000 (2)    9,820,939
Television programming costs, net.......   16,766,200     1,637,047      3,770,000 (3)   21,173,247
Due from officer........................      170,400            --             --          170,400
Fixed assets, net.......................       30,000       696,520       (175,000)(4)      551,520
Goodwill................................           --            --        977,311 (5)      977,311
Prepaid and other assets................      700,500        66,379             --          766,879
                                          -----------    ----------    -----------      -----------
          Total assets..................  $26,086,300    $3,888,461    $ 5,822,311      $35,797,072
                                          ===========    ==========    ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accrued expenses and
  other liabilities.....................  $ 6,313,800    $2,422,772    $ 2,288,000 (6)  $11,024,572
Deferred revenue........................       85,600            --             --           85,600
Accrued participations..................    3,771,500            --             --        3,771,500
Bank line of credit.....................      850,000            --             --          850,000
Notes payable...........................    2,422,700            --      2,500,000 (7)    4,922,700
Accrued interest........................      596,000            --             --          596,000
Shareholder loan and note payable.......      450,000            --             --          450,000
                                          -----------    ----------    -----------      -----------
          Total liabilities.............   14,489,600     2,422,772      4,788,000       21,700,372
                                          -----------    ----------    -----------      -----------

Commitments and contingencies

Shareholders' equity....................   11,596,700     1,465,689      1,034,311 (8)   14,096,700
                                          -----------    ----------    -----------      -----------
          Total liabilities and
            shareholders' equity........  $26,086,300    $3,888,461    $ 5,822,311      $35,797,072
                                          ===========    ==========    ===========      ===========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                                         PRO FORMA
                                         TEAM         DANDELION(1)      ADJUSTMENTS       COMBINED
                                      ----------      ------------      -----------      ----------
Revenues............................  $7,019,900       $1,501,614        $      --       $8,521,514
Cost of revenues....................   4,136,200          827,494          148,555 (9)    5,112,249
                                      ----------       ----------        ---------       ----------
Gross profit........................   2,883,700          674,120         (148,555)       3,409,265
General and administrative
  expenses..........................   1,039,000          615,583           24,433 (10)   1,679,016
                                      ----------       ----------        ---------       ----------
Income from operations..............   1,844,700           58,537         (172,988)       1,730,249
Interest expense....................     280,100           44,466          125,000 (11)     449,566
Interest income.....................      69,600           18,112               --           87,712
Other income........................          --           16,636               --           16,636
                                      ----------       ----------        ---------       ----------
Income before income taxes..........   1,634,200           48,819         (297,988)       1,385,031
Provision for income taxes..........     581,700           17,920          (98,480)(12)     501,140
                                      ----------       ----------        ---------       ----------
Income from continuing operations...  $1,052,500       $   30,899        $(199,508)      $  883,891
                                      ==========       ==========        =========       ==========
Income from continuing operations
  per common share basic............  $     0.29                                         $     0.22
                                      ==========                                         ==========
Weighted average number of shares
  basic.............................   3,577,593                           386,847        3,964,440
                                      ==========                         =========       ==========
Income from continuing operations
  per common share diluted..........  $     0.22                                         $     0.17
                                      ==========                                         ==========
Weighted average number of shares
  diluted...........................   4,762,511                           386,847        5,149,358
                                      ==========                         =========       ==========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                         PRO FORMA
                                           TEAM        DANDELION(1)    ADJUSTMENTS       COMBINED
                                        -----------    ------------    -----------      -----------
Revenues..............................  $13,581,900     $3,290,549      $      --       $16,872,449
Cost of revenues......................    9,076,000      1,988,019        150,838 (9)    11,214,857
                                        -----------     ----------      ---------       -----------
Gross profit..........................    4,505,900      1,302,530       (150,838)        5,657,592
General and administrative expenses...    3,274,000      1,090,413         48,866 (10)    4,413,279
                                        -----------     ----------      ---------       -----------
Income from operations................    1,231,900        212,117       (199,704)        1,244,313
Interest expense......................      902,600         86,272        250,000 (11)    1,238,872
Interest income.......................      202,900         37,008             --           239,908
Other income..........................           --         38,146             --            38,146
                                        -----------     ----------      ---------       -----------
Income before income taxes............      532,200        200,999       (449,704)          283,495
Provision for income taxes............       57,500         51,926        (60,126)(12)       49,300
                                        -----------     ----------      ---------       -----------
Income from continuing operations.....  $   474,700     $  149,073      $(389,578)      $   234,195
                                        ===========     ==========      =========       ===========
Income from continuing operations per
  common share basic..................  $      0.26                                     $      0.11
                                        ===========                                     ===========
Weighted average number of shares
  basic...............................    1,833,340                       386,847         2,220,187
                                        ===========                     =========       ===========
Income from continuing operations per
  common share diluted................  $      0.20                                     $      0.08
                                        ===========                                     ===========
Weighted average number of shares
  diluted.............................    2,434,017                       386,847         2,820,864
                                        ===========                     =========       ===========

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                 FOR ACQUISITION OF DANDELION DISTRIBUTION LTD.

     The following table sets forth the determination and allocation of the purchase price of Dandelion. Per the terms of the agreement the Company will pay $5 million, $2.5 million in cash and $2.5 million in the Company's common stock by issuing 386,847 shares. In addition, if the 386,847 shares of common stock do not have a market value of at least $3,000,000 on October 1, 2001, the Company will be required to make a cash payment of up to $250,000.

Cash payment................................................  $ 2,500,000
Equity payment..............................................    2,500,000
Contingent payment..........................................      250,000
Transaction costs...........................................      100,000
                                                              -----------
Total purchase price........................................    5,350,000

     The preliminary allocation of the pro forma purchase price is as follows:

Net assets..................................................   (1,465,689)
Increase in trade receivables...............................   (1,250,000)
Increase in television programming costs....................   (3,770,000)
Decrease in fixed assets....................................      175,000
Increase in deferred income taxes...........................    1,938,000
                                                              -----------
Cost in excess of fair market value of net assets
  acquired..................................................  $   977,311
                                                              ===========

 (1) The financial statements of Dandelion included in the unaudited pro forma consolidated financial information were translated from British Pounds to U.S. dollars at the rate of 1.58, 1.58 and 1.65 for the June 30, 1999 unaudited consolidated balance sheet, the June 30, 1999 unaudited consolidated statement of operations and the December 31, 1998 unaudited consolidated statement of operations, respectively.

 (2) Reflects an adjustment to record accounts receivable at fair market value.

 (3) Reflects an adjustment to the Dandelion film and television program library to record it on the books at fair market value.

 (4) Reflects an adjustment to a building owned by Dandelion to record it on the books at fair market value.

 (5) Reflects the excess purchase price over the fair value of the assets acquired and liabilities assumed.

 (6) Reflects an adjustment to record the deferred tax effect of the pro forma balance sheet adjustments and certain costs of the acquisition.

 (7) Reflects an adjustment to record a bridge loan covering the cash portion of the acquisition to be paid by this offering.

 (8) The net increase to stockholder's equity results from the issuance of $2.5 million in equity and the elimination of Dandelion's historical net assets.

 (9) Reflects an adjustment to cost of revenues resulting from the write-up of the library and the amortization of those costs over the revenue life of the programming.

(10) To reflect the amortization of goodwill over 20 years.

(11) Reflects an adjustment to record the increase to interest expense resulting from the bridge loan used to cover the cash portion of the acquisition. The borrowing rate used is 10% per year based on the Company's most recent debt financing.

(12) To record the tax effect of the pro forma adjustments to amortization of television programming costs and interest expense. The amortization of goodwill is not deductible for tax purposes.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under "Risk Factors," "Business" and elsewhere in this prospectus.

OVERVIEW

     We derive substantially all of our revenues from production fees earned in connection with our original programming, distribution fees from the licensing of programming acquired from others, and the licensing of our original programming. We were incorporated in February 1995 and began operations in March 1995.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for our series, pilot films, or made-for-television features. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we and the network or distributor negotiate a license fee or distribution advance. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in fact, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies-of-the-week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible pilot, as such pilots are an essential sales tool in gaining network acceptance of a proposed series, if applicable. In these cases, we will attempt to cover the excess production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of network license fees from a studio or a third party who will provide such financing in return for a share of the profits from the syndication of such programming. Similarly, for television series, we may invest amounts in excess of network license fees in order to gain audience acceptance for the series and to enhance the potential value of future syndication rights.

     We recognize revenues from licensing agreements covering entertainment product when the product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standards ("SFAS") No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films."

     As required by SFAS No. 53, we value our film cost at the lower of unamortized cost or net realizable value on an individual title basis. Film costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of film cost is charged to expense and third party participations are accrued using the individual film forecast method whereby expense is recognized in the proportion that current year revenues bear to an estimate of ultimate revenue. We anticipate that a majority of our production or acquisition costs for our projects will be amortized within three years from the completion or acquisition of such project, with the balance amortized over an additional two years.

     Our trade receivables historically increase as revenue increases. We, in accordance with SFAS No. 5, record an allowance for doubtful accounts based, in part, on historical bad debt experience. In 1998, the Company recorded $664,000 as a provision for an allowance for doubtful accounts. In 1997, the Company recorded $1,115,600 as a provision for an allowance for doubtful accounts. Typically, when we make a sale of a product, the purchaser of such product agrees to a payment schedule, usually based upon a time table which is either tied to milestones in the development of the product or the time period of the contract. If customers fail to make scheduled payments, our license agreements provide that we can repossess and resell such product. Because these payments often are spread out over a period of time, up to two years, the payments to be made in the future are recorded as discounted trade receivables. As sales increase, our trade receivables balance will increase accordingly. We believe we have adequate resources to collect our trade receivables.

RESULTS OF OPERATIONS

     The six months ended June 30, 1999 versus the six months ended June 30, 1998.

     For the six months ended June 30, 1999, the Company reported net income of approximately $804,300 on total revenues of approximately $7,019,900 compared to net income of approximately $639,600 on total revenues of approximately $3,215,900 for the same period ended June 30, 1998. Net income increased by approximately $164,700 for the six months ended June 30, 1999, versus the six months ended June 30, 1998, primarily due to the sale of certain rights of a library of twenty-eight movie-of-the-week titles. Revenue for the period ended June 30, 1999 included approximately $3,300,000 on the sale of certain European broadcast rights for twenty movies-of-the-week included in the acquired library.

     Cost relating to revenues was $4,136,200 for the six months ended June 30, 1999 as compared to $836,700 for the six months ended June 30, 1998. The costs relate to amortization of production costs of television programming for which revenue was recognized during the period. Gross profit margin on sales of television programming for the six months ended June 30, 1999 was 41 percent compared to 74 percent for the period ended June 30, 1998. The lower gross profit margin for the six months ended June 30, 1999 was due to the Company selling more expensive television drama programming produced and owned by the Company and its partners as opposed to distributing reality based programming and programming previously produced and acquired by the Company in the six months ended June 30, 1998. Included in cost of sales for 1999 is a charge of approximately $450,000 as the Company wrote off development costs incurred on a project which has been in development since 1995.

     General and administrative expense was $1,039,000 for the six months ended June 30, 1999 compared to $1,138,300 for the same period in 1998. Due to the Company's increased activities related to film production, approximately $1,185,000 of overhead was capitalized to film production costs for the six months ended June 30, 1999 in accordance with SFAS No. 53. Before the effect of the capitalization of overhead, the 1999 general and administrative costs increased $315,000 due to consulting fees and the remaining increase is due to additional staff primarily in production and development.

     The Company also incurred an extraordinary loss of $248,200 related to the conversion of $850,000 in debt to common stock.

     Interest expense was $280,100 for the six months ended June 30, 1999, as compared to $622,800 for the six months ended June 30, 1998. The decrease is due to the retirement of debt.

     Receivables at June 30, 1999 were $7,481,600, all of which are from entities domiciled outside the United States. These receivables represent approximately 29 percent of the total assets of the Company.

     Year ended December 31, 1998 versus year ended December 31, 1997.

     Revenues for the year ended December 31, 1998 of $13,581,900 were comprised of approximately $6,672,700 on sales and availability for Total Recall 2070 produced by us and Alliance Atlantis, approximately $2,755,300 for the sale of a movie-of-the-week produced by us, "Earthquake in New York" to Fox Family Channel, approximately $1,527,900 on sales for our reality based series "Amazing Tails," approximately $882,000 on sales of satellite rights of the Australian television series "Water Rats," and approximately $1,744,000 on sales of other library product acquired by us. For the year ended December 31, 1998, approximately 26 percent of revenues were attributable to sales to customers outside North America, i.e. United States and Canada. Revenues of $6,875,600 for the year ended December 31, 1997, were comprised of approximately $1,975,500 on sales of our reality based series "Amazing Tails," approximately $1,250,000 on sales of "Water Rats," approximately $2,460,000 on sales of movies acquired by us and approximately $1,190,100 on sales of other reality based programming acquired by us. For the year ended December 31,

1997, approximately 80 percent of revenues were attributable to sales to customers outside North America. Within the foreign market, allocations among the four principal geographic regions in which we do business, Europe, Asia and Australia, South America and Africa, vary from period to period. The variations in revenues relate to the type of product being offered, as well as local economic trends and conditions, and the emergence of multiple broadcasting channels in the applicable territory. See Note 9 to the Consolidated Financial Statements for a breakdown of the geographic distribution of sales of our product.

     Cost of revenues was $9,076,000 for the year ended December 31, 1998 as compared to $2,355,300 for the year ended December 31, 1997. The costs primarily relate to amortization of production costs of television programming for which revenue was recognized during the respective period. Cost of revenues increased due to the increase in revenues.

     Gross profit margin on sales of television programming for the year ended December 31, 1998 was 33 percent compared to 66 percent for the period ended December 31, 1997. The lower gross profit margin for the year ended December 31, 1998 was due to our producing and selling original programming as opposed to primarily selling previously produced programming. We co-produced our first drama series Total Recall 2070 with Alliance/Atlantis. Production of drama series such as Total Recall 2070 are more expensive than the reality based programming we had produced and acquired in 1997. Original programming generally has higher amortization rates in its initial cycle until it demonstrates audience acceptance. However, a successful drama series will be worth substantially more than reality based programming in ancillary markets.

     General and administrative expenses were approximately $3,274,000 for the year ended December 31, 1998 as compared to $3,244,900 for the year ended December 31, 1997. Included in general and administrative expenses was $664,000 as an allowance for doubtful accounts for the year ended December 31, 1998 compared to $1,115,600 for the year ended December 31, 1997. Subtracting the effect from the allowance of doubtful, general and administrative expenses was $2,610,000 for the year ended December 31, 1998 compared to $2,129,300 for the year ended December 31,1997. The increase is primarily due to additional staff hired in 1998 to focus on development of new television programming.

     Interest expense was $902,600 for the year ended December 31, 1998, as compared to $1,040,100 for the year ended December 31, 1997. The decrease is due to the retirement of debt from the proceeds of our initial public offering.

     Interest income was $202,900 for the year ended December 31, 1998 as compared to $211,800 for the year ended December 31, 1997.

     All $4,736,700 included in receivables as of December 31, 1998, are due from entities domiciled outside the United States. These receivables represent approximately 28 percent of our total assets. We have established $337,000 as an allowance for doubtful accounts as of December 31, 1998. We believe the allowance for doubtful accounts is adequate and we have adequate resources to collect our trade receivables.

     Year ended December 31, 1997 versus year ended December 31, 1996.

     Revenues for the twelve months ended December 31, 1997 were $6,875,600 compared with $5,749,800 for the twelve months ended December 31, 1996. Revenues for the year ended December 31, 1996 included: (i) $1,441,700 from the recognition of revenues from Interpublic for the completion of the series "Amazing Tails," which accounted for 25 percent of revenues during such period;
(ii) a revenue guarantee received from the sale of certain library rights; and
(iii) revenue from the sales generated by the existing library. Included in this amount are revenues of approximately $680,000 arising from the license of a certain portion of our film library to the Giniger Entities, with respect to the sale of a certain portion of our library in certain Latin America countries and Europe. These revenues were 12 percent of all revenues in such period. Finally, revenues in the period included $618,000 from Eurolink representing additional sales of "Amazing Tails," which was approximately 11 percent of our revenue during such period. For the twelve month period ended December 31, 1997, approximately 80 percent of our revenues were attributed to the exploitation of product outside North America. The concentration relative to the foreign market is attributable to less programming being produced by us directly for the North American market in such period. In prior periods, revenues were generated approximately 40 percent from the North American market and 60 percent from the foreign market.

     Cost of revenues was $2,355,300 for the twelve months ended December 31, 1997, as compared to $2,895,900 for the twelve months ended December 31, 1996. As a percentage of revenue, however, cost of revenue was 34 percent of revenue for the twelve months ended December 31, 1997 compared to 50 percent of revenue to the comparable period in 1996. This decrease is attributable to our deriving more of our revenue from distribution activity relating to our own product rather than product acquired from third parties under license agreements. Third party distribution activity has a lower gross margin because distribution fees of up to 70 percent are paid to the producers of the product. However, amortization expense, as calculated under FASB 53, has comparatively lower rates. For the period ended December 31, 1996, our revenue attributable to product produced by others, for which producers are allocated a higher percentage of revenue as a participation expense, was less than similar product in the comparable period in 1997, when we distributed more product which we either owned outright or which was produced by us. For this product, our margins are typically higher as no participation expenses need be paid to the product's copyright owners. For a discussion in how the product mix may affect quarterly results, see "Risk Factors -- Fluctuations in Operating Results."

     Gross profit margin improved from 50 percent for the twelve months ended December 31, 1996 to 66 percent for the twelve months ended December 31, 1997, primarily because of higher profit margins on produced and acquired product.

     General and administrative expenses were $3,244,900 for the twelve months ended December 31, 1997, as compared to $2,323,800 for the twelve months ended December 31, 1996. The increase was principally attributable to a $1,115,600 provision for an allowance for doubtful accounts recorded in 1997.

     The provision for allowance for doubtful accounts was $1,115,600 for the twelve months ended December 31, 1997, as compared to a $71,300 provision for the twelve months ended December 31, 1996. The 1997 provision consists of the following: (i) $660,000 for the write off of the Eurolink receivable; (ii) $170,600 for the write off of the Giniger Guaranty; and (iii) $285,000 for the write off of the Alliance receivable. Regarding the Eurolink receivable, the Company had sold the rights to "Amazing Tails" for a majority of the Western European territories to Eurolink, a London based company. Eurolink subsequently experienced financial difficulties and was unable to pay amounts due to us under the contract for "Amazing Tails." We therefore reasserted our rights to "Amazing Tails" and wrote off the entire receivable under the Eurolink contract. Eurolink and us are unrelated entities and had an arms length relationship. The write down of the Alliance Atlantis receivable occurred as a result of a restructuring of our obligations to Alliance Atlantis. Pursuant to such agreements, Alliance Atlantis and us agreed to: (i) extend the "Total Recall" promissory note; and convert the minimum guarantee to a profit sharing arrangement, which allows Alliance Atlantis to recoups its advance of $225,000, plus entitles Alliance Atlantis to receive a 30 percent distribution fee and actual distribution materials costs prior to our splitting the remaining receipts with Alliance Atlantis. Although we believe that we will receive more than the $225,000 that we have already received from licensing such programing, because of this new structure, we will be unable to recognize any more revenue with respect to our license agreements with Alliance Atlantis until Alliance Atlantis recoups its advance and costs. The write down of the Giniger Guaranty was due to our selling the rights to Water Rats I, prior to the Giniger Entities doing so.

     Interest expense was $1,040,100 for the twelve months ended December 31, 1997, as compared to $677,700 for the twelve months ended December 31, 1996. The increase was principally attributable to an increase in debt and the related interest expense.

     Interest income was $211,800 for the twelve months ended December 31, 1997, as compared to $58,300 for the twelve months ended December 31, 1996. The increase in interest income was due to the amortization of the discount taken under the guidelines of APB 21.

     Trade receivables increased to $6,740,800 for the twelve months ended December 31, 1997, as compared to $3,342,100 for the twelve months ended December 31, 1996, which increase was due to increased revenues. For a description of our treatment of our trade receivables, see "Management's Discussion and Analysis of Financial Conditions and Results of
Operations -- Overview."
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LIQUIDITY AND CAPITAL RESOURCES

     The entertainment industry is highly capital intensive. As of June 30, 1999, we had retained earnings of $624,900 and a liquidity deficit of ($5,900,000). Liquidity deficit is defined as:

     - cash and cash equivalents plus accounts receivable (net), and the amount due from officer, less

     - accounts payable, accrued expenses and other liabilities, deferred revenue, accrued participations, notes payable, line of credit, shareholder loan and note payable, and accrued interest.

     We continue to finance our operations from our own sales and production activities, notes payables, lines of credit and loans from our shareholders. Despite our public offering on July 29, 1998, our operations have been hurt by ongoing capital shortages caused by a slowness in collecting receivables and the inability to complete a long term banking relationship. To address our short term financing needs, we raised approximately $11,550,000 since July 1999. This amount includes:

     - $350,000 pursuant to the sale to 3 investors of 12% debentures and warrants to purchase up to 35,000 shares of our common stock;

     - $1,200,000 pursuant to a secured loan from VMR;

     - $4,000,000 pursuant to a loan from Hudson Investors, LLC, which loan matures on November 30, 2002 and accrues interest at the rate of 12% per year. Hudson Investors, LLC has the right to convert any outstanding balance on its promissory note into equity after November 30, 1999. Hudson Investors, LLC also received 340,000 warrants as part of the financing. From the Hudson Investors, LLC loan, VMR was repaid $1,000,000 of its loan; and

     - $6,000,000 from Gontard & MetallBank AG, $2,000,000 from the sale of 500,000 shares of our common stock and $4,000,000 pursuant to a loan that matures on the earlier of this offering or December 31, 1999 and accrues interest at 10% per year, $2,500,000 of these proceeds was used to fund the cash portion of the acquisition of Dandelion.

     As of September 30, 1999 we had indebtedness and related accrued interest of $9,244,000, including notes payable of $8,929,000, of which $4,929,000 matures within one year. As of September 30, 1999, we had unrestricted cash and accounts receivable due to be collected within one year of approximately $6,200,000.

     As we continue to pursue and work toward financing alternatives and search for additional capital as described above, we also continue to explore a variety of other financial alternatives to increase our working capital, including increasing our line of credit with a commercial bank, or pursuing other types of debt or equity financing. No assurance can be given that such financing can ultimately be obtained or that it will be on reasonably attractive terms.

     We believe that without this offering but solely with our current resources of cash, accounts receivable, available credit line, and our recent financings, we will be able to operate at current expenditure levels through March 31, 2000. Our belief is based upon certain assumptions regarding the anticipated level of operations and overhead, anticipated sales of programming, and anticipated expenditures required for development and production of programming. If sales do not materialize and this offering or alternative financings are not completed by these dates, we will have to limit our development and production activities, reduce our overhead spending, restructure debt pay outs and take other cost reduction measures. Further, even with if we successfully raise additional financing, there is no assurance that we will continue to be profitable or maintain positive cash flow.

RECENT ACCOUNTING PRONOUNCEMENTS

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. We have adopted SOP 98-5 which did not materially effect our financial statements.

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

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal year beginning after June 15, 2000. We anticipate that due to our limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on our financial statements.

     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films." An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position effects financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on our results of operations and financial position depending on its final outcome. We have not concluded on its impact given the preliminary stages of the proposed Statement of Position.

YEAR 2000 COMPLIANCE

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since our formation in 1995, we have installed new information systems which are year 2000 compliant. Although we do not expect year 2000 to have a material adverse effect on our internal operations, it is possible that year 2000 problems could have a significant adverse effect on our suppliers and their ability to service us and to accurately process payments received.

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

                                    BUSINESS

OVERVIEW

OUR HISTORY

     We were formed in February 1995. We have focused our efforts on the development, production and distribution of a variety of television programming, including dramatic and reality-based series, specials and made-for-television movies for exploitation in the domestic and international television markets. We derive substantially all of our revenues from production fees earned from our original productions, distribution fees from the exploitation of product acquired from others, and the exploitation of our owned programming.

     Our production activities have focused on (i) programming produced for U.S. cable and network television channels such as The Discovery Channel, The Family Channel, Showtime Networks and USA Network, and (ii) "how-to" instructional series, such as "Simply Style," a 60-episode series which debuted during the third quarter of 1995 on The Learning Channel. We have received a firm commitment from Discovery's Animal Planet for the initial production of 13 one-hour drama episodes of "The Call of the Wild," based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. Delivery is expected to take place from December 1999 through February 2000. We are also developing and producing "Destination Style" for Discovery's Travel Channel, "Conversations With Remarkable People" for the Wisdom Network (a new U.S. basic cable network), and "Robin Leach's Wildlife Styles," which has been sold to Canada's Microtainment Productions.

     In March 1999 our co-production of 22 episodes of a television series based on the hit movie "Total Recall" (Total Recall 2070) began to air on Showtime Networks. We, along with Alliance Atlantis, our co-financing partner, have extended the period of time pursuant to which Showtime must make a decision to order a second season. The Company is currently negotiating with Alliance Atlantis to produce a second season for Showtime or first run syndication.

     In addition, we co-developed and co-produced a reality-based five-day per week ("strip") syndicated series, called "Strange Universe," with United/Chris-Craft television stations and Rysher Entertainment. This series, which aired on United/Chris-Craft stations, involved the production of 130 episodes over its two, thirteen week commitments. We have also completed production of a series of 48 half-hour episodes entitled "Amazing Tails," a reality-based series focusing on extraordinary pets, which has been financed in conjunction with Friskies Pet Foods, a division of Nestles Food, and advertising leader The Interpublic Group of Companies. All episodes of Amazing Tales have been produced and delivered, and the series is currently airing on Discovery's Animal Planet.

     We maintain a development and production department which produces movies-of-the-week, drama and reality-based series for exhibition on network television, cable or ad hoc networks of independent stations in the U.S. market which sometimes form to air series and special programming. This latter process is known as "syndication." We also maintain an international sales force and currently have distribution rights to approximately 3,000 hours of family, dramatic and reality-based series and specials, and films. We are also developing a wide variety of original family, dramatic, reality-based and children's programming.

GLOBAL STRATEGY

     The global television market has experienced substantial growth since 1985 and we believe this market will continue to experience substantial growth during the foreseeable future as foreign state television monopolies end and commercial broadcast outlets expand to provide increasingly varied and specialized content to consumers throughout the world. In the U.S. alone, there have been numerous new television channels which have commenced operation since 1985. Such growth has led to the development and commercialization of specialized cable and satellite channels and distribution outlets, which, in turn, has led to increased demand for top quality and cost efficient programming in many categories and subjects. Europe, Latin America and the Pacific Rim are all experiencing similar growth with respect to satellite and cable channels.

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

     Although we have been significantly impacted by recurring cash flow problems, our operating strategy is to fulfill the demand for programming by:
(i) expanding the activities of our three operating departments, development and production, distribution, and licensing and merchandising; (ii) implementing strategic acquisitions of film, television and video libraries and production companies; and (iii) entering into joint ventures with, or acquisitions of, unaffiliated third parties, with the intention that such acquisitions or joint ventures would lower our financial risk should we expand, as anticipated, into related activities, such as direct marketing and interactive programming. We intend, subject to financing, to acquire, co-produce and co-finance other series, movies and specials from third party producers in order to increase our programming library and self distribute such product on a worldwide basis.

     The European marketplace currently represents 40 percent of our total revenue. In the next 5 years, we anticipate this percentage to increase to as much as 60 percent. To fully capitalize on this rapidly expanding market, we have plans to grow through internally generated development and production, international co-productions, acquisitions and strategic investments and the establishment of fully staffed European operations. We have agreed with the underwriters of this offering that we will use a minimum of 40 percent of the total net proceeds of this offering to expand our European operations.

     We have started a new company in Germany, Team Germany GmbH., based in Munich, and have already funded it with $230,000. We anticipate another $800,000 will be spent in the next 12 months for start-up expenses and the securing of the personnel to manage it. Team Germany GmbH., will develop formats, as well as produce programming for both German speaking territories and the rest of the world.

     We also have plans to use Team Germany GmbH., to acquire other German production and distribution companies, and to partner with established companies for original German language co-productions.

     In furtherance of our European strategy, on October 1, 1999 we completed the acquisition of Dandelion Distribution Ltd., for the sum of $2,500,000 in cash and 386,847 shares of our common stock. We may also be required to pay up to an additional $250,000 if the shares of our common stock delivered as part of the purchase price do not have a market value of at least $3,000,000 on October 1, 2001. This London based production and distribution company, formed over 20 years ago, has a library in excess of 2,500 hours of programming and is considered one of the oldest independent distributors in the UK. Noel Cronin, the founder and Managing Director of Dandelion, will remain as Managing Director of the newly renamed entity, Team Dandelion, Ltd.

     Team Dandelion Ltd., will further strengthen our presence in the international media arena, and provide us with a solid foundation to create European community content programming and co-production opportunities. In addition, Team Dandelion, Ltd. will serve as the base for all European sales except those in German speaking territories.

     We believe that there are unique business opportunities to acquire other emerging companies, as well as more established production and distribution entities, which are engaged in programming development, production, distribution (including the dissemination of product on and through the Internet) and other related media investments. While the number of distribution channels has been increasing, we believe there are economic incentives, including economies of scale and depth of financial and programming capability, for programmers and distribution entities to consolidate. No assurance can be given that we will be successful in obtaining the financing necessary for these acquisitions or that, if consummated, such acquisitions would prove financially successful. In addition, a significant acquisition of product or another company could require us to obtain financing for such acquisition. No assurance can be given that such financing will be available at all, or that if available it will be on terms that are favorable to us.

OPERATIONS

     We currently have three principal operating groups: (i) development and production; (ii) distribution; and (iii) licensing and merchandising.

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

PRODUCTION

     The production of television programming involves:

     - the development of a creative concept into a television script or teleplay;

     - the selection of talent (including actors, directors, and other creative personnel); and

     - the filming, technical, and post-production work necessary to create a finished product ready for exhibition.

     Such programming, when initiated in the US, is generally produced for prime-time exhibition on one of the major U.S. networks, which include CBS, NBC, ABC and Fox. Such programming may also be produced for new networks such as the United Paramount Network ("UPN") and the Warner Bros.'s "WB" Network, first-run pay television exhibition or directly for syndication (i.e., independent or non-network) television, including PBS, as well as numerous basic and pay cable channels or services, including HBO, Showtime, the Disney Channel, The Learning Channel, The Discovery Channel, Arts and Entertainment Network and the History Channel.

     We are engaged in developing concepts and acquiring literary and other story properties, the most promising of which serve as the basis for the production of series, pilot films, or made-for-television features. Once an idea has been commissioned by us, it is presented to a network or other distributor for acceptance. If a script is accepted for production as a television feature or pilot, or if a pilot is accepted for production as a series, we negotiate a license fee or distribution advance with the network or distributor. This fee is a flat sum payment through which we generally attempt to cover a significant portion of our production costs and overhead.

     Entertainment companies in general attempt to finance the development costs for television programming from their working capital and seek to cover a substantial portion of their production costs, including overhead, through license fees. If programming is produced for an entity like PBS, which does not pay significant license fees or distribution advances (and in many instances, may not pay any fee), we attempt to provide corporate sponsors or agreements for the license of ancillary rights such as foreign or home video distribution. Even without a fee or advance, we believe that we can defray a significant portion of the production costs of PBS programming using these alternative financing methods, thus availing ourselves of the key demographics of PBS viewership, particularly in children's programming. For other specialty programming produced for initial exhibition on cable networks like the Discovery Channel, or for first run syndication, we do attempt to obtain license fees to partially offset the production costs.

     With respect to series for the networks or pay cable channels, we generally attempt to negotiate significant license fees for both series and movies-of-the-week. In many cases, we may invest additional sums in excess of network license fees to produce the best possible pilot, as such pilots are an essential sales tool in gaining network acceptance of a projected series, if applicable. In these cases, we attempt to cover the excess of production costs from working capital, third-party financing, sales of the episodes in the foreign marketplace, or a combination of these financing techniques. Where necessary or desirable, we may seek to obtain funding in excess of license fees from a distributor or a third party who will provide such financing in return for a share of the profits from the distribution of such programming. Similarly, for television series, we may invest amounts in excess of U.S. license fees in order to gain a global audience acceptance for the series and to enhance the potential value of future syndication rights.

     There can be no assurance, however, that once we commit to fund production of a series licensed to a network, the network will order and exhibit sufficient episodes to enable us to syndicate the series. Typically, at least 65 episodes of a series must be produced for it to be "stripped" or syndicated in the daily re-run market. Generally, networks can cancel a series at stated intervals and, accordingly, do not commit in advance to exhibit a series for more than a limited period. If a series is canceled (or not carried for the period necessary to create enough episodes for syndication purposes), there is a significant chance that the production costs of the project will not be fully recovered. Similar risks apply even if the series is produced for a non-network medium. We believe, however, that foreign pre-sales and international co-production opportunities will

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

provide sufficient options to obtain production financing and additional revenue potential. Moreover, basic cable channels continue to provide outlets for series of between 13 to 26 episodes per season. We intend to focus our production activity in the following areas or genres: drama series, reality-based series, game shows, comedy series, movies-of-the-week, and mini-series. It is our intention to expand the production of our dramatic and reality-based programming, over the next 24 months. Such programming, if any, will be licensed in foreign markets through our sales personnel where we do not have foreign partners.

     We acquired the rights to produce a weekly dramatic television series based on the motion picture "Total Recall," which generated over $320 million in world-wide box office receipts in 1990. We entered into an agreement with Alliance Atlantis, a leading Canadian production company, pursuant to which Alliance Atlantis co-produced and co-financed the initial 22 episodes of the series with us. The German rights have been licensed by Pro-Sieben, who is acting as a co-producer of the series. We also entered into an agreement with PolyGram Television (which was subsequently sold to Universal Pictures), pursuant to which PolyGram co-financed and acquired U.S. television distribution rights to the series. The agreement with PolyGram includes a 22 episode commitment in exchange for a license fee and a percentage of the net profits of the series. PolyGram sold the series, entitled Total Recall 2070, to the U.S. pay television network, Showtime Network, where it debuted in March 1999. "First run" domestic syndication is being handled by PolyGram for airing to begin in January 2000. Miramax, which acquired the theatrical sequel rights to "Total Recall," has also acquired worldwide (other than Canada, Japan and Spain) home video rights to the series from us.

     We, together with Alliance Atlantis, have agreed to extend the date pursuant to which Showtime must elect to proceed with a second season, and are currently providing interim financing so as to reserve production facilities and retain the services of the appropriate actors. A second season is desirable as Universal has sold 44 episodes (which would include a second season) in over 80% of the U.S. television markets. No assurance can be given, however, that we will be able to obtain financing for the second season, or if the decision is made to proceed, that we will be able to hold the creative elements in place to effectuate a second season. Moreover, if a second season is commenced, it will not likely have a material impact on the Company's financial results for fiscal 1999. By co-producing the series with Alliance Atlantis, the series qualifies for certain Canadian co-production and tax benefits. The proceeds from all distribution of the series, after recoupment of production costs, will be allocated 40% to us and 60% to Alliance. As part of the co-production agreement, we are to assign our license agreements to the co-production and pay over to the production account all deposits we have received to date.

     We have also entered into agreements with the Fox Family Channel in the U.S. for the production of two movies-of-the-week. The first, Earthquake in New York is a story about an earthquake in New York City. The production was financed by the Fox Family Channel. We have received our executive producing fee. Earthquake in New York aired on the Fox Family Channel in October 1998, and on ARD in Germany after that date. The second movie-of-the-week, Down Fall, is about an avalanche at an exclusive ski resort. The script for Down Fall which has already been written, was paid for by the Fox Family Channel. No funds have been advanced for the Down Fall production as of this date, although we expect this to occur in November so that production can be completed for an early 2000 U.S. air date.

     We have received a firm commitment from Discovery's Animal Planet for the initial production of 13 one-hour episodes of The Call of the Wild, based on Jack London's classic novel. The series began pre-production in July 1999 with our Canadian production partner. Delivery of the series is expected to take place from December 1999 through February 2000. The Company has entered into a letter of intent with Scanbox Asia Pacific Limited ("Scanbox") pursuant to which Scanbox has agreed to a distribution guarantee of $310,000 per episode in exchange for distribution rights outside the U.S. The agreement is subject to numerous conditions, and no assurance can be given that the Scanbox transaction will be effected.

     LIVE ACTION AND ANIMATED CHILDREN'S PROGRAMMING. To take advantage of what we believe is a significant television market for children's programming, we intend to develop and produce inventive and original shows, including both animated series and live-action series.

     NON-FICTION/LIGHT ENTERTAINMENT PROGRAMMING. With the rapid expansion of national cable and network programming outlets, consumer demand for non-fiction, reality based "docudrama" programming has
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

increased. Channels such as the Fox Network, UPN, The WB Network, TBS, The Discovery Channel, The Learning Channel, Animal Planet, The Travel Channel and Lifetime have found quality non-fiction programming to be a mainstay of their programming portfolio. We intend to capitalize upon the programming expertise developed by management prior to our formation.

     We have an extensive slate of reality-based series which are currently being sold in the international marketplace. Such programs include Strange Universe, a 130 half-hour five day per week ("strip") syndicated series which was produced in association with United/Chris-Craft television stations and Rysher Entertainment. Amazing Tails, a weekly series of 48 half hours featuring people and their pets, was initially financed by a presale for approximately $1,441,700 to Interpublic for domestic distribution and broadcast.

     We have sold, and are currently in production on, 26 half-hours of "Destination: Style," to Discovery's Travel Channel. "Destination: Style" offers a cinema verite look at today's most exotic faces in the world's most exotic places. From the runway show to the seductive magazine spread, each episode takes a behind-the-scenes peek at some of today's most recognizable and desirable international models, including a personal look at their emotions, how they cope with the locales, the elements, the time clock, how they rest and how they play. The series is scheduled to debut in mid-October. "Destination: Style" is being produced in association with Big Daddy Productions.

     Additionally, we have sold "Conversations with Remarkable People," which is hosted by Chantal Westerman, to the Wisdom Network. Two one-hour primetime specials, one featuring Father Thomas Keeting and the other Quincy Jones, have been completed. A third primetime special with former Texas Governor Anne Richards is in pre-production and will be completed by year-end.

     We have also sold to Canada's Microtainment Productions, which will act as a co-producer with us, 26 episodes of a series entitled "Robin Leach's Wildlife Styles." The primetime magazine focuses on the drama, mystery and majesty of the animal kingdom. "Robin Leach's Wildlife Styles" travels the world with well known celebrities bringing animal-loving viewers the most dramatic, amazing and hilarious wildlife styles ever seen on television. The series begins production shortly and is scheduled to broadcast worldwide by spring of 2000.

     Other co-productions include America's Scenic Railway Journeys, a six hour documentary mini-series devoted to famous railway journeys. We have co-produced this series with Oregon Public Television for the PBS Network and have paid Oregon Public Television an advance for the international distribution rights to the mini-series.

DISTRIBUTION

     An active part of our business is the presentation of our own product as well as product acquired from third-party producers to the international marketplace. Our current library includes approximately 3,000 hours of family, dramatic, reality-based series and specials and films. With the rapid increase of networks and channels, there is an expanding demand for top-quality programming. To access these markets, our distribution personnel attend such major international trade shows as MIPCOM-TV, MIP-TV and NATPE.

     On June 25, 1999, we purchased from Film Libraries, Inc., a library of 28 made-for-television movies for a total purchase price of $2,200,000, $1,200,000 payable in cash and $1,000,000 payable in our common stock. Of the purchase price, $200,000 in cash and $100,000 in our common stock are payable to 2 individuals as commissions. On June 28, 1999, we entered into a five year license for 20 of the made-for-television-movies with Renown Pictures, Ltd., a UK based company. For the license, we will receive $3,300,000, $400,000 of which was received in August 1999 and $725,000 of which was received in October 1999, with the balance due in three equal payments of $725,000 each on December 30, 1999, March 30, 2000 and June 30, 2000.

     As of the date hereof, the Company has accepted 20 of the 28 titles. Eight of the titles have delivery deficiencies which have not yet been cured. The Company is negotiating with the seller regarding a reduction of the purchase price if these rights are ultimately undeliverable. If the price is reduced, either the cash or common stock purchase, or both, may be adjusted. As of the date hereof, the Company has paid approximately $800,000 in respect of the purchase, and has not yet issued any common stock.
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

     On August 2, 1999, we purchased from DD Video, the worldwide rights outside the UK of a library of approximately 11 television series (from 2 to 38 episodes each) and 20 one hour documentary specials. The purchase price was $3,400,000; $1,187,500 of which has been paid; $737,500 which is due by December 15, 1999; $737,500 which is due by March 5, 2000 and $737,500 which is due by June 15, 2000.

     We have acquired the rights for distribution in all Latin American countries, including Mexico and Puerto Rico, of the one hour dramatic series Water Rats, a high suspense police action drama set in Sydney, Australia (116 episodes delivered for the first four seasons), and the one hour dramatic series Cover Story,which takes place on the set of a television entertainment magazine program (26 episodes delivered). These shows were acquired from the Australian production company Southern Star. To date, we have cumulative sales of approximately $700,000 for Mexican broadcast television and pan-Latin American satellite broadcast television with the majority of terrestrial broadcast rights remaining available for sale.

     We have also acquired Latin American home video and television distribution rights to 78 hours of dramatic films from Beyond Distribution PTY Ltd., a leading Australian production company. Its acquisition brings the total hours of dramatic programming available for license by us in Latin America to 220 hours.

     In addition, we have an active "format" business overseas, where we represent and "reformat" successful foreign shows for the domestic marketplace and vice versa. We also currently represent several other custom formats which are under consideration in numerous territories.

     The acquisition of Dandelion Distribution Ltd., will enhance our distribution capacity in England and Europe and bring us close to offering approximately 3,000 hours of programming.

LICENSING AND MERCHANDISING

     Our strategic objectives encompass the exploitation of additional revenue streams through licensing and merchandising efforts. We hope to generate new profit centers from toy, publishing, CD-ROM, housewares, stationary, video, apparel, and other product category licenses. Although no assurance can be given that this strategy can be successfully implemented, we and Alliance Atlantis, the co-producer of Total Recall 2070, have begun to focus on the marketing and merchandising rights that are available with respect to the Total Recall 2070 series. The financial importance of these rights will likely be impacted by the decision to renew for a second season.

COMPETITION

     The entertainment industry is highly competitive. We compete with, and will compete with, many organizations, including major film studios, independent production companies, individual producers and others, including networks, who are seeking the rights to attractive literary properties, the services of creative and technical personnel, the financing for production of film and television projects and favorable arrangements for the distribution of completed films. Many of our competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories. Moreover, the entertainment industry is currently evolving into an industry in which certain multinational, multi-media entities, including Viacom/Paramount Pictures, The News Corporation/Twentieth Century Fox, The Walt Disney Company/Cap Cities-ABC, Time Warner/Turner Broadcasting and CBS are anticipated to be in a position, by virtue of their control over key film, magazine, and/or television content and their control of key network and cable outlets, to dominate certain communications industry activity. These competitors have numerous competitive advantages, including the ability to acquire financing for their projects and attract superior properties, personnel, actors and/or celebrity hosts.

EMPLOYEES

     We currently employ, including our newly acquired and formed European operations, 16 full-time employees, six of whom are members of senior management. From time to time, as projects go into production, temporary employees are also employed by us. During the periods ended December 31, 1998, December 31, 1997 and December 31, 1996 we had an average of 13, 11, and 8 employees, respectively.

INVESTMENTS

     During 1998, 1997, 1996 and the six months ended June 30, 1999 we made no material investments in the acquisition of fixed assets and the acquisition of financial assets, such as equity holdings or other investments.

     For 1999, we currently expect to make aggregate investments in fixed assets in the amount of approximately $500,000, which will be financed largely through working capital. Approximately 60% of these investments will be made in the U.S. and 40% in Europe. We currently have no definite plans for the acquisition of financial assets.

DIVIDENDS

     We currently intend to retain all earnings and thus will not be issuing dividends. Moreover, certain of our notes restrict our ability to pay dividends, and we anticipate similar prohibitions if we obtain a regular commercial line of credit.

DESCRIPTION OF PROPERTY

     We currently lease office space at 12300 Wilshire Boulevard, Los Angeles, California from an unaffiliated third party, pursuant to a 36 month lease that began on May 15, 1995 and was extended for an additional 12 months. The lease terminated on May 14, 1999; however, we continue to be involved in discussions to extend the lease. We continue to rent the space, which is approximately 4,700 square feet, on a month to month basis, at a monthly rate of $2.35 per square foot. We believe that our current offices are no longer adequate for our requirements, and that additional space, is available in the same building and throughout the Los Angeles area at commercially reasonable rates.

LEGAL PROCEEDINGS

     In January 1999, we were served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for us, alleges that he is owed commissions for sales of certain of our programming and that we have failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. We have filed an answer in this action, and intend to vigorously defend ourselves. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.

     In March 1999, we were served with notice of a Demand for Arbitration in a matter styled Venture Management Consultant, LLC and TEAM Communications Group, Inc. et al. with the American Arbitration Association. The demand stems from a dispute between the parties concerning a consulting agreement to provide investment banking services. We have filed an answer in this action, and intend to vigorously defend ourselves.

     In August 1999, Venture Management Consultant, LLC filed an action in the superior court of Middlesex County in the Commonwealth of Massachusetts. This action seeks to enjoin us to deliver to them 30,000 shares of our common stock pursuant to a disputed agreement concerning the extension date of a previously repaid promissory note. We have filed an answer, and placed $300,000 in escrow with the court pending resolution of this matter. We intend to vigorously defend ourselves.

     At this time, the outcome of any of the above matters cannot be determined with any certainty.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company.

           NAME              AGE                           POSITION
           ----              ---                           --------
                                   Chairman of the Board of Directors and Chief Executive
Drew S. Levin..............  45    Officer
Jonathan D. Shapiro........  44    President, Chief Operating Officer and Director
Timothy A. Hill............  33    Senior Vice President, Chief Financial Officer, Secretary
Eric Elias.................  44    Senior Vice President, Business and Legal Affairs
Declan O'Brien.............  34    Senior Vice President, Development
Jane Sparango..............  37    Senior Vice President, Development and Production
W. Russell Barry(1)(2).....  63    Director
Michael Jay
  Solomon(1)(2)............  61    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Drew S. Levin has been our President, Chief Executive Officer and Chairman of the Board of since we were formed in 1995. With the hiring of Mr. Shapiro in January 1999, Mr. Levin relinquished the title of President. From 1987 through 1994, Mr. Levin was President of DSL Productions, Inc. ("DSP"), a privately held company that was sold to The Producer's Entertainment Group, Inc. ("TPEG") in 1994. Through February 1995, he continued to act as president of DSP, which operated as a subsidiary of TPEG. Mr. Levin has produced and co-produced hundreds of hours of programming, including "Future Quest," for which Mr. Levin received an Emmy Award, "Hollywood Stuntmakers," "FX Masters" and "Forces Beyond" for the Discovery Network. Mr. Levin has extensive experience in international co-productions, including co-producing a domestic and international version of "Top of the Pops" with the British Broadcasting Company for the CBS television network and the Montreux Rock Festival for the Showtime Network.

     Jonathan D. (Jody) Shapiro has been President, Chief Operating Officer and a Director since January 1, 1999. Before joining the Company, Mr. Shapiro was employed at Harmony Holdings Inc., where he was Executive Vice President, as well as President of Harmony Entertainment, Inc., from 1998 to 1999. During 1997, Mr. Shapiro was an independent consultant. From 1993 to December 1996, he was President and Chief Executive Officer of CST Entertainment, Inc., where he executive produced the award winning made for television movie "Wyatt Earp:
Return to Tombstone", as well as other series. From 1990 to 1993, Mr. Shapiro was President of RHI Television Sales (formerly New Line Television Distribution). From 1986 to 1990, he was at Qintex Entertainment, Inc., where he served as both Executive Vice President of Qintex Telecommunications Group and President of Hal Roach Studios Syndication, Inc. Mr. Shapiro began his career at Telepictures Corporation, attaining the position of Senior Vice President of Domestic Television.

     Michael Jay Solomon has been a member of the Board of Directors since August 1998. Mr. Solomon has over 41 years experience in the entertainment business. In 1978, Mr. Solomon founded Telepictures Corp., serving as its Chairman of the Board and Chief Executive Officer. In 1985, Telepictures Corp. merged with Lorimar Inc., with Mr. Solomon being appointed as the combined companies' President. From 1989 to April 1994, Mr. Solomon was President of Warner Bros. International Television, heading up that company's sales and marketing to television, cable and satellite companies outside of the United States. For the past four years, Mr. Solomon has been Chairman and Chief Executive Officer of Solomon Broadcasting International, a television communications company which he formed in April 1994. In 1997, Mr. Solomon became the U.S. representative of Telefonica, Spain, in its new digital Pay TV, Pay-Per-View and Basic Cable Television System -- Via Digital. Mr. Solomon serves on the Boards of Directors of the International Council of the National Academy of Television Arts and Sciences and the New York University Stern School of Business.

     W. Russell Barry has been a member of the Board of Directors since March 16, 1999. Mr. Barry has more than thirty years experience as a senior management executive in broadcasting, television production, and worldwide distribution. From 1961 to 1976, Mr. Barry worked for CBS and held various sales and management positions including Vice President and General Manager of KNXT (CBS owned station in Los Angeles). In 1976, he joined 20th Century Fox as Vice President Network Sales and subsequently became President of 20th Century Fox Television. Recruited in 1981 by Playboy Enterprises as President of their production company, he negotiated a joint venture with Cablevision and launched the Playboy Channel. From 1983 to 1986, he was President of Taft Entertainment Television. In 1986, he was named President, and then in June of 1995, Chairman of Turner Program Services, the television distribution company for Turner Broadcasting. During those twelve years, his responsibilities included the worldwide marketing and sales of CNN, the MGM library, Hanna Barbera and other Turner programing. Currently, he is a partner in Bandit Films and consults for several companies.

     Timothy A. Hill has been Senior Vice President, Chief Financial Officer and Secretary since August 18, 1998. Prior to joining the Company, Mr. Hill served as Controller for Spelling Films, Inc. From 1994 to 1996, Mr. Hill was a Manager for Price Waterhouse LLP, where he worked with entertainment, media and communications clients. From 1989 to 1994, he was Manager with Arthur Andersen LLP. Mr. Hill is a certified public accountant. He received a Bachelor's of Science Degree in Accounting from Pepperdine University. Mr. Hill is a member of the American Film Market Association, where he serves as Chairman of the Finance Committee.

     Eric Elias has served in the capacity as Senior Vice President, Business and Legal Affairs since our formation in 1995. Mr. Elias has previously served as corporate counsel and general manager for a retail and wholesale leisure electronics firm and, for the past twelve years, has been in general private practice of law, providing business and legal affairs services for television production entities similar to the Company.

     Declan O'Brien has been Senior Vice President, Development since April 13, 1998. For the past 5 years, Mr. O'Brien has worked for several television and motion picture companies located at The Walt Disney Company Studios. From 1996 to 1998, Mr. O'Brien served as Director of Development at Goldenring Productions. Prior to 1996, he was involved in production at Touchstone Pictures. Mr. O'Brien holds a Bachelor of Arts degree from California State University, Pomona, where he was graduated with honors.

     Jane Sparango is Senior Vice President of Development and Production. Ms. Sparango, who joined the Company in December 1998, manages the acquisition, development and production of our reality-based and light entertainment television series. In her seventeen-year career in broadcasting, Ms. Sparango has produced over 550 hours of television. Before joining the Company, Ms. Sparango was a producer on "Unsolved Mysteries" for CBS Television and Cosgrove/Muerer Productions. Prior to that, Ms. Sparango produced "Zooventure", a children's game show for the Discovery Network and Pearson/All American Television. In 1988 she was appointed coordinating producer on the news magazine program "Inside Edition" for King World Productions. Ms. Sparango worked on the hit series "Lifestyles of the Rich and Famous" for over ten years at Television Program Enterprises (TPE) in New York and was named producer in February
1990 -- a position she also held on another spin-off show -- "Runaway with the Rich and Famous".

     Our executive officer and directors can be reached at our principal executive offices at 12300 Wilshire Boulevard, Suite 400, Los Angeles, CA 90025, U.S.A.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     In January 1997, CST Entertainment, Inc., a publicly held company primarily involved in the colorization of old "black and white" film material, filed for federal bankruptcy protection in the Southern District of California. From 1993 to December 1996, Mr. Shapiro, our current President, Chief Operating Officer and a director, was president, chief executive officer and a director of CST Entertainment, Inc.

COMPENSATION OF DIRECTORS

     Under the 1996 Directors Plan, which plan has been incorporated into the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, Mr. Solomon and Mr. Barry, who are non-employee directors, each received an option to purchase 30,000 shares of our common stock at the then effective exercise price of $2.50 per share and $2.00 per share, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     Drew Levin. The Board of Directors approved, as of October 8, 1999, a new 5 year employment agreement with Mr. Levin (the "Levin Agreement") providing for his services as Chairman of the Board of Directors and Chief Executive Officer. The Levin Agreement, which is effective as of August 1, 1999, provides for the payment to Mr. Levin of a base salary of $550,000 per year, with annual increases of 4% on each anniversary date of the Levin Agreement (the "Annual Salary"). On January 2, 2000, Mr. Levin will receive a one time bonus of $250,000. Mr. Levin will also receive an annual bonus calculated for each fiscal year as follows: if we have net pre-tax earnings of up to $2,000,000, Mr. Levin will receive 5% of such net pre-tax earnings and if we have net pre-tax earnings of greater than $2,000,000, Mr. Levin will receive 7.5% of such net pre-tax earnings. Mr. Levin will also receive options to purchase an aggregate of 1,115,000 shares of our common stock pursuant to the 1999 Stock Option, Deferred Stock and Restricted Stock Plan. 250,000 of such options were granted as of the date of the Levin Agreement, vesting as of that date and are exercisable at $6.063 per share (the closing bid price of our common stock on September 24, 1999, the last business date preceding the date the Board of Directors initially considered Mr. Levin's employment agreement). 865,000 of such options are to be granted on the date this offering closes, vesting at the time of grant and are exercisable at the market price of our common stock on the date the offering closes. All options being granted to Mr. Levin have a 5 year term. Mr. Levin shall also receive a monthly car allowance of $1,500.

     The Levin Agreement also provides that if Mr. Levin dies or becomes unable to perform his duties, functions and responsibilities for a period of 3 consecutive months or shorter periods aggregating 4 months within any 12 month period, the Company may terminate Mr. Levin, in which case Mr. Levin or his beneficiary shall be entitled to receive all of Mr. Levin's base salary, accrued share of bonus for that fiscal year and thereafter for an additional one year period. If the Company were to terminate Mr. Levin without cause, Mr. Levin would be entitled to receive (i) a lump sum payment equal to the Annual Salary, as well as unpaid vacation pay, unreimbursed business expenses and any other monies payable to Mr. Levin under any employee benefit plan; (ii) the right to obtain a transfer of any life insurance policy existing for the benefit of Mr. Levin; and (iii) 120% of the balance of the Annual Salary payable through the end of term of the Levin Agreement, as due and scheduled under the Levin Agreement as if Mr. Levin had not been terminated. If Mr. Levin is terminated for cause, as defined in the Levin Agreement, Mr. Levin shall be entitled to receive the amount of his Annual Salary accrued up to the date of termination, his accrued bonus for that fiscal year, if any, and all fringe benefits which have accrued up till that date.

     Jonathan D. (Jody) Shapiro. We have entered into an employment agreement with Mr. Shapiro (the "Shapiro Agreement") providing for his services as President and Chief Operating Officer, effective as of November 22, 1998. The term of the Shapiro Agreement commenced January 1, 1999 and continues until December 31, 1999. If during such period Mr. Shapiro causes the Company to raise a minimum of $3,000,000 in debt or equity financing through his efforts, the Shapiro Agreement will be extended for an additional 2 years. Mr. Shapiro is to be paid a base salary of $220,000 per year, plus a bonus to be determined by the Compensation Committee of the Board of Directors based upon his performance. In addition, applied against such bonus will be 2% of the gross dollars raised through Mr. Shapiro's efforts in either debt or equity capital and 1% of the Company's post tax profits. Mr. Shapiro's bonus, which shall be paid on a quarterly basis, shall be a minimum of $25,000 for the first year. The minimum bonus shall increase to $30,000 for the second year and $40,000 for the third year. Mr. Shapiro has been granted 90,000 stock options at an exercise price of $1.65 per share, such options to vest ratably over the first 2 years of his employment.

     Timothy A. Hill. We have entered into an employment agreement with Timothy
A. Hill (the "Hill Agreement") providing for his services as Senior Vice President/Chief Financial Officer effective August 17,

1999. The term of the Hill Agreement is for 2 years. Mr. Hill is to be paid a salary of $150,000 for the first year and $175,000 for the second year. Mr. Hill shall be entitled to a minimum annual bonus of $15,000. Mr. Hill is to be granted 40,000 stock options at the exercise price equal to the price of our common stock on the grant date, to vest equally on a monthly basis over the term of the Hill Agreement.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us for the fiscal years ended December 31, 1998, 1997 and 1996 by our Chief Executive Officer (the "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                           STOCK      ALL OTHER
     NAME AND PRINCIPAL POSITION(1)       YEAR     SALARY      BONUS      OPTIONS    COMPENSATION
     ------------------------------       ----    --------    --------    -------    ------------
Drew S. Levin(5)........................  1998    $220,000    $145,000                $13,400(4)
  Chairman of the Board                   1997    $220,000    $145,000
  and Chief Executive Officer             1996    $350,000    $ 45,000(2)   (3)

---------------
(1) Other than salary described herein, the Company did not pay the Named Executive Officer any compensation, including incidental personal benefits in excess of 10% of the Named Executive Officer's salary.

(2) For the fiscal year ended December 31, 1996, Mr. Levin was entitled, pursuant to the terms of his prior agreement, to a bonus equal to certain producer's fees relating to the series Amazing Tails. During such period Mr. Levin received $45,000 and, pursuant to the terms of his new employment agreement (which became effective upon the closing of the public offering in August 1998), has agreed to apply the balance of such accrued but unpaid bonus ($175,000) to repay certain loans made to him by the Company. This amount ($175,000) was reflected in Mr. Levin's compensation for fiscal 1998. Mr. Levin will no longer receive production bonuses. The loan balance is $179,400 as of the date hereof. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and the bonus effective April 1, 1998. See "Certain Relationships and Related Transactions."

(3) Pursuant to the terms of Mr. Levin's prior employment agreement, Mr. Levin was granted options to acquire 85,000 shares of our common stock at $5.50 per share, exercisable upon our initial public offering. These options are fully vested.

(4) Mr. Levin was entitled to receive a car allowance of $1,250 per month for 8 months and $850 per month for 4 months.

(5) For the fiscal year ending December 31, 1998, the Company has granted Mr. Levin a bonus, effective as of April 1, 1998, of $70,000 in respect of his services for 1997. This amount is in addition to his agreed upon contractual compensation. In addition, Mr. Levin received a bonus of $30,000 pursuant to the terms of his prior employment agreement for the fiscal year ended December 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHORT TERM BORROWINGS BY MR. LEVIN; TRANSACTIONS WITH ERIC ELIAS

     Short Term Borrowings by Mr. Levin. The Company has currently due from officer a balance of $179,400. The Company had due from officer balances of $145,400, $195,500 and $11,300 at December 31, 1998, December 31, 1997 and
December 31, 1996, respectively, representing short-term interest free loans made by the Company to Mr. Levin, less producer's fees earned for services on a Company production. At December 31, 1998, December 31, 1997 and December 31, 1996, the amount of such loans owed by Mr. Levin to the Company (which also represents the highest amount borrowed during such periods) was $145,400, $195,500 and $11,300, respectively. As of June 30, 1999, the amount of such loans is $170,400, with a majority of the disinterested members of the Board of Directors having approved the additional $25,000 loan. Such amount is net of amounts owed to Mr. Levin for accrued producer fees and bonus effective April 1, 1998. Borrowings by any officer of the Company require the approval of a majority of the disinterested members of the Board. There is no interest being charged on the amount Mr. Levin owes the Company and there is no interest accruing on the producer fees previously owed by the Company to Mr. Levin. Mr. Levin has agreed to repay the outstanding balance with the proceeds of the sale of his common stock offered hereunder, although he has reserved the right to repay the loan as of January 2, 2000 with the proceeds of his guaranteed bonus under his new employment agreement.

     Transactions With Eric Elias. Mr. Elias, who serves as Senior Vice President, Business and Legal Affairs, is paid through his private law firm. In 1997 Mr. Elias received approximately $125,000, including expense reimbursements, for such legal services. In 1998, Mr. Elias received approximately $170,000, including expense reimbursements, for such legal services. On June 30, 1997, Mr. Elias was granted an option to purchase 12,500 shares of common stock at the Company's initial public offering price of $5.50 per share. On October 8, 1999, Mr. Elias was granted an option to purchase an additional 50,000 shares of our common stock, exercisable at $6.25 per share. Mr. Elias' option has a 5 year term and vests ratably on a monthly basis over a 2 year period.

     We believe that the foregoing transactions were on terms no less favorable to us than those available from unaffiliated parties. It is our current policy that all transactions with officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, and on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

STOCK OPTION PLANS

     As of May 26, 1999, our Board of Directors approved, and recommended for adoption by the shareholders, who adopted such plan on June 11, 1999, the 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Stock Plan"). As part of the 1999 Stock Plan, we incorporated into it our 1996 Stock Awards Plan and our 1996 Directors' Stock Option Plan. All outstanding awards under those plans have been converted into equivalent awards under the 1999 Stock Plan. Such awards will continue to have the same terms, conditions and exercise prices as they had under the prior plans.

     The 1999 Stock Plan increases the aggregate number of shares available for the grant of options to an amount equal to 20% of then current outstanding shares of our common stock, such figure to be adjusted as and when we increase our outstanding shares of common stock. The initial number of shares shall be approximately 1,100,000. The 1999 Stock Plan provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, stock options not so qualified ("NQSOs"), deferred stock and restricted stock awards ("Grants"). The 1999 Stock Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to our officers and key employees or any of our subsidiaries. The exercise price for any ISO granted under the 1999 Stock Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10.0% of the outstanding common stock) of the fair market value of the shares of common stock at the time the option is granted. The exercise price for any NQSO granted under the 1999 Stock Plan may not be less than 85.0% of the fair market value of the shares of common stock at the time the option is granted. The purpose of the 1999 Stock Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The number of shares reserved for issuance under the 1999 Stock Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the 1999 Stock Plan expires or terminates, or a Grant is forfeited, the shares subject to any unexercised portion of such option or Grant will again become available for the issuance of further options or Grants under the 1999 Stock Plan.

     Under the 1999 Stock Plan, we may make loans available to stock option holders, subject to the Committee's approval, in connection with the exercise of stock options granted under the 1999 Stock Plan. If shares of common stock are pledged as collateral for such indebtedness, such shares may be returned to us in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Grants under the 1999 Stock Plan.

     Unless previously terminated by the Board of Directors, no options or grants may be granted under the 1999 Stock Plan after May 25, 2009.

     Options granted under the 1999 Stock Plan will become exercisable according to the terms of the grant made by the Committee. Grants will be subject to the terms and restrictions of the award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Grant is granted and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of ours or any of our subsidiaries.

     The exercise price of any option granted under the 1999 Stock Plan is payable in full:

     - in cash;

     - by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to a Grant under the 1999 Stock Plan;

     - by cancellation of indebtedness owed by us to the option holder;

     - by a full recourse promissory note executed by the option holder; or

     - by any combination of the foregoing.

The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the 1999 Stock Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding option or Grant without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1999 Stock Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Grants under the 1999 Stock Plan, materially increase the benefits accruing to participants under the 1999 Stock Plan or extend the maximum option term under the 1999 Stock Plan.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our shares of common stock as of October 4, 1999, and as adjusted to reflect the sale of shares of common stock offered hereby by (1) each shareholder known by us to own beneficially more than 5% of our shares of common stock, (2) each of the Named Executive Officers, (3) each director, (4) all our directors and executive officers as a group, and (5) the selling shareholder.

                                                                   SHARES OF COMMON          SHARES OF COMMON
                            SHARES OF COMMON                      STOCK BENEFICIALLY        STOCK BENEFICIALLY
                           STOCK BENEFICIALLY                   OWNED AFTER SALE UNDER    OWNED AFTER SALE UNDER
                           OWNED BEFORE SALE                   THIS PROSPECTUS WITHOUT    THIS PROSPECTUS, AFTER
                               UNDER THIS                         EXERCISE OF OVER-       EXERCISE OF THE OVER-
                             PROSPECTUS(2)                       ALLOTMENT OPTIONS(2)       ALLOTMENT OPTIONS
 NAME AND ADDRESSES OF   ----------------------   SHARES TO    ------------------------   ----------------------
 BENEFICIAL OWNERS(1)     NUMBER     PERCENTAGE   BE SOLD(3)     NUMBER     PERCENTAGE     NUMBER     PERCENTAGE
 ---------------------   ---------   ----------   ----------   ----------   -----------   ---------   ----------
OFFICERS AND DIRECTORS:
Drew S. Levin(3).......    860,123      13.8%       150,000      710,123                    710,123
Michael J.
  Solomon(4)...........     50,000         *                      50,000                     50,000
W. Russell Barry(5)....     30,000         *                      30,000                     30,000
Jonathan D.
  Shapiro(6)...........     45,000         *                      45,000                     45,000
All directors and
  executive officers as
  a group(7)...........  1,217,623      18.5%                  1,217,623                  1,217,623

5% SHAREHOLDERS:
Gontard & MetallBank
  AG(7)................    500,000       8.5%                    500,000                    500,000

---------------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o TEAM Communications, Inc., 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days
    after October   , 1999, are deemed outstanding, while such shares are not
    deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

     The number and percentage of shares beneficially owned are based on the aggregate of (i) 5,897,959 shares of Common Stock outstanding as of October
     4, 1999, and (ii)           shares of Common Stock outstanding after the
     completion of this offering.

(3) Includes options to acquire 85,000 shares of common stock at an exercise price of $5.50 per share which the Company granted to Mr. Levin concurrently with the execution of his prior employment agreement. Also includes options to purchase 250,000 shares of common stock issued pursuant to Mr. Levin's new employment agreement, which are exercisable at $6.063 per share. Does not include options to purchase 865,000 shares which are issuable contingent on the closing of this offering.

(4) Includes an option to purchase 30,000 shares of common stock at an exercise price $2.50 per share.

(5) Includes an option to purchase 30,000 shares of common stock at an exercise price $2.00 per share.

(6) Pursuant to Mr. Shapiro's employment agreement, he has been granted options to purchase 90,000 shares of common stock at an exercise price of $1.65 per share, of which 45,000 shares are exercisable within 60 days.

(7) Includes shares issuable pursuant to the terms of a warrant to purchase 100,000 shares of common stock, exercisable at $2.20 per share, which are exercisable within 60 days.

               DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES

COMMON STOCK

     We are authorized to issue up to 40,000,000 shares of common stock, no par value. As of October 4, 1999, there were 5,897,959 shares of common stock outstanding which were held of record by 75 shareholders. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are validly authorized and issued, fully paid, and nonassessable.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of preferred stock. As of October 4, 1999, there were no shares of preferred stock outstanding. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. We have no present plans for the issuance of shares of preferred stock. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could also discourage, delay or prevent a takeover. See "Risk Factors -- Preferred Stock; Possible Anti-Takeover Effects of Certain Charter Provisions."

WARRANTS

     At October 4, 1999, there were warrants outstanding to purchase a total of 1,374,126 shares of common stock. These warrants will remain outstanding after the completion of this offering.

PRE-IPO WARRANTS

     In connection with the issuance of prior secured notes, we have issued an aggregate of 427,354 warrants, each warrant entitling the holder thereof to acquire one share of common stock; 224,293 warrants are exercisable at an exercise price equal to $0.43 per share, 29,191 warrants are exercisable at an exercise price equal to $0.97 per share, 193,870 warrants are exercisable at $0.97 per share, 20,000 warrants are exercisable at $2.45 and 10,000 warrants are exercisable at $2.00, subject to adjustment as hereinafter provided. The warrants may be exercised, at the option of the holder at any time. To date, 102,967 of such warrants have been exercised. Unless exercised during their term, the right to exercise the warrants terminates on their expiration date.

CONSULTANT'S WARRANTS

     Prior to 1998, we issued 147,924 warrants to other consultants and investors in connection with prior financings. Of these warrants, 21,362 are exercisable at $1.07 per share and 126,562 are exercisable at $0.43 per share, all of which are currently exercisable. During 1998 and 1999, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financing Ltd., and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, exercisable at $2.45 per share, in connection with debt that was raised. Century City Securities, Inc., was issued 100,000 warrants exercisable at $2.20 per share, for consulting services.

NATIONAL SECURITIES CORPORATION'S WARRANT

     As part of our initial public offering, we issued to National Securities Corporation a warrant to purchase for investment a maximum of 150,000 shares of common stock. This warrant is exercisable for a four-year period commencing one year from July 29, 1999. The exercise price is $7.425 per share (that being 135% of the initial public offering price per share). The warrant is not saleable, transferable, assignable or hypothecatable prior to its exercise date except to officers of National Securities Corporation and members of their selling group and officers and partners thereof. The warrant contains anti-dilution provisions. The warrant does not entitle National Securities Corporation to any rights as a shareholder until it is exercised and shares are purchased thereunder. The warrant and the shares of common stock thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that, if we shall cause to be filed with the Securities and Exchange Commission either an amendment to the Registration Statement from our initial public offering or a separate registration statement, National Securities Corporation shall have the right during the seven-year period commencing on July 29, 1999 to include in such amendment or Registration Statement the shares of common stock issuable upon exercise of the warrant at no expense to National Securities Corporation. Additionally, we have agreed that for a period of 5 years from the closing of the initial public offering, upon written demand by a holder or holders of a majority of the warrant, we will, on one occasion, register the shares of common stock issuable upon exercise of the warrant at our expense. In addition, we have agreed, that during the same 5 year period, upon the written demand of any holder of the warrant, to promptly register the shares of common stock underlying such holder's warrant at the expense of such holder.

POST-IPO BRIDGE WARRANTS

     In connection with the sale of debentures made between January and March 1999, we also issued warrants to purchase 185,000 shares of common stock. The warrants are exercisable at a price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. The price is $2.16 per share for 85,000 of the warrants and $2.20 per share for 100,000 of the warrants.

     In connection with the $350,000 bridge financing, we issued 35,000 warrants which are exercisable at $7.61 per share. Finally, in connection with the $4,000,000 bridge financing, we issued 340,000 warrants which are exercisable at $7.088 per share.

WARRANT TERMS

     The warrant holders have the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrants, with a resulting dilution in the interests of the Company's shareholders by reason of exercise of warrants at a time when the exercise price is less than the market price for the common stock. Further, the terms on which we could obtain additional capital during the life of the warrants may be adversely affected. The warrant holders may be expected to exercise their warrants at a time when we would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrants.

     The holders of the warrants will not have any of the rights or privileges of shareholders, including voting rights and rights to receive dividends, prior to exercise of the warrants. We reserve out of its authorized but unissued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. The common stock issuable on exercise of the warrants will be, when issued, duly authorized and validly issued, fully paid, and nonassessable.

     For a holder to exercise the warrants, there must be a current registration statement in effect with the Securities and Exchange Commission and registration or qualification with, or approval from, various state securities agencies with respect to the shares or other securities underlying the warrants, or an opinion of our counsel that there is an exemption from registration or qualification.

     ANTIDILUTION. In the event that we shall at any time:

     - declare a dividend, or make a distribution, on the outstanding common stock payable in shares of our capital stock;

     - subdivide the outstanding common stock into a greater number of shares of common stock;

     - combine the outstanding common stock into a smaller number of shares; or

     - issue any shares of its capital stock by reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the exercise price per warrant share in effect at the time of the record date for the determination of shareholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such exercise price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of common stock outstanding after giving effect to such action. Upon such adjustments to the exercise price, the number of warrant shares issuable upon exercise of each warrant shall simultaneously be adjusted by multiplying the number of warrant shares theretofore issuable upon exercise of such warrant by the exercise price theretofore in effect and dividing the product so obtained by the exercise price, as adjusted.

     REORGANIZATIONS. In the event of any reclassification, capital reorganization or other similar change of outstanding common stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization, or other similar change in the outstanding common stock), or a sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets or cash to which a holder of the number of shares of common stock issuable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case above, the effect of these provisions would be that the holder of a warrant would thereafter be limited to exercising such warrant at the exercise price in effect at such time for the amount of cash per share that a warrant holder would have received had such holder exercised such warrant and received common stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the warrant.

     EXERCISE PROCEDURE. Each holder of a warrant may exercise such warrant by surrendering the certificate evidencing such warrant, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to us at our executive offices. The exercise price will be payable by cash or by certified or official bank check payable in U.S. Dollars to the order of the Company. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the warrants may be exchanged for new certificates of different denominations by presenting the warrant certificates at the office of the Company.

BRIDGE NOTES

     At October 4, 1999, there was a $4,000,000 convertible note outstanding with conversion rights into shares of common stock. The unpaid balance on this note as of November 30, 1999 may be converted into common shares at the holders' option. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. We anticipate paying off these instruments after the completion of this offering.

PRE-IPO BRIDGE NOTES

     To finance our working capital needs, we have issued a series of bridge notes. In February 1997, we commenced the placement of units consisting off $50,000 principal amount of 10% Convertible Notes (the "February 1997 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $969,350 principal amount of the February 1997 Notes. The principal amount of, and interest on, the February 1997 Notes were due and payable on our initial public offering. The February 1997 Notes were convertible into shares of common stock during the period commencing 60 days after the closing date and continuing through the effective date of the initial public offering. Substantially all of the notes holders have waived their right to convert.

     In June 1996 we commenced the placement of units consisting of $50,000 principal amount of 10% Secured Convertible Notes (the "June 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $975,000 principal amount of the June 1996 Notes. The principal amount of, and interest on, the June 1996 Notes were due and payable, if the holders thereof do not otherwise notify us that they were converting their notes, on the completion of our initial public offering. The June 1996 Notes are secured by substantially all of our assets. To the extent not otherwise repaid, the June 1996 Notes became convertible into shares of common stock, beginning 12 months after the completion of our initial public offering, at a conversion price of $2.50 per share, subject to an adjustment in certain events. Substantially all the holders of these notes have waived their right to so convert.

     In February 1996, we commenced the placement of units consisting of $50,000 principal amount of 12% Secured Notes (the "February 1996 Notes") and 10,000 common stock purchase warrants. We sold an aggregate of $900,000 principal amount of the February 1996 Notes. The principal amount of, and interest on, the February 1996 Notes were due and payable on the second anniversary of the initial closing date thereof, and were secured by substantially all of our assets. These notes were not convertible.

     All but $588,750 of the February 1997 Notes, the June 1996 Notes and the February 1996 Notes were repaid from the proceeds of our initial public offering, other working capital, or subsequent conversions into our common stock.

     In December 1997, we obtained a loan in the amount of $315,000 from Venture Management Consultants, LLC ("VMC"), affiliates of shareholders of the Company, which accrues interest at 12% per year, and matured upon the earlier of the closing of the initial public offering or July 15, 1998. As the loan was not repaid by February 15, 1998, we were required to pay VMC an additional fee of $15,000. Included in the principal to be repaid is a $15,000 loan origination fee. This note has been repaid in full.

     Between March 1998 and May 1998, we arranged for short term loans (the "Interim Financing") of an aggregate of $1,642,000. A majority of such loans were made by present shareholders and their affiliates. These loans matured as follows: (i) $642,000 on July 15, 1998; (ii) $235,000 on June 15, 1998; (iii)
$115,000 on November 15, 1998; (iv) $150,000 on March 16, 1999; (v) $250,000 on
April 1, 1999; and (vi) $250,000 on April 18, 1999. These loans, other than the $642,000, $115,000 and $235,000 loans accrue interest at 12% per year. The $235,000 loan includes a $35,000 origination fee, and a $10,000 late fee as the note was not paid at June 15, 1998. The note did not accrue interest. The $642,000 loan has a fixed interest amount of $78,000 (which has not been paid and is due upon the maturity of the loan) and includes a $42,000 loan origination fee. The $115,000 loan includes a $15,000 loan origination fee.

     In May, June and July 1998, we arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. These loans mature as follows: (i) $375,000 on January 10, 2000; and (ii) $340,000 on August 1, 1999.
The $375,000 loans accrue interest as 12% per year and the $340,000 loan accrues interest at 16% per year. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. If any payments under the $340,000 loan are not paid within three days of being due, a late fee of

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

8% of the delinquent amount will be assessed for each month the payment is delinquent. In addition, if the loan is in default, at the lender's option, the unpaid principal and accrued interest shall thereafter bear interest at the lessor of 25% per year or the maximum legal rate. The loan may be prepaid, however, in order to prepay the loan, we will have to pay the lender the lesser of all of the interest which would have accrued through the maturity of the loan or $42,000. As of September 30, 1999, $75,000 remains outstanding and matures on January 10, 2000.

POST IPO SECURITIES PLACEMENTS

     Between January and March 1999, the Company sold to 5 investors an aggregate principal amount of $1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of these debentures have converted their debentures into common stock. In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.

     In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of this date we have repaid $1,000,000 of this note.

     On August 5, 1995 we completed a $4,000,000 bridge financing with Hudson Investors, LLC. The note matures on November 30, 2002 and accrues interest at 12% per year. All or part of the unpaid principal amount may be converted into shares of common stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, we issued 340,000 warrants to purchase our common stock at 105% of the five-day average closing price prior to the closing of the financing, which equals $7.00.

     On August 5, 1999, we sold 500,000 shares of common stock for $2,000,000 to Gontard & MetallBank AG. On September 29, 1999 we completed a bridge financing with Gontard & MetallBank AG. Their note bears interest at 10% per year and matures on the earlier of the completion of this offering or December 31, 1999.

TRANSFER AGENT

     The transfer agent for our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, telephone number (818) 502-1404, which also is responsible for record keeping functions in connection with the same.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Our common stock trades on the NASDAQ SmallCap Market under the symbol "TMTV." Sales of substantial amounts of our common stock in the public market or the perception that such sales could occur could materially adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of the offering, we will have issued and outstanding shares of common stock. The shares that have been registered are freely tradeable without restriction under the Securities Act of 1933, unless purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933.

     The remaining shares of common stock outstanding upon completion of the offering, determined as if all outstanding warrants have been exercised, will be
held by approximately   holders and will be "restricted securities" as that term
is defined in Rule 144 as promulgated under the Securities Act ("Restricted Stock"). Restricted Stock may be sold in the public market only if registered or if qualified for an exemption from registration under Rule 144 or Rule 701 as promulgated under the Securities Act, which rules are summarized below, or pursuant to another exemption from registration. Sales of the Restricted Stock in the public market, or the availability of such shares for sale, could materially adversely affect the market price of the common stock. In general, under Rule 144, beginning 90 days after the date of the final prospectus from our initial public offering, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Stock for at least one year (including the holding period of any prior owner other than an affiliate of the Company) would be entitled to sell within any three month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of common stock then outstanding or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of notice of such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate of ours) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     Any employee, officer or director of or consultant to us who purchased his or her shares of common stock pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144, as described above. Rule 701 further provides that nonaffiliated shareholders may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares was required to wait until 90 days after the date of the final prospectus from our initial public offering before selling his shares.

     We intend to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under the 1999 Stock Plan. Based on the number of shares reserved for issuance under the 1999 Stock Plan, such registration statement would cover approximately 1,100,000 shares. Such registration statement will automatically become effective upon filing. Accordingly, shares registered under such registration statement will, subject to Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market, subject to vesting restrictions.

                            THE GERMAN EQUITY MARKET

GERMAN SECURITIES LAWS

     As a United States company offering securities on a German stock exchange, we are subject to various laws and regulations in both jurisdictions. Some of these laws and regulations, in turn, can affect the ability of holders of our securities to transfer or sell such securities.

     At present, Germany does not restrict the export or import of capital, except for investments in Iraq and Libya in accordance with applicable resolutions adopted by the United Nations and the European Union. However, for statistical purposes only, every individual or corporation residing in Germany (hereinafter, a "Resident") must report to the German Central Bank (Deutsche Bundesbank), subject only to certain immaterial exceptions, any payment received from or made to an individual or a corporation resident outside Germany (hereinafter, a "Non-resident") if such payment exceeds DM 5,000 (2,550 Euros, or the equivalent in a foreign currency). In addition, Residents must report any claims against or any liabilities payable to Non-residents if such claims or liabilities, in the aggregate, exceed DM 3 million (1.53 million Euros, or the equivalent in a foreign currency) during any one month. Residents must also report any direct investment outside Germany if such investment exceeds DM 100,000 (51,000 Euros, or the equivalent in a foreign currency).

     There are no limitations on the right of Non-resident owners to hold or vote the shares imposed by German law or the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws.

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

THE FRANKFURT STOCK EXCHANGE AND THE NEUER MARKT

     The Frankfurt Stock Exchange is the most significant of the eight German stock exchanges and accounted for approximately 78% of the turnover in traded shares in Germany in 1998. The aggregate annual turnover of the Frankfurt Stock Exchange in 1998 of approximately DM 8,338 billion, based on the Frankfurt Stock Exchange's practice of separately recording the sale and purchase components involved in any trade, for both equity and debt instruments, made it the fourth largest stock exchange in the world behind the New York Stock Exchange, London and Tokyo in terms of turnover.

     The Neuer Markt segment of the Frankfurt Stock Exchange is a trading segment that was launched in March 1997. It is designed for innovative, small to mid-size companies in high growth industries or in traditional industries that have an international orientation and that are willing to provide active investor relations. Issuers are requested to provide investors on an ongoing basis with information such as annual and quarterly reports, including cash flow statements, and a corporate action timetable. This information is required to be submitted in English and German as well as in electronic form, thus enabling the stock exchange to disseminate corporate information via the Internet.

TRADING ON NEUER MARKT

     Trading of shares listed on the Neuer Markt takes place on the floor of the stock exchange, but is computer-aided. Shares listed on the Neuer Markt can also be traded on a computer-aided system called Xetra. Trading takes place on every business day between 8:30 a.m. and 5:00 p.m., Frankfurt time. Trading within the Xetra system is done by banks and securities dealers who have been admitted to trading on at least one of Germany's stock exchanges. Xetra is integrated into the Frankfurt Stock Exchange and is subject to its rules and regulations.

     Markets in listed securities are generally of the auction type, but listed securities also change hands in inter-bank dealer markets off the Frankfurt Stock exchange. Price formation is determined by open bid by state-appointed specialists (amtliche Makler) who are themselves exchange members, but who do not, as a rule, deal with the public. Prices of shares traded on the Neuer Markt are displayed continuously during trading hours. At the half-way point of each trading day, a single standard quotation is determined for all shares. The members' association of the Frankfurt Stock Exchange publishes a daily list of prices which contains the standard prices of all traded securities, as well as their highest and lowest quotations during the past year.

     Transactions on the Frankfurt Stock Exchange, including transactions within the Xetra system, are settled on the second business day following trading. Transactions off the Frankfurt Stock Exchange, for large volumes or if one of the parties is foreign, are generally also settled on the second business day following trading, unless the parties have agreed upon a different date. Following a recent amendment to the conditions of German banks for securities trading (Sonderbedingungen fur Wertpapiergeschafte), customers' orders to buy or sell listed securities must be executed on a stock exchange, unless the customer instructs otherwise. Trading can be suspended by the Frankfurt Stock Exchange if orderly stock exchange trading is temporarily endangered or if a suspension is in the public interest.

     A specific feature of the Neuer Markt is the introduction of the obligatory "Designated Sponsor" i.e., an entity admitted for trading at the Frankfurt Stock Exchange which provides additional liquidity by quoting prices for the buying and selling of shares on request. Each issuer on the Neuer Markt is required to nominate at least two Designated Sponsors which will not only ensure that there is sufficient liquidity for its shares, but also serve as consultants on all stock market related matters for the issuer.

     Application will be made to have the shares admitted for listing on the Neuer Markt. It is expected that trading in the shares on the Neuer Markt under
the symbol "     " will commence on or about           , 1999. The Neuer Markt
is still a relatively new market. Accordingly, there can be no assurance that an active trading market for the shares will develop on the Neuer Markt or that the Neuer Markt will not experience problems in settlement or clearance as trading develops. Any such delays or problems could adversely affect the market price of the shares. Persons proposing to trade the shares on the Neuer Markt should inform themselves about the potential costs of such trading.

                               GERMAN TAX MATTERS

     The following is a summary of certain tax matters arising under German tax law in force at the date of this prospectus. The summary does not purport to be a comprehensive description of all of the tax considerations which may be relevant as to the decision to acquire shares of common stock. The summary is based on the tax laws of Germany in effect on the date of this prospectus, which may be subject to changes, possibly with retroactive effect. The summary does not address aspects of German taxation other than taxation of dividends, capital gains taxation and gift and inheritance taxation, and does not address all aspects of such German taxation. The summary does not consider any specific facts or circumstances that may apply to a particular purchaser. The summary assumes that the shareholder is subject to unlimited German income taxation and is referred to as a "German Holder." Prospective investors should consult their professional advisors as to the tax consequences of the acquisition, holding and disposal of the shares of common stock, including in particular, the effect of tax laws of any other jurisdiction.

     INCOME TAXATION OF DIVIDENDS

     Any dividends distributed to German Holders are, in principle, fully subject to German income tax (Einkommensteuer) including a solidarity surcharge (Solidaritatszuschlag) and possibly church tax (Kirchensteuer). An individual German Holder will be entitled to a deduction of income-related expenses (Werbungskosten) to be proved to the tax authorities or alternatively to a fixed allowance of DM 100 per calendar year, and a tax exemption known as a savers exemption of DM 6,000 per calendar year in relation to his or her total income from capital investments including dividends. This savers exemption is reduced to DM 3,000 per calendar year effective January 1, 2000.

     Dividend withholding tax levied in the United States in accordance with the U.S./German Double Taxation Treaty of August 29, 1989 can be credited against the German income tax liability of the German Holder. Alternatively, a German Holder may deduct the total amount of U.S. withholding tax from his or her German taxable income. This tax credit or deduction is not available if the savers exemption mentioned above is available to the German Holder.

     A German corporation that has beneficial title to at least 10% of the shares in a U.S. corporation, is entitled to a reduction or refund of U.S. tax in excess of 5%, and all other German Holders are entitled to a refund or reduction of U.S. tax in excess of 15% if the Treaty applies. If the shares are held by German Holders through a partnership, the dividends, including the withholding tax credit are allocated to the partners according to their interest in the partnership.

     German Holders that are corporate investors, or a German Corporate Holder, holding at least 10% of the outstanding shares of common stock, and to whom the Treaty applies, are exempt from German corporation tax in relation to dividends received, and cannot claim any credit for, or deduction of, foreign withholding taxes in Germany. Such dividends will be placed in the so-called "EKO1" equity basket of the corporate investor. Upon distribution of dividends out of the EKO1 equity basket to its stockholders, the German Corporate Holder does not need to establish the corporation tax distribution burden (which presently is 30% plus the solidarity surcharge at a rate of 5.5% of the corporation tax distribution burden).

     In addition, distributions to a German Holder are subject to German withholding tax at a rate of 25%, plus solidarity surcharge at a rate of 5.5% thereon (resulting in an effective tax rate of 26.37%).

     German Holders that are corporate investors holding less than 10% of the shares in the Company will be entitled to a tax credit for U.S. withholding taxes.

     CAPITAL GAINS TAX

     Capital gains on the disposal of shares held as a private asset of a German Holder are only taxable if the disposal is (i) effected within a twelve-month period after their acquisition or (ii) upon expiration of this speculation period, if the shareholder at any time during the five years preceding the disposal, directly or indirectly, held an interest of 10% or above in a company.

     Capital gains resulting from the disposal of shares of common stock by a stockholder who is not a tax resident in Germany are not subject to German capital gains tax unless the shares of common stock are part of the business property of a permanent establishment or a fixed place of business of the stockholder located in Germany.

     GIFT AND INHERITANCE TAXES

     Shares held by a person resident in Germany are subject to German inheritance and gift tax upon transfer by reason of death or as a gift, based on the market value at the time of the death or donation, respectively. Transfers of shares of common stock held by a person who is not a tax resident in Germany are not subject to German inheritance and gift tax, unless:

      (i) the shares of common stock are part of the business property of a permanent establishment or a fixed place of business of the stockholder located in Germany; or

     (ii) the heir, donee or beneficiary is tax resident in Germany or, if of German nationality, has been resident in Germany within the five-year period prior to the death or the gift (certain public officials resident abroad are also covered).

     TRADE TAX

     A holder who is not a tax resident in Germany will not be subject to German trade tax with respect to the shares of common stock, unless the shares of common stock are part of the business property of a permanent establishment or a fixed place of business of the stockholder located in Germany. If a German resident taxpayer elects to deduct the foreign withholding taxes from his taxable income in Germany such deduction would not be accepted for computing his taxable income for trade tax purposes.

     The trade tax on income is levied at rates varying from 13-20%. Trade tax qualifies for a deductible business expense for income tax purposes in Germany.

     OTHER GERMAN TAXES

     There are no German transfer, stamp or other similar taxes which would apply to the sale or transfer of the shares of common stock.

                             STATUTORY INFORMATION

     We were incorporated as a corporation under the laws of the State of California on February 1995 as DSL Entertainment Group, Inc. Our incorporator was Anita Sobol. Our formation became effective on February 27, 1995, the date our Articles of Incorporation were filed with the Secretary of State of the State of California. We changed our corporate name to TEAM Communications Group, Inc., effective January 22, 1997. Our statutory corporate purpose is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

     We own all of the capital stock of the following companies: Long Form Entertainment, Inc., Simply Style Productions, Inc., Amazing Tails, Inc. Mary Lou's Flip Flop Shop, Inc., Team Dandelion, and Team Germany GmbH. There are other entities which we have a stock ownership interest in.

     Other than Team Dandelion and Team Germany GmbH., our 4 other subsidiaries are sole purpose corporations formed for the production of a specific project. As all six of these entities are wholly owned subsidiaries, their financial information is consolidated in our financial statements.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the shares of common stock being offered hereby will be passed upon for us by Kelly Lytton Mintz & Vann LLP, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067. Bruce P. Vann, a member of Kelly Lytton Mintz & Vann LLP, is the beneficial owner of 4,273 shares of common stock and options to acquire an additional 10,000 shares of common stock.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1998 included in this prospectus have been so included in reliance on the report of Stonefield Josephson, Inc., independent accountants, and are so included in reliance upon their reports given on their authority as experts in auditing and accounting.

     The financial statements of Dandelion Distribution Ltd., as of July 31, 1999 and 1998 included in this prospectus have been so included in reliance on the report of Barnes Roffe, independent accountants, and are so included in reliance upon their reports given on their authority as experts in auditing and accounting.

                                  UNDERWRITING

     We, the selling shareholder, as well as Gontard & MetallBank AG and VEM Virtuelles Emissionshaus AG (the "Underwriters") have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each Underwriter has severally agreed to purchase the number of shares indicated in the following table at the public offering price less the underwriting discount of 10%.

                                                               NUMBER OF
                        UNDERWRITERS                            SHARES
                        ------------                          -----------
Gontard & MetallBank AG.....................................  [          ]
VEM Virtuelles Emissionshaus AG.............................  [          ]
                                                              -----------
          Total.............................................  [          ]
                                                              ===========

     If the Underwriters sell more shares than the total number set forth in the table above, the Underwriters have an option to buy up to an additional
[          ] shares from the Company to cover such sales (the "Over-Allotment
Option"). They may exercise the Over-Allotment Option for 30 days after the day on which the shares are first quoted on the Frankfurt Stock Exchange's Neuer Markt. If any shares are purchased pursuant to the Over-Allotment Option, the Underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

     The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriters by us and the selling shareholder. Such amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

                                                                 PAID BY THE COMPANY
                                                            ------------------------------
                                                            NO EXERCISE      FULL EXERCISE
                                                            -----------      -------------
Per Share.................................................    $                 $
Total.....................................................    $                 $

                                                            PAID BY THE SELLING SHAREHOLDER
                                                            --------------------------------
                                                            NO EXERCISE       FULL EXERCISE
                                                            ------------      --------------
Per Share.................................................    $                  $
Total.....................................................    $                  $

     We estimate that the total expenses of the offering to the Company, excluding underwriting discounts and commissions, will be approximately
[$       ].

     Shares sold by the Underwriters to the public will initially be offered at the public offering price established in the book-building procedure described under "Prospectus Summary -- The Offering -- Public Offering Price and Number of Shares Allotted." If all the shares are not sold at the offering price, the Underwriters may change the offering price and the other selling terms. The public offering price will be negotiated among us and the Underwriters. Among the factors to be considered in determining the public offering price of the shares, in addition to the common stock's market price prevailing at the time of the pricing and prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospectus, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

     We, our officers, our directors, and the selling shareholder and certain significant shareholders have warranted to the Deutsche Borse AG and have agreed with the Underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the six months from the date of this prospectus continuing through the first six months after the date of admission of the shares of common stock to the Regulated Market (Geregelter Markt) with trading on the Neuer Markt of the Frankfurt Stock Exchange, except with the prior written consent of the Deutsche Borse AG and Gontard & MetallBank AG acting on behalf of the Underwriters. In addition, we, our officers, directors, the selling shareholder and certain significant shareholders have agreed with the Underwriters not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the six-month period from the end of the first six-month lock-up period, except with the prior written consent of Gontard & MetallBank AG acting on behalf of the underwriters. See "Shares Available for Future Sale" for a discussion of certain transfer restrictions.

     At our request, the Underwriters have reserved at the initial public offering price up to 10 percent of the shares of common stock for sale to directors, officers, employees, business associates and related persons. The number of shares of common stock available for sale to other investors will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to other investors on the same basis as the other shares offered by this prospectus.

     In connection with the offering, the Underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock after the offering.

     These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected on the Neuer Markt, in the over-the-counter market or otherwise.

     We intend to apply for the listing of all of our outstanding shares of
common stock as well as for           shares of common stock reserved for
issuance upon the exercise of options and the conversion of debt instruments to the Regulated Market (Geregelter Markt) with trading on the Neuer Markt of the Frankfurt Stock Exchange.

     We, and the selling shareholder, have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       OF TEAM COMMUNICATIONS GROUP, INC.

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-2
Consolidated Balance Sheets at June 30, 1999 (unaudited),
  December 31, 1998 and December 31, 1997...................  F-3
Consolidated Statements of Income for the six months ended
  June 30, 1999 (unaudited) and for the six months ended
  June 30, 1998 (unaudited) and for the years ended December
  31, 1998, December 31, 1997 and December 31, 1996.........  F-4
Consolidated Statements of Cash Flows for the six months
  ended June 30, 1999 (unaudited) and for the six months
  ended June 30, 1998 (unaudited) and for the years ended
  December 31, 1998, December 31, 1997 and December 31,
  1996......................................................  F-5
Consolidated Statements of Cash Flows and Supplemental
  Schedule of Non Cash Activities for the six months ended
  June 30, 1999 (unaudited) and for the six months ended
  June 30, 1998 (unaudited) and for the years ended December
  31, 1998, December 31, 1997 and December 31, 1996.........  F-6
Consolidated Statements of Shareholders' Equity (Deficit)
  for the six months ended June 30, 1999 (unaudited) and for the years ended December 31, 1998, December 31, 1997 and
  December 31, 1996.........................................  F-7
Notes to Consolidated Financial Statements..................  F-8

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Team Communications Group, Inc.

     We have audited the consolidated balance sheets of Team Communications Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects financial position of Team Communications Group, Inc. and subsidiaries at December 31, 1998 and 1997 and the consolidated results of its operations and its cash flows for the years ended December 31, 1998, 1997, and 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 12, the Company has had significant cash used by its operating activities, and has been dependent on outside equity investors and lenders to finance those operations, and certain notes payable are past due. Continuation as a going concern will be dependent upon continued outside financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are described in Note 12 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 1999

                        TEAM COMMUNICATIONS GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                         JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                                           1999           1998            1997
                                                        -----------   ------------    ------------
                                                        (UNAUDITED)
Cash and cash equivalents.............................  $   937,600   $ 1,027,700     $   174,400
Trade receivables, less allowance for doubtful
  accounts of $337,000, $337,000 and $63,800,
  respectively........................................    7,481,600     4,736,700       6,740,800
Television programming costs, less accumulated
  amortization of $12,295,000, $6,952,100 and
  $2,846,600, respectively............................   16,766,200    11,018,800       4,287,000
Due from officer......................................      170,400       145,400         195,500
Fixed assets, net.....................................       30,000        16,400          29,000
Organizational costs and other assets.................      700,500        82,700         578,000
                                                        -----------   -----------     -----------
          Total Assets................................  $26,086,300   $17,027,700     $12,004,700
                                                        ===========   ===========     ===========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and other
  liabilities.........................................  $ 6,313,800   $ 1,679,400     $ 3,270,500
Deferred revenue......................................       85,600       472,900         575,000
Accrued participations................................    3,771,500     3,025,800         984,800
Line of credit -- Bank................................      850,000     1,114,000              --
Notes payable.........................................    2,422,700     2,305,000       4,889,600
Accrued interest......................................      596,000       530,900         898,300
Shareholder note payable..............................      450,000       500,000         740,000
                                                        -----------   -----------     -----------
          Total Liabilities...........................   14,489,600     9,628,000      11,358,200
                                                        -----------   -----------     -----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value; 10,000,000 shares
     authorized; no shares issued and outstanding.....           --            --              --
  Common stock, no par value; 40,000,000 shares
     authorized; 4,350,509, 2,816,135 and 1,131,344,
     respectively, issued and outstanding.............        1,000         1,000           1,000
  Paid in capital.....................................   10,970,800     7,612,700       1,230,100
  Treasury Stock......................................           --       (34,600)             --
  Retained Earnings (Accumulated Deficit).............      624,900      (179,400)       (584,600)
                                                        -----------   -----------     -----------
          Total shareholders' equity..................   11,596,700     7,399,700         646,500
                                                        -----------   -----------     -----------
          Total liabilities and shareholders'
            equity....................................  $26,086,300   $17,027,700     $12,004,700
                                                        ===========   ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                          FOR THE         FOR THE
                        SIX MONTHS      SIX MONTHS       FOR THE YEAR        FOR THE YEAR        FOR THE YEAR
                           ENDED           ENDED             ENDED               ENDED               ENDED
                       JUNE 30, 1999   JUNE 30, 1998   DECEMBER 31, 1998   DECEMBER 31, 1997   DECEMBER 31, 1996
                       -------------   -------------   -----------------   -----------------   -----------------
                        (UNAUDITED)     (UNAUDITED)
Revenues.............   $7,019,900      $3,215,900        $13,581,900         $6,875,600          $5,749,800
Cost of Revenues.....    4,136,200         836,700          9,076,000          2,355,300           2,895,900
General and
  administrative
  expense............    1,039,000       1,138,300          3,274,000          3,244,900           2,323,800
                        ----------      ----------        -----------         ----------          ----------
Earnings from
  operations.........    1,844,700       1,240,900          1,231,900          1,275,400             530,100
Interest expense.....      280,100         622,800            902,600          1,040,100             677,700
Interest income......       69,600          91,500            202,900            211,800              58,300
Other income                                                                                          90,100
                        ----------      ----------        -----------         ----------          ----------
Earnings before
  income taxes.......    1,634,200         709,600            532,200            447,100                 800
Provision for income
  taxes, all
  current............      581,700          70,000             57,500                 --                  --
                        ----------      ----------        -----------         ----------          ----------
Earnings before
  extraordinary
  item...............   $1,052,500      $  639,600        $   474,700         $  447,100          $      800
Extraordinary loss
  from early
  extinguishment of
  debt...............      248,200              --             69,500                 --                  --
                        ----------      ----------        -----------         ----------          ----------
Net Earnings.........   $  804,300      $  639,600        $   405,200         $  447,100          $      800
                        ==========      ==========        ===========         ==========          ==========
Basic earnings per
  common share.......
Earnings before
  extraordinary
  item...............   $     0.29      $     0.57        $      0.26         $     0.40          $       --
Extraordinary
  (loss).............        (0.07)             --              (0.04)                --                  --
                        ----------      ----------        -----------         ----------          ----------
Net
  Earnings -- Basic..   $     0.22      $     0.57        $      0.22         $     0.40          $       --
                        ==========      ==========        ===========         ==========          ==========
Weighted average
  number of shares
  outstanding
  basic..............    3,577,593       1,131,344          1,833,340          1,131,344           1,131,344
                        ==========      ==========        ===========         ==========          ==========
Diluted earnings per
  share
Earnings before
  extraordinary
  item...............   $     0.22      $     0.35        $      0.20         $     0.25                  --
Extraordinary
  (loss).............        (0.05)             --              (0.03)                --                  --
                        ----------      ----------        -----------         ----------          ----------
Net Earnings --
  Diluted............   $     0.17      $     0.35        $      0.17         $     0.25                  --
                        ==========      ==========        ===========         ==========          ==========
Weighted average
  number of shares
  outstanding
  diluted............    4,762,511       1,821,800          2,434,017          1,821,800           1,821,800
                        ==========      ==========        ===========         ==========          ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         FOR THE SIX     FOR THE SIX      FOR THE YEAR        FOR THE YEAR        FOR THE YEAR
                                        MONTHS ENDED    MONTHS ENDED          ENDED               ENDED               ENDED
                                        JUNE 30, 1999   JUNE 30, 1998   DECEMBER 31, 1998   DECEMBER 31, 1997   DECEMBER 31, 1996
                                        -------------   -------------   -----------------   -----------------   -----------------
                                         (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES:
  Net income..........................   $   804,300     $   639,600      $    405,200         $   447,100        $        800
    Adjustments to reconcile net
      income to cash used for
      operating activities:
      Depreciation and amortization...         6,000           6,900            12,600              13,100              15,600
      Amortization of television
        programming costs.............     4,136,200         824,300         8,980,300           1,455,000           1,100,800
      Allowance for doubtful
        accounts......................            --              --           664,000           1,115,600              63,800
      Amortization of notes payable
        discount......................        17,500         131,000                --             372,000             353,300
    Changes in assets and liabilities:
      Decrease (increase) in trade
        receivables...................    (2,744,900)     (2,370,700)        1,340,100          (4,514,300)         (3,352,900)
      Additions to television
        programming costs.............    (9,883,700)     (2,956,600)      (15,712,000)         (2,186,200)         (4,060,600)
      Decrease (increase) in other
        assets........................      (617,800)       (525,200)          495,300            (433,100)           (123,000)
      Increase (decrease) in accounts
        payable, accrued expenses and
        other liabilities.............     4,634,400       2,306,200        (1,553,700)          2,050,300             939,500
      Increase (decrease) in deferred
        revenue.......................      (387,300)        113,700          (102,100)            570,500            (343,500)
      Increase (decrease) in accrued
        participations................       745,700        (130,800)        2,041,000            (443,600)          1,302,300
      Increase (decrease) in accrued
        interest......................        65,100         237,000          (367,400)            284,300             201,800
                                         -----------     -----------      ------------         -----------        ------------
        Net cash used for operating
          activities..................    (3,224,500)     (1,724,600)       (3,796,700)         (1,269,300)         (3,902,100)
                                         -----------     -----------      ------------         -----------        ------------
INVESTING ACTIVITIES:
  Purchase of fixed assets............       (19,600)             --                --                  --             (36,900)
  Decrease (increase) in due from
    officer...........................       (25,000)         49,600            50,100            (184,100)             30,900
                                         -----------     -----------      ------------         -----------        ------------
        Net cash provided (used) for
          investing activities........       (44,600)         49,600            50,100            (184,100)             (6,000)
                                         -----------     -----------      ------------         -----------        ------------
FINANCING ACTIVITIES:
  Proceeds from shareholder loan and
    notes payable.....................            --              --                --           1,423,500                  --
  Proceeds from issuance of note
    payable and warrants..............     2,100,000       1,563,400         2,681,000                  --            4,747,00
  Payments on bank line of credit.....      (264,000)             --                --                  --                  --
  Proceeds from bank line of credit...                                       1,114,000                  --                  --
  Principal payment on loan due to
    shareholder.......................       (50,000)             --          (240,000)                 --             (10,000)
  Purchase treasury stocks............                                         (34,600)                 --                  --
  Sale treasury stocks................        34,600              --                --                  --                  --
  Extraordinary charge for early
    retirement
    of debt...........................       248,200              --            69,500                  --                  --
  Principal payment of notes
    payable...........................    (2,247,900)        (60,000)       (5,372,600)            (10,000)           (748,600)
  Waiver of interest on loan due to
    shareholder.......................            --              --                --                  --              95,000
  Issuance of common stock............     3,358,100              --         6,382,600                  --                  --
                                         -----------     -----------      ------------         -----------        ------------
        Net cash provided by financing
          activities..................     3,179,000       1,503,400         4,599,900           1,413,500           4,083,400
                                         -----------     -----------      ------------         -----------        ------------
  Net change in cash..................       (90,100)       (171,600)          853,300             (39,900)            175,300
  Cash at beginning of period.........     1,027,700         174,400           174,400             214,300              39,000
                                         -----------     -----------      ------------         -----------        ------------
  Cash at end of period...............   $   937,600     $     2,800      $  1,027,700         $   174,400        $    214,300
                                         ===========     ===========      ============         ===========        ============
  Supplemental disclosure of cash flow
    information:
  Interest paid.......................   $   175,200     $    86,000      $  1,270,000         $        --        $     15,100
                                         ===========     ===========      ============         ===========        ============
  Income taxes paid...................   $    17,400     $    19,000      $     93,200         $    26,300        $      4,000
                                         ===========     ===========      ============         ===========        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES

                                         FOR THE      FOR THE
                                       SIX MONTHS   SIX MONTHS      FOR THE        FOR THE        FOR THE
                                          ENDED        ENDED       YEAR ENDED     YEAR ENDED     YEAR ENDED
                                        JUNE 30,     JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                          1999         1998           1998           1997           1996
                                       -----------  -----------   ------------   ------------   ------------
                                       (UNAUDITED)  (UNAUDITED)
Extinguishment of TPEG settlement
  payable by assignment of the
  treasury stock receivable..........          --         --             --        178,000        178,000
Issuance of warrants in conjunction
  with notes payable.................          --         --         62,500        286,600        602,700
Issuance of shares in connection with
  conversion of notes payable........          --         --         53,600             --             --
Issuance of shares and warrants in
  connection with services provided
  to the Company.....................   1,235,900         --         58,000             --         24,700
Issuance of shares in connection with
  extinguishment of debt.............   1,146,300         --        458,000             --             --
Transfer of shares by principal
  shareholder to notes payable
  holder.............................          --         --             --             --         45,700
Issuance of shares in connection with
  notes payable......................          --         --             --             --         84,200

  The accompanying notes are an integral part of these consolidated financial statements.

                        TEAM COMMUNICATIONS GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                              COMMON STOCK                                   RETAINED
                                         ----------------------                              EARNINGS
                                           NUMBER                   PAID IN     TREASURY   ACCUMULATED/
                                         OF SHARES    PAR VALUE     CAPITAL      STOCK      (DEFICIT)
                                         ----------   ---------   -----------   --------   ------------
Balance at December 31, 1995...........  $1,024,059    $1,000     $        --   $(87,000)  $(1,032,500)
Transfer of shares by principal
  shareholder to notes payable
  holder...............................          --        --          45,700         --            --
Exchange of treasury stock receivable
  with related party for extinguishment
  of TPEG settlement payable...........          --        --          91,000     87,000            --
Issuance of shares in connection with
  notes payable........................      79,708        --          84,200         --            --
Issuance of warrants in connection with
  private placements...................          --        --         602,700         --            --
Issuance of shares in connection with
  anti-dilution provisions of
  convertible promissory note..........       4,292        --              --         --            --
Issuance of shares in connection with
  services provided to the Company.....      23,285        --          24,700         --            --
Waiver of interest on loan due to
  shareholder..........................          --        --          95,000         --            --
Net income for year ended December 31,
  1996.................................          --        --              --         --           800
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1996...........   1,131,344    $1,000     $   943,300   $     --   $(1,031,700)
Net Income for the Year
  ended December 31, 1997..............          --        --              --         --       447,100
Issuance of warrants in connection with
  private placement....................          --        --         286,800         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1997...........   1,131,344    $1,000     $ 1,230,100   $     --   $  (584,600)
Net Income for the Year
  ended December 31, 1998..............          --        --              --         --       405,200
Issuance of shares in connection with
  the initial public offering..........   1,500,000        --       5,744,700         --            --
Issuance of shares in connection with
  the extinguishment of debt...........     188,974        --         458,000         --            --
Purchase of Treasury Stock.............     (17,000)       --              --    (34,600)           --
Issuance of debt with beneficial
  conversion feature...................          --        --          66,100         --            --
Conversion of debt to equity...........          --        --          50,000         --            --
Issuance of warrants for services......          --        --          58,000         --            --
Exercise of warrants...................      12,817        --           5,800         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at December 31, 1998...........   2,816,135    $1,000     $ 7,612,700   $(34,600)  $  (179,400)
Net Income for the six months ended
  June 30, 1999 (unaudited)............          --        --              --         --       804,300
Sale of Treasury Stock.................      17,000        --              --     34,600            --
Issuance of shares in connection with
  conversion of debt...................     655,617        --       1,146,300         --            --
Issuance of stock for services.........     464,000        --       1,032,400         --            --
Issuance of warrants...................          --        --         203,500         --            --
Issuance of debt with beneficial
  conversion feature...................          --        --         185,000         --            --
Private placement of common stock......     338,334        --         765,300         --            --
Exercise of warrants...................      59,423        --          25,600         --            --
                                         ----------    ------     -----------   --------   -----------
Balance at June 30, 1999 (unaudited)...  $4,350,509    $1,000     $10,970,800   $     --   $   624,900
                                         ==========    ======     ===========   ========   ===========

  The accompanying notes are an integral part of these consolidated financial statements

                        TEAM COMMUNICATIONS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF THE COMPANY:

     Team Communications Group, Inc. (formerly known as DSL Entertainment Group, Inc.) and its wholly owned subsidiaries (collectively, the "Company") are primarily engaged in developing, producing, and distributing dramatic and reality-based television series, mini-series, animated series, programs, specials, and made-for-television movies for telecast, exhibition or distribution in the domestic and foreign television and home video markets. The Company's primary focus is on developing and producing family drama and children programming and reality based programming for both domestic and international broadcast networks and cable channels such as Discovery's Animal Planet, the Learning Channel, the Showtime Networks, Fox Family Channel and the Discovery Channel.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated statements include the accounts of Team Communications Group, Inc. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

  Revenue Recognition

     Revenue from licensing agreements covering entertainment product owned by the Company is recognized when the entertainment product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met in accordance with Statement of Financial Accounting Standard ("SFAS") No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films." The portion of recognized revenue which is to be shared with the producers and owners of the license program material (participations payable and due to producers) is accrued as the revenue is recognized. Deferred revenues consist principally of advance payments received on television contracts for which program materials are not yet available for broadcast or exploitation. Such amounts are normally repayable by the Company only if it fails to deliver the related product to the licensee.

     Sales to three major customers accounted for approximately 79% of the Company's total operating revenue for the six months ended June 30, 1999. Sales to four major customers accounted for approximately 69% of the Company's total operating revenue for the year ended December 31, 1998. Sales to four major customers accounted for approximately 88% of the Company's total operating revenue for the year ended December 31, 1997. Sales to six major customers accounted for approximately 81% of the Company's total operating revenue for the year ended December 31, 1996.

  Cash

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist of interest-bearing securities with original maturities of less than 90 days.

     Included in cash and cash equivalents as of June 30, 1999 and December 31, 1998, is an $860,000 certificate of deposit. This certificate of deposit is restricted as it secures the Company's revolving line of credit of $850,000 with Mercantile National Bank.

  Television Program Costs

     Television program costs are valued at the lower of unamortized cost or net realizable value on an individual title basis. Television program costs represent those costs incurred in the development, production and distribution of television projects. These costs have been capitalized in accordance with SFAS No. 53. Amortization of television program costs is charged to expense and third-party participations are accrued using

                        TEAM COMMUNICATIONS GROUP, INC.

the individual film forecast method whereby expense is recognized in the proportion that current year revenues bear to an estimate of ultimate revenue. Such estimates of ultimate revenue are prepared and reviewed by management, and estimated losses, if any, are provided for in full. Development costs are reviewed by management and charged to expense when abandoned or, even if still being actively developed, if not set for principal photography within three years of initial development activity.

     During the six months ended June 30, 1999, as the Company increased its activities related to film cost production, overhead was capitalized in accordance with SFAS No. 53 based upon estimates of production related activities as a percentage of anticipated film cost expenditures during 1999. Management reviews the overhead rate throughout the year and will adjust the overhead rate on a quarterly basis, if necessary. During the six months ended June 30, 1999, overhead in the amount of approximately $1,185,000 was capitalized to film production costs.

  Fixed Assets

     Fixed assets include office furnishings, fixtures and equipment. Office furnishings, fixtures and equipment are depreciated over a useful life of five years. All depreciation expense is calculated using Modified Accelerated Cost Recovery System. Fixed assets are net of $51,300, $41,800 and $30,000 in accumulated depreciation at June 30, 1999, December 31, 1998 and December 31, 1997, respectively.

  Organizational Costs and Other Assets

     The balance represents security deposits, prepaid expenses and the unamortized portion of the original costs relating to the incorporation of the Company.

  Debt with Stock Purchase Warrants and Beneficial Conversion Features

     The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities and/or beneficial conversion features. Fair value of the debt element of the financial instrument is determined by discounting the future payments of principal and interest, based upon management's estimate of its borrowing rate for similar financial instruments of this risk (generally 25%), and the balance of the proceeds is accounted for as additional paid in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the effective interest method. In the event of settlement of such debt in advance of the maturity date, a loss is recognized based upon the difference between the then carrying amount (i.e., face amount less unamortized discount) and amount of payment.

  Unclassified Balance Sheet

     In accordance with the provisions of SFAS No. 53, the Company has elected to present an unclassified balance sheet.

  Financial Instruments

     The carrying amounts of financial instruments including cash and cash equivalents, short term accounts receivable, accounts payable, loans payable, and deferred revenue approximated fair value as of June 30, 1999, December 31, 1998 and December 31, 1997, because of the relatively short maturity of these instruments. The carrying value of long term accounts receivable and notes payable approximated fair value as of June 30, 1999, December 31, 1998 and December 31, 1997, because the instruments are valued at the Company's effective borrowing rate.

                        TEAM COMMUNICATIONS GROUP, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Common Stock

     In January and April of 1997, the Company effected a 2.2776 and 1.0277 for one share reverse stock splits, respectively. All share and per share data in the financial statements reflect the reverse stock split for all periods presented.

  Concentration of Credit Risk

     Three customers represented approximately 90% of the trade receivable balance at June 30, 1999.

     Three customers represented approximately 83% of the trade receivable balance at December 31, 1998.

     Five customers represented approximately 95% of the trade receivable balance at December 31, 1997.

     Included in Accounts Receivable as of June 30, 1999, is $900,000 which is held as security by a third-party for certain programming rights acquired by the Company. Upon collection of this receivable the amounts will be placed in escrow and recorded as cash, although the cash will be restricted as to withdrawal.

  Net Earnings Per Common Share

     For the six months ended June 30, 1999 and the years ended December 31, 1998, December 31, 1997 and December 31, 1996, the per share data is based on the weighted average number of common and common equivalent shares outstanding. For 1997, per share data is calculated in accordance with Staff Accounting Bulletin of the Securities and Exchange Commission (SAB) No. 98 whereby common stock, options or warrants to purchase common stock or other potentially dilutive instruments issued for nominal consideration must be reflected in basic and diluted per share calculations for all periods in a manner similar to a stock split, even if anti-dilutive. Accordingly, in computing basic earnings per share, nominal issuances of common stock are reflected in a manner similar to a stock split or dividend. In computing diluted earnings per share, nominal issuances of common stock and potential common stock are reflected in a manner similar to a stock split or dividend.

     A portion of convertible debt was not included in the calculation of weighted average shares for the years ended December 31, 1997 and December 31, 1996, because the Chairman and CEO has personally guaranteed to the Company that, on certain debt, he will assume any convertible debt where the debt holder wishes to convert in exchange for his own personal shares. The total number of shares that this convertible debt may convert into is approximately 199,748.

  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

     On April 1, 1997, the Company adopted the provision of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                        TEAM COMMUNICATIONS GROUP, INC.

  Year 2000 Compliance

     As has been widely reported, many computer systems process dates based on two digits for the year of a transaction and are unable to process dates in the year 2000 and beyond. Since the Company's formation in 1995, the Company has installed new information systems which are year 2000 compliant. Although the Company does not expect Year 2000 to have a material adverse effect on its internal operations, it is possible that Year 2000 problems could have a significant adverse effect on the Company's suppliers and their ability to service the Company and to accurately process payments received.

  New Accounting Pronouncements

     The Company has adopted SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". Adoption of these pronouncements did not materially affect the financial statements.

  Recent Pronouncements Effective Subsequent to 1998

     In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not anticipate that the adoption of this statement will have a material effect on its financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999. The Company anticipates that due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a material effect on its financial statements.

     In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films". An entity that previously was subject to the requirements of SFAS No. 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position would be effective for financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on the Company's results of operations and financial position depending on its final outcome. The Company has not concluded on its impact given the preliminary stages of the proposed Statement of Position.

  Unaudited Interim Consolidated Financial Statement

     In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 1999, and the results of operations and cash flows for the six month period ended June 30, 1999 have been included. The results of operations for the six month period ended June 30, 1999, are not necessarily indicative of the results to be expected for the full fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's 10-KSB filed for the year ended December 31, 1998.

NOTE 3 -- TELEVISION PROGRAM COSTS:

     Television program costs consist of the following:

                                                  JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                                    1999           1998            1997
                                                 -----------   ------------    ------------
                                                 (UNAUDITED)
In process and development.....................  $   257,500   $ 1,017,400      $1,502,000
Released, less accumulated amortization........   16,508,700    10,001,400       2,785,000
                                                 -----------   -----------      ----------
          Total television program costs.......  $16,766,200   $11,018,800      $4,287,000
                                                 ===========   ===========      ==========

                        TEAM COMMUNICATIONS GROUP, INC.

     Based on management's estimates of future gross revenue as of June 30, 1999, approximately 60% of the $16,766,200 in unamortized released television program costs will be amortized during the three years ending June 30, 2002 and 80% will be amortized during the five years ending June 30, 2004.

NOTE 4 -- INCOME TAXES:

     Deferred taxes result from temporary differences in the recognition of expense for tax and financial statement reporting purposes.

     A reconciliation of the difference between the statutory federal income tax rate and the Company's effective income tax rate applied to income (loss) before income taxes are as follows for the periods ending:

                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1998           1997           1996
                                                    ------------   ------------   ------------
Statutory federal tax rate........................       34%            34%            34%
State income tax provision........................        3%             0%             0%
Benefits of operating loss carryforward...........      (26)%          (34)%          (34)%
                                                        ---            ---            ---
Effective tax rate................................       11%             0%             0%
                                                        ===            ===            ===

     The Company accounts for taxes under SFAS No. 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The components of the net deferred tax asset are as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
Net operating loss (carryforward)...........................    $ 61,156      $ 184,605
Valuation allowance.........................................    $(61,156)     $(184,605)
                                                                --------      ---------
  Net deferred tax asset....................................    $     --      $      --
                                                                --------      ---------
Total current and deferred taxes payable....................    $     --      $      --
                                                                ========      =========

     At December 31, 1998 and December 31, 1997, the Company has a federal net operating loss carryforward of $180,000 and $542,958, respectively.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     The due from officer balance of $170,400, $145,400 and $195,500 at June 30, 1999, December 31, 1998 and December 31, 1997, represents payments made by the Company on behalf of and short-term interest free loans made to the Chairman and CEO, less producer's fees earned by the Chairman and CEO for services on a company production.

     The shareholder loan and note payable balance are comprised of the following:

                                                      JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                        1999           1998           1997
                                                     -----------   ------------   ------------
                                                     (UNAUDITED)
Promissory note:
  14% secured promissory note due July 15,
     1998(i).......................................   $     --       $     --       $240,000
  12% secured promissory note due August 31,
     1999(ii)......................................    450,000        500,000        500,000
                                                      --------       --------       --------
                                                      $450,000       $500,000       $740,000
                                                      ========       ========       ========

          (i) In August 1995, the Company entered into a $250,000 promissory note with a shareholder. The note accrues interest at 12% through November 1, 1995 and at 14% thereafter. The note and all unpaid interest are due July 15, 1998, as amended. The note is secured by all of the President and principal

                        TEAM COMMUNICATIONS GROUP, INC.

     shareholder's shares and the assets of the Company. The shareholder has waived all accrued interest relating to this note totaling $79,000 through March 31, 1998. This interest expense, at fair value, was recorded as either a corresponding credit to paid-in capital (1996) or accrued liabilities (1997) which will be offset against paid-in capital upon settlement of the obligations. The Company issued 48,743 warrants exercisable at $0.43 in connection with the extension of the maturity date of the loan to July 1, 1996. This promissory note was paid in full in August 1998.

          (ii) In April 1995, the Company entered into a $500,000 promissory note with a shareholder. The note accrues interest at 10% through December 31, 1995 and at 12% thereafter. The note and all unpaid interest is due August 31, 1999, as amended. The note is secured by all of the Chairman and CEO's shares and the assets of the Company. The shareholder has waived all accrued interest relating to this note totaling $165,000 through March 31, 1998. Interest subsequent to March 31, 1998 is accruing at prime plus two percent, currently 9.5%. The promissory note was paid in full in August 1999 (unaudited).

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:

     In January 1999, the Company was served with a complaint in a matter styled Mel Giniger & Associates vs. Team Communications Group, Inc. et al. filed in the Superior Court of the County of Los Angeles. In the complaint, the Plaintiff, an individual who served as a sales agent for the Company, alleges that he is owed commissions for sales of certain of the Company's programming and that the Company has failed to pay in full the amounts Plaintiff alleges are owed to him. The complaint seeks damages for breach of contract, services rendered, account stated and for payment of value for services rendered. The Company has filed an answer in this action and intends to vigorously defend itself. The Plaintiff recently obtained a writ of attachment in the amount of $100,000 and we have posted a bond with the Superior Court of the County of Los Angeles with respect to this obligation.

     In March 1999, the Company was served with notice of a Demand for Arbitration in a matter styled Venture Management Consultant, LLC and TEAM Communications Group, Inc. et al. with the American Arbitration Association. The demand stems from a dispute between the parties concerning a consulting agreement to provide investment banking services. The Company has filed an answer in this action and intends to vigorously defend itself.

     In August 1999, Venture Management Consultant, LLC filed an action in the superior court of Middlesex County in the Commonwealth of Massachusetts. This action seeks to enjoin us to deliver to them 30,000 shares of our common stock pursuant to a disputed agreement concerning the extension date of a previously repaid promissory note. We have filed an answer, and placed $300,000 in escrow with the court pending resolution of this matter. We intend to vigorously defend ourselves.

     At this time, the outcome of any of the above matters cannot be determined by the Company with any certainty. The Company is subject to the above mentioned litigation and other various claims and lawsuits in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

     The Company leases office space and certain office equipment. The total lease expense was $61,200, $48,000, $118,400, 96,300 and $113,700, respectively, for the periods ended June 30, 1999, June 30, 1998, December 31, 1998, December 31, 1997 and December 31, 1996, respectively. The various operating leases to which the Company is presently subject require minimum lease payments for the years ending December 31, as follows:

1999.......................................................   54,700
2000.......................................................    6,400
2001.......................................................    6,400
2002.......................................................    6,400
2003.......................................................    5,800
                                                             -------
                                                             $79,700
                                                             =======

                        TEAM COMMUNICATIONS GROUP, INC.

NOTE 7 -- LINE OF CREDIT -- BANK

     The Company currently has a $850,000 line of credit with its bank, secured by a certificate of deposit and certain receivables, which accrues interest on the outstanding balance at 1.75% over Mercantile Bank's certificate of deposit rate. The agreement expires June 15, 2000.

     As of June 30, 1999, December 31, 1998 and December 31, 1997, the outstanding balance of the line credit was $850,000, $1,114,000 and $0, respectively.

NOTE 8 -- NOTE PAYABLE:

     Notes payable consists of the following:

                                         JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                           1999           1998           1997
                                        -----------   ------------   ------------
                                        (UNAUDITED)
Debentures:
  8% secured convertible debentures,
     net of discounts due 2002........  $  820,000     $       --     $       --
Private placements:
  12% secured notes due August
     1999(i)..........................     225,000        225,000        900,000
  10% secured convertible notes due
     August 1999(ii)..................     277,800        296,000        839,000
  10% secured notes due August
     1999(iii)........................      80,000         80,000        788,700
Promissory notes:
  10% secured promissory note due
     August 1999(iv)..................     250,000        250,000        500,000
  11% unsecured promissory note past
     due(v)...........................     124,900        124,900        124,900
  12% secured note due April 1999,
     past due(vi).....................          --        150,000             --
  12% secured note due March 1999,
     past due(vii)....................     150,000        150,000             --
  12% secured note due April
     1999(viii).......................          --        350,000             --
  18% secured note past due(ix).......     115,000        115,000             --
  12% secured note due January
     2000(x)..........................     100,000        284,100             --
  16% secured note due August
     1999(xi).........................      30,000         30,000             --
  10% secured note due March 1999,
     past due(xii)....................          --        250,000             --
  12% secured notes due November
     1999(xiii).......................     250,000             --             --
  12% convertible secured promissory
     note due July 1998(xiv)..........          --             --        322,000
  8% secured note due July 1998(xv)...          --             --        300,000
  10% secured note due July
     1998(xvi)........................          --             --        150,000
  10% secured note due July
     1998(xvii).......................          --             --        650,000
  12% secured note due July
     1998(xviii)......................          --             --        315,000
                                        ----------     ----------     ----------
                                        $2,422,700     $2,305,000     $4,889,600
                                        ==========     ==========     ==========

     On January 30, 1999, the Company sold $850,000 principal amount of 8% convertible debentures and 85,000 warrants. On March 16, 1999, the Company sold $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These convertible debentures have the same terms for conversion. The

                        TEAM COMMUNICATIONS GROUP, INC.

conversion price for each debenture will be the lesser of a) 90% of the average per share market value for five consecutive days prior to the Initial Closing date or b) 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. If not otherwise converted, the debentures mature on January 27, 2002, and March 15, 2002, respectively. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method. Debentures representing $850,000 principal amount were converted to equity in May 1999. The Company recognized a $248,200 extraordinary loss as a result of the conversion of these notes. The extraordinary loss consisted of the write-off of the associated debt discount.

     On April 7, 1999, the Company sold an additional $500,000 principal amount of 8% convertible debentures and 50,000 warrants. These debentures have the same terms as described above and mature, unless converted prior, on March 30, 2002.

     In 1998, the Company recognized a $69,500 extraordinary loss as a result of the early redemption of certain notes. The extraordinary loss consisted of the write-off of the associated debt discount, net of income tax benefits of $37,500. These beneficial conversion features are included in additional paid in capital. The related discount is amortized over the life of the note using the effective interest method.

          (i) During February - June 1996, the Company participated in a private placement offering. The Company sold 18 placement units to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Each unit consisted of a $50,000 note payable with interest of 12% per annum, compounded quarterly, and 6,408 Common Stock Purchase warrants. The accrued interest balance was $122,900 at December 31, 1998. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering, July 29, 1998, and terminating on the July 29, 2001. Through this private placement, the Company raised $900,000 and issued 115,351 warrants. Principal and interest were due no later than July 15, 1998, $675,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The notes are secured by substantially all of the assets of the Company. The fair value of the notes and the carrying amount and fair value of the associated warrants were determined by the market rate, approximately 25%, based upon management's estimate of its borrowing rate in an arm's length transaction for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $162,000 and is included in paid in capital. In August 1999, the Company repaid $175,000 of the principal and extended $50,000 of the remaining principal to November 23, 1999 (unaudited).

          (ii) During June - October 1996, the Company participated in a second private placement offering. The Company sold 19.5 placement units to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD., Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. Each unit consisted of a $50,000 senior convertible note payable with interest of 10% per annum, compounded quarterly, and 4,272 Common Stock Purchase warrants.

          The notes are convertible at their principal amount into common stock of the Company at any time one year after the initial public offering, July 29, 1998, through maturity at the conversion price of $5.00 per share subject to adjustment in certain circumstances. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.43. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public

                        TEAM COMMUNICATIONS GROUP, INC.

     offering, July 29, 1998, and terminating on July 29, 2001. As of December 31, 1996, the Company raised $975,000 and issued 83,308 warrants. Principal and interest were due no later than July 15, 1998 and $679,000 was redeemed at the initial public offering. The remainder of the noteholders extended the maturity date to August 1999. The accrued interest balance was $108,500 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $381,928 and is included in paid in capital.

          (iii) During January 1997, the Company participated in a third private placement offering. The Company sold 19.4 units to the following investors:
     Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie. Each unit consisted of a $50,000 senior note payable with interest of 10% per annum, payable at six month intervals, and 10,000 Common Stock Purchase warrants. In 1998 $889,000 was repaid. The maturity date of the notes is August 1999. Each warrant entitles the holder to buy one share of common stock at an exercise price of $0.97. The warrants are exercisable commencing two business days following the effective date of the registration statement relating to an initial public offering and terminating on the third anniversary of that date. As of September 30, 1997, the Company raised $969,000 and issued 193,870 warrants. The accrued interest balance was $41,100 at December 31, 1998. The notes are secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $286,797 and is included in paid-in capital.

          (iv) In April 1996, the Company entered into a $500,000 promissory note with South Ferry #2, L.P., an outside investor, to finance a television program. The note accrues interest at 10% per annum and is due on August 20, 1999, as amended. At the initial public offering, $250,000 was repaid. The accrued interest balance was $124,200 at December 31, 1998. The note is secured by certain assets and rights associated with the television program. There were 29,906 warrants (exercisable at $0.43 per warrant) issued in connection with this note. The fair value of the note was estimated using discounted cash flow methods based on the Company's borrowing rates, approximately 25%, for similar types of borrowing arrangements with comparable terms and maturities. In August 1999, the Company repaid $125,000 of the principal and extended the remaining $125,000 to November 23, 1999 (unaudited).

          (v) In September 1996, the Company entered into a $150,000 unsecured promissory note with Time Life to repay an advance provided to the Company in October 1995. The note bears interest at 11% per annum from October 1995 and required payments such that the note would be repaid by March 31, 1997. As of December 31, 1998, there was $29,700 of accrued interest. During 1997, the Company made a $10,000 principal payment. During 1996, the Company made a $30,250 payment, of which $15,125 was applied to the principal balance, and $15,125 was applied to accrued interest. The holder of the note has not filed a notice of default and the Company is negotiating an extension of the payment terms.

          (vi) In March 1998, the Company obtained a loan in the amount of $150,000 from Arab Commerce Bank, which carries interest at 12% per annum and matured on April 1, 1999. As of December 31, 1998 there was accrued interest of $13,800. The note is secured by substantially all the assets of the Company. This note was paid in full in June 1999 (unaudited).

          (vii) In March 1998, the Company obtained a loan in the amount of $150,000 from Nick Kahla, which carries interest at 12% per annum and matures on March 16, 1999. As of December 31, 1998, there was accrued interest of $14,100. The note is secured by substantially all the assets of the Company. The Company is currently negotiating with Nick Kahala to pay off this note.

                        TEAM COMMUNICATIONS GROUP, INC.

          (viii) Between March 1998 and May 1998, the Company arranged $650,000 in short-term loans. $300,000 was repaid at the initial public offering. These loans bear an interest rate of 12%, and $100,000 matured in March 1999 and $250,000 matured in April 1999. At December 31, 1998, the accrued interest was $29,400. These notes have been paid in full in June 1999 (unaudited).

          (ix) In May 1998, the Company obtained a loan in the amount of $115,000 from the High Bridge Fund. The loan includes a $15,000 loan origination fee and begins to accrue interest at 18% per year if the loan goes into default. At December 31, 1998, the accrued interest was $2,000. The loan matured November 15, 1998 and management is currently negotiating a settlement of this note.

          (x) In May and June 1998, the Company arranged with nine parties for $375,000 of long term loans. The loans mature January 2000. Of the $375,000, there are two loan origination fees, one for $8,000 and one for $8,500. Two notes are convertible at their principal and interest amount into common stock of the Company at any time through maturity at the conversion price of 50% of the current per share market value. One note is convertible at its principal and interest amount into common stock of the Company at the conversion price of 75% of the current per share market value. These conversion features were valued at $62,500 and included in paid in capital. The resulting discount on the notes payable is amortized over the life of the note using the effective interest method. At December 31, 1998, $284,100 principal amount remained outstanding. The loans accrue interest at 12% per annum. As of December 31, 1998, there was accrued interest of $22,700. This loan was repaid in full in July 1999 (unaudited).

          (xi) In July 1998, the Company arranged a loan for $340,000. The loan matures August 1999. The loan bears an interest rate of 16% per annum. At December 31, 1998, $30,000 principal amount remained outstanding. As of December 31, 1998, there was accrued interest of $11,100.

          (xii) On December 29, 1998, the Company arranged a loan for $250,000. The loan accrues interest at 10% per annum. The loan matured on March 31, 1999. This note has been paid in full in August 1999 (unaudited).

          (xiii) In May and June 1999, the Company sold notes for $250,000. These notes mature in November 1999 and bear an interest rate of 12% (unaudited).

          (xiv) In January 1996, the Company entered into an agreement with AMAE Ventures, an outside investor. The Company received $322,000 in exchange for (i) a convertible secured promissory note, convertible into 3% of the Company's outstanding stock on a fully diluted basis through an initial public offering, and (ii) the transfer from the principal shareholder of 4% of the Company's issued and outstanding stock on a fully diluted basis through an initial public offering. The note accrues interest at 12% per annum and is due July 15, 1998. The accrued interest balance was $121,000, $93,000 and $36,200 at March 31, 1998, December 31, 1997 and December 31,
     1996, respectively. The fair value of the note and carrying value and fair value of the associated shares were determined by the market rate for a financial instrument of this risk. This note was converted to equity in August 1998.

          (xv) In November 1996, the Company entered into a $300,000 promissory note with Affida Bank. The note bears interest at 8% per annum, compounding quarterly, and is due the sooner of an initial public Offering or July 15, 1998. The accrued interest balance was $34,200, $8,500, $27,700, and $2,800 at March 31, 1998, December 31, 1997 and December 31, 1996, respectively. The note is secured by substantially all of the assets of the Company. There were 25,634 Common Stock Purchase warrants issued in connection with this note. Each warrant entitles the note holder to buy one share of common stock at an exercise price of $.43. The warrants are currently exercisable and terminate on the earlier to occur of the third anniversary of the effective date of an initial public offering or June 30, 2000. The note is secured by substantially all of the assets of the Company. The carrying amount and fair value of the notes and associated warrants were determined by the market rate, approximately 25%, for a financial instrument of this risk. The notes were discounted at this market rate. The value of the warrants amounted to $66,000 and is included in paid in capital. This note was paid in full in August 1998.

                        TEAM COMMUNICATIONS GROUP, INC.

          (xvi) In December 1996, the Company entered into a $150,000 promissory note with Phillip Tewel. The note bears interest at 10% per annum, compounding quarterly, and was due the sooner of an initial public offering or July 15, 1998. The accrued interest balance was $20,100, $16,050, and $400 at March 31, 1998, December 31, 1997 and December 31, 1996,
     respectively. The note is secured by substantially all of the assets of the Company. There were 29,191 Common Stock Purchase warrants issued in connection with this note. Each warrant entitles the note holder to buy one share of common stock at an exercise price of $.43. The warrants are currently exercisable and terminate on the earlier to occur of the third anniversary of the effective date of an initial public offering or June 30, 2000. The note is secured by substantially all of the assets of the Company. The carrying value of the warrants amounted to $26,500 and is included in paid-in capital. This note was paid in full in August 1998.

          (xvii) In June 1997, the Company entered into a $650,000 secured promissory note with Alliance. The note bears interest at the prime rate plus one per cent per annum from June 1996 and required payments such that the note, as amended, would be repaid by July 15, 1998. As of March 31, 1998 and December 31, 1997 there was $50,800 and $34,500, respectively of accrued interest. The note is secured by all the television rights and interest owned with regards to the "Total Recall" project. This note was paid in full in August 1998.

          (xviii) In December 1997, the Company obtained a loan in the amount of $315,000 from Venture Management Consultants LLC ("VMC"), which carries interest at 12% per annum, and matures at the earlier of the closing of the offering or July 15, 1998. As the loan was not repaid in full by February 15, 1998, the Company is required to pay VMC an additional $15,000. Included in the principal balance is a $15,000 loan origination fee. As of December 31, 1997 there was accrued interest of $2,000. As of March 31, 1998, $50,000 of the principal under this note has been repaid. The note is secured substantially by all the assets of the Company. This note was paid in full in August 1998.

NOTE 9 -- GEOGRAPHIC INFORMATION:

     The Company operates in a single industry segment, the development, production and distribution of television programming. All of the Company's operations are conducted in the United States.

     A summary of the Company's revenues by geographic area is presented below:

                              JUNE 30,      JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                1999          1998           1998           1997           1996
                             -----------   -----------   ------------   ------------   ------------
                             (UNAUDITED)   (UNAUDITED)
North America..............  $2,626,000    $1,510,900    $ 9,844,500     $1,483,600     $2,221,900
Europe.....................   3,300,000            --             --        307,100      1,332,900
South America..............     645,900     1,705,000      1,351,800      3,798,900        732,400
Asia.......................     448,000            --      1,412,900        136,000      1,306,500
Australia and Africa.......          --            --        972,700      1,250,000        156,100
                             ----------    ----------    -----------     ----------     ----------
Total......................  $7,019,900    $3,215,900    $13,581,900     $6,975,600     $5,749,800
                             ==========    ==========    ===========     ==========     ==========

NOTE 10 -- STOCK OPTION PLANS:

     The Company has established stock option plans for its employees and consultants (the "1995 Stock Option Plan") and for its non-employee directors (the "1995 Stock Option Plan for Non-Employee Directors").

     The 1995 Stock Option Plan allows for options (including Incentive Stock Options) to be granted to employees and consultants at less than fair market value at date of grant. These options may be immediately exercisable and expire over a period determined by the Stock Option Committee of the Board of Directors

                        TEAM COMMUNICATIONS GROUP, INC.

(the "Committee"). The Committee is comprised of two members of the Board of Directors. The total number of options available to grant under this plan is 270,000.

     The 1995 Stock Option Plan for Non-Employee Directors allows for a set number of immediately exercisable options to be granted at fair market value to non-employee members of the Board of Directors. The total number of options available to grant under this plan is 67,500. There were no options granted exercised, forfeited, expired or outstanding pursuant to the Director Plan for the year ended December 31, 1998.

     A summary of the Key Employee Plan as of and for the periods December 31, 1998, December 31, 1997 and December 31, 1996, is presented below:

                                                                 WEIGHTED AVERAGE
                  KEY EMPLOYEE PLAN                    SHARES    EXERCISED PRICE
                  -----------------                    -------   ----------------
Outstanding as of January 1, 1996....................       --        $  --
  Granted............................................   35,000         1.14
  Exercised..........................................       --           --
  Forfeited/Expired..................................       --           --
                                                       -------
Outstanding as of December 31, 1998, December 31,
  1997 and December 31, 1996.........................   35,000
                                                       =======
Weighted-average fair value of options outstanding...  $  1.14
                                                       =======

     The following table summarizes information about options outstanding at December 31, 1998, 1997 and 1996:

                                     SHARES EXERCISABLE AT
                                      DECEMBER 31, 1998,
                                      DECEMBER 31, 1997,          DATE
     TOTAL SHARES   EXERCISE PRICE   AND DECEMBER 31, 1996   OPTIONS EXPIRE
     ------------   --------------   ---------------------   --------------
        30,000          $1.00               10,000            July 1, 2006
         5,000          $2.00                5,000            June 6, 2006
        ------                              ------
        35,000                              15,000
        ======                              ======

     The Company has elected, as permitted by SFAS No. 123, "Accounting for Stock Based Compensation", to account for its stock compensation arrangements under the provisions of APB No. 25, "Accounting for Stock Issued to Employees". Accordingly, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of such pronouncement. The fair value for these options was estimated at the date of grant using the binomial option pricing model with the following weighted average assumptions: risk-free interest rate of 6.33%, no dividend yield, expected lives of two and a half years, and volatility of 0%.

     For purposes of pro forma disclosure, the estimated fair value of the options is zero, hence neither pro forma net income nor earnings per share are presented.

     In January 1997, the Company's shareholders voted to freeze the 1995 Stock Option Plans and adopt two new plans, the Team Communications Group, Inc. Stock Awards plan (the "1996 Employee Plan") and the Team Communications Group, Inc. Directors' Stock Option Plan (the "1996 Director's Plan").

     The 1996 Directors Plan allows Directors who are not employees of the Company, on the effective date of an initial public offering and each annual anniversary thereof, to receive options to purchase 2,500 shares. The

                        TEAM COMMUNICATIONS GROUP, INC.

option price per share of Common Stock purchasable upon exercise of such stock options shall be 100% of the fair market value on the date of grant. Such options shall be exercisable immediately on the date of grant by payment in full of the purchase price in cash. The aggregate number of shares of Common Stock that may be granted pursuant to the 1996 Directors Plan is 20,000.

     The aggregate number of shares of Common Stock that may be granted under the 1996 Employee Plan is 180,000. The Employee Plan provides for the authority by the Employee Plan Committee to grant ISO's to any key employee of the Company or any affiliate of the Company and to determine the terms and conditions of each grant, including without limitation, the number of shares subject to each ISO. The ISO exercise price will also be determined by the Committee and will not be less than the fair market value of the Common Stock on the date of grant. The exercise price will not be less than 110% of such fair market value and the exercise period will not exceed five years if the participant was the holder of more than 10% of the Company's outstanding voting securities.

NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED):

     In July 1999, we arranged for a short term loan of $1,200,000 for production and distribution activities. The loan matures on November 30, 1999 and accrues interest at 12% per year. If the loan is not repaid by November 30, 1999, the principal and all accrued and unpaid interest convert into shares of our common stock at the lesser of 85% of the market price on the date of issuance or 110% of the current market price when converted. As of this date we have repaid $1,000,000 of this note.

     On August 5, 1999, the Company completed a $4,000,000 financing in anticipation of the Company's public offering in Germany this fall. The Note bears interest at 12% per annum and matures November 30, 2002. The Note is subordinate to any of the Company's bank financing or senior debt. All or part of the unpaid principal amount may be converted into shares of Common Stock at the holder's option any time after November 30, 1999. The conversion price is the lesser of 120% of the average per share market price for five consecutive trading days prior to August 5, 1999 or 88% of the per share market price for the three days with the lowest per share market price during the twenty-five days prior to conversion. Connected with this financing, the Company sold 340,000 warrants to purchase Team common stock at $7.00, which is 105% of the five-day average closing price prior to the closing of the financing.

     On August 5, 1999, the Company completed a sale of 500,000 shares of common stock for $2,000,000 to Gontard & MetallBank AG. On September 29, 1999, the Company completed a $4,000,000 financing with Gontard & MetallBank AG. The Note bears interest at 10% per annum and matures on the earlier of the completion of this offering or December 31, 1999.

NOTE 12 -- GOING CONCERN:

     The Company's financial statements for the six months ended June 30, 1999 and 1998 and the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company expects to incur substantial expenditures to produce television programs and/or acquire distribution rights to television programs produced by third parties. The Company's working capital plus limited revenue from the licensing of its current inventory of television programs will not be sufficient to fund the Company's ongoing operations, including completing projects that the Company is contractually required to develop or produce.

     Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow.

                         INDEX TO FINANCIAL STATEMENTS
                       OF DANDELION DISTRIBUTION LIMITED

                                                              PAGE
                                                              ----
Directors' Report for the year ended 31 July 1999...........  F-22
Report of Independent Auditors..............................  F-23
Profit and Loss Account for the year ended 31 July 1999.....  F-24
Balance sheet at 31 July 1999...............................  F-25
Notes to the Financial Statements...........................  F-26
Directors' Report for the year ended 31 July 1998...........  F-32
Report of Independent Auditors..............................  F-33
Profit and Loss Account for the year ended 31 July 1998.....  F-34
Balance sheet at 31 July 1998...............................  F-35
Notes to the Financial Statements...........................  F-36

                         DANDELION DISTRIBUTION LIMITED

               DIRECTORS' REPORT FOR THE YEAR ENDED 31 JULY 1999

     The directors present their report and the financial statements for the year ended 31 July 1999.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - follow applicable accounting standards, subject to any material departures disclosed and explained in the accounts;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

DONATIONS

     During the year the company made charitable donations of L1,170 (1998:
L1,523).

PRINCIPAL ACTIVITIES

     The principal activities of the company are those of film distribution and film production.

DIRECTORS

     The directors who served during the year and their beneficial interests in the company's issued share capital were:

                                                        ORDINARY SHARES OF L1 EACH
                                                        --------------------------
                                                         1999               1998
                                                        -------            -------
N D Cronin Esq........................................    198                198
Mrs J M Cronin........................................      2                  2

AUDITORS

     The auditors, Messrs. Barnes Roffe, will be proposed for reappointment in accordance with section 385 of the Companies Act 1985.

SMALL COMPANY EXEMPTIONS

     The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

     This report was approved by the Board and signed on its behalf:

N D Cronin Esq
Director

Date: 15 October 1999

                         DANDELION DISTRIBUTION LIMITED

     AUDITORS' REPORT TO THE SHAREHOLDERS OF DANDELION DISTRIBUTION LIMITED

     We have audited the financial statements on pages F-24 to F-31 which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999) under the historical cost convention and the accounting policies set out on pages F-26 and F-27.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on page F-22 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements give a true and fair view of the state of the company's affairs as at 31 July 1999 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

BARNES ROFFE
Registered Auditors
16-19 Copperfields
Spital Street
Dartford
Kent DA1 2DE

Date: 15 October 1999

                         DANDELION DISTRIBUTION LIMITED

                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 31 JULY 1999

                                                                         1999          1998
                                                              NOTE        L             L
                                                              ----    ----------    ----------
TURNOVER....................................................  1, 2     1,904,997     2,115,128

Cost of sales...............................................          (1,049,786)   (1,346,783)
                                                                      ----------    ----------

GROSS PROFIT................................................             855,211       768,345

Selling and distribution costs..............................            (122,589)     (135,362)
Administrative expenses.....................................            (658,360)     (453,314)
Other operating income......................................              21,105        19,600
                                                                      ----------    ----------

OPERATING PROFIT............................................     3        95,367       199,269
Loss on disposal of tangible fixed assets...................                  --        (4,664)
                                                                      ----------    ----------
                                                                          95,367       194,605
Interest receivable and similar income......................              22,978        22,730
Interest payable and similar charges........................             (35,977)      (51,050)
                                                                      ----------    ----------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............              82,368       166,285

TAXATION ON PROFIT ON ORDINARY ACTIVITIES...................     5       (25,907)      (38,369)
                                                                      ----------    ----------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................              56,461       127,916

DIVIDENDS...................................................     6            --       (50,000)
                                                                      ----------    ----------

RETAINED PROFIT FOR THE YEAR................................              56,461        77,916

RETAINED PROFIT BROUGHT FORWARD.............................             890,312       812,396
                                                                      ----------    ----------

RETAINED PROFIT CARRIED FORWARD.............................             946,773       890,312
                                                                      ==========    ==========

    The notes on pages F-26 to F-31 form part of these financial statements.

                         DANDELION DISTRIBUTION LIMITED

                                 BALANCE SHEET
                               AS AT 31 JULY 1999

                                                              1999                     1998
                                                     ----------------------   ----------------------
                                              NOTE       L            L           L            L
                                              ----   ----------   ---------   ----------   ---------
FIXED ASSETS
  Intangible fixed assets...................    7                        --                       --
  Tangible fixed assets.....................    8                   441,714                  452,758
  Investments...............................    9                       100                  256,562
                                                                  ---------                ---------
                                                                    441,814                  709,320
CURRENT ASSETS
  Stocks....................................          1,038,406                1,267,583
  Debtors...................................   10       650,986                  563,008
  Investments...............................   11        42,105                       --
  Cash at bank and in hand..................            253,204                  137,415
                                                     ----------               ----------
                                                      1,984,701                1,968,006
CREDITORS: amounts falling due within
  one year..................................   12    (1,322,142)              (1,593,505)
                                                     ----------               ----------

NET CURRENT ASSETS..........................                        662,559                  374,501
                                                                  ---------                ---------

TOTAL ASSETS LESS CURRENT LIABILITIES.......                      1,104,373                1,083,821

CREDITORS: amounts falling due after more
  than one year.............................   13                  (154,964)                (190,873)

PROVISIONS FOR LIABILITIES AND CHARGES......   14                    (2,436)                  (2,436)
                                                                  ---------                ---------

NET ASSETS..................................                        946,973                  890,512
                                                                  =========                =========

CAPITAL AND RESERVES
  Called up share capital...................   15                       200                      200
  Profit and loss account...................                        946,773                  890,312
                                                                  ---------                ---------

SHAREHOLDERS' FUNDS.........................                        946,973                  890,512
                                                                  =========                =========

The financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999).

The financial statements were approved by the Board and signed on its behalf:

N D Cronin Esq
Director

Date: 15 October 1999

    The notes on pages F-26 to F-31 form part of these financial statements.

                         DANDELION DISTRIBUTION LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 31 JULY 1999

1. ACCOUNTING POLICIES

     1.1 BASIS OF PREPARATION OF FINANCIAL STATEMENTS

     The financial statements have been prepared under the historical cost convention.

     The company is exempt from the requirements to prepare group accounts by virtue of section 248 of the Companies Act 1985. These financial statements therefore present information about the company as an individual undertaking and not about its group.

     1.2 TURNOVER

     Turnover comprises the invoiced value of goods and services supplied by the company, exclusive of Value Added Tax and trade discounts.

     1.3 TANGIBLE FIXED ASSETS AND DEPRECIATION

     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Freehold buildings.............................  2% p.a. straight line
Plant & machinery etc..........................  15/25% p.a. reducing balance

     1.4 LEASING AND HIRE PURCHASE

     Assets obtained under hire purchase contracts and finance leases are capitalised as tangible fixed assets. Assets acquired by finance lease are depreciated over the shorter of the lease term and their useful lives. Assets acquired by hire purchase are depreciated over their useful lives. Finance leases are those where substantially all of the benefits and risks of ownership are assumed by the company. Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of rental payments is charged to the profit and loss account on a sum of digits basis, so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

     1.5 OPERATING LEASES

     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged to profit and loss account on a straight line basis over the lease term.

     1.6 STOCKS

     Stocks of films rights are valued at the lower cost or net realisable value. Costs are carried forward in proportion to the directors' estimate of future revenue receivable. Where total costs exceed total estimated revenue, the value carried forward is limited to the value of estimated future revenue.

     The directors' projections for future revenues extend over the next three years and revenue streams are based both on contracts secured and under negotiation, anticipating that similar repeat business will be available. In cases where contracts have yet to be secured the directors have used estimates based on experience. In formulating projections, the directors consider that they have taken in to account all information that could reasonably be expected to be available, although there can be no certainty in respect of contracts being negotiated in future of a similar value to those currently secured. The financial statements do not include any adjustments that would result if future revenues were not realised in line with directors' expectations.

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1999

     1.7 FOREIGN CURRENCIES

     Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions denominated in foreign currencies are translated into sterling at the rate ruling on the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

     1.8 DEFERRED TAXATION

     Provision is made for deferred taxation as a result of material timing differences between the incidence of income and expenditure for taxation and accounts purposes, using the liability method, only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallise in the near future.

     1.9 PENSIONS

     The company operates a defined contribution (money purchase) pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

2. TURNOVER

     43% of the company's turnover (1998: 57%) is attributable to geographical markets outside the United Kingdom.

3. OPERATING PROFIT

     The operating profit is stated after charging:

                                                               1999      1998
                                                                L         L
                                                              ------    ------
Depreciation of tangible fixed assets.......................  13,832    14,985
Auditors' remuneration......................................   8,000     8,000
Pension costs...............................................     500       500
                                                              ======    ======

4. DIRECTORS' REMUNERATION

                                                               1999       1998
                                                                 L         L
                                                              -------    ------
Fees, salaries, benefits in kind and pension
  contributions.............................................  393,542    125,538
                                                              -------    ------
                                                              393,542    125,538
                                                              =======    ======

     During the year, retirement benefits were accruing to two (1998: two) directors in respect of money purchase pension schemes.

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1999

5. TAXATION

                                                               1999      1998
                                                                L         L
                                                              ------    ------
CURRENT YEAR TAXATION
UK corporation tax..........................................  23,464    38,619
Transfer from deferred taxation.............................      --      (250)
                                                              ------    ------
                                                              23,464    38,369
PRIOR YEARS
UK corporation tax..........................................   2,443        --
                                                              ------    ------
                                                              25,907    38,369
                                                              ======    ======

6. DIVIDENDS

                                                               1999     1998
                                                                L        L
                                                              ------   ------
Interim ordinary dividends paid.............................      --   50,000
                                                              ======   ======

7. INTANGIBLE FIXED ASSETS

                                                              GOODWILL
                                                                 L
                                                              --------
COST:
At 1 August 1998............................................   15,000
                                                               ------

At 31 July 1999.............................................   15,000
                                                               ------

AMORTIZATION
At 1 August 1998............................................   15,000
                                                               ======

At 31 July 1999.............................................   15,000
                                                               ======

NET BOOK VALUE
At 31 July 1999 and 31 July 1998............................       --
                                                               ======

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1999

8. TANGIBLE FIXED ASSETS

                                                     FREEHOLD LAND      PLANT &
                                                      & BUILDINGS    MACHINERY ETC    TOTAL
                                                           L               L            L
                                                     -------------   -------------   -------
COST
At 1 August 1998...................................     452,682         95,429       548,111
Additions..........................................          --          2,788         2,788
                                                        -------         ------       -------

At 31 July 1999....................................     452,682         98,217       550,899
                                                        -------         ------       -------

DEPRECIATION
At 1 August 1998...................................      37,861         57,492        95,353
Charge for year....................................       7,696          6,136        13,832
                                                        -------         ------       -------

At 31 July 1999....................................      45,557         63,628       109,185
                                                        -------         ------       -------

NET BOOK VALUE
At 31 July 1999....................................     407,125         34,589       441,714
                                                        =======         ======       =======

At 31 July 1998....................................     414,821         37,937       452,758
                                                        =======         ======       =======

     Included in land and buildings is freehold land valued at L67,900 (1998:
L67,900) which is not depreciated.

     During the year, the freehold property was independently valued for the purpose of securing bank borrowings at a figure materially lower than the carrying value in the financial statements. However, in the opinion of the directors, the open market value of this property is not significantly lower than its carrying value in the financial statements.

9. FIXED ASSET INVESTMENTS

                                                       SHARES
                                                      IN GROUP         OTHER
                                                    UNDERTAKINGS    INVESTMENTS     TOTAL
                                                         L               L            L
                                                    ------------    -----------    --------
COST
At 1 August 1998..................................      100           256,462       256,562
Additions.........................................       --            17,955        17,955
Disposals.........................................       --          (232,312)     (232,312)
Transfer to Current Asset Investments.............       --           (42,105)      (42,105)
                                                        ---          --------      --------
At 31 July 1999...................................      100                --           100
                                                        ---          --------      --------
NET BOOK VALUE
At 31 July 1999...................................      100                --           100
                                                        ===          ========      ========
At 31 July 1998...................................      100           256,462       256,562
                                                        ===          ========      ========

     The company owns 100% of the ordinary share capital of its dormant subsidiary Baserem Limited, a company incorporated in England and Wales. The aggregate capital and reserves as of 31st July 1999 is L100 (1998: L100).

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1999

10. DEBTORS

                                                                1999        1998
                                                                 L           L
                                                              --------    --------
DUE WITHIN ONE YEAR
Trade debtors...............................................   579,110     463,977
Other debtors...............................................    71,876      99,031
                                                              --------    --------
                                                               650,986     563,008
                                                              ========    ========

     Included in trade debtors is a balance of L83,335 (1998: L112,500) which is due after more than one year.

11. CURRENT ASSET INVESTMENTS

                                                               1999       1998
                                                                 L          L
                                                              -------    -------
Other investments at cost...................................   42,105         --
                                                              =======    =======

12. CREDITORS

     AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                1999         1998
                                                                  L            L
                                                              ---------    ---------
Bank loans and overdrafts (secured).........................    208,460      534,604
Net obligations under finance lease and hire purchase
  contracts.................................................         --       12,135
Trade creditors.............................................    869,597      839,700
Amounts owed to group undertakings..........................        100          100
Corporation tax.............................................     23,464       52,497
Other taxation and social security..........................     52,751       38,458
Directors' current accounts.................................     98,174       19,991
Other creditors and accruals................................     69,596       96,020
                                                              ---------    ---------
                                                              1,322,142    1,593,505
                                                              =========    =========

13. CREDITORS

     AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                1999         1998
                                                                  L            L
                                                              ---------    ---------
Bank loans and overdrafts (secured).........................    154,964      160,873
Other creditors and accruals................................         --       30,000
                                                              ---------    ---------
                                                                154,964      190,873
                                                              =========    =========

     Included within the above are amounts falling due as follows:

IN MORE THAN 5 YEARS:
  Loan instalments..........................................    112,763       87,373
                                                              =========    =========

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1999

14. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                1999         1998
                                                                  L            L
                                                              ---------    ---------
DEFERRED TAXATION
  At 1 August 1998..........................................      2,436        2,686
  Credit for the year.......................................         --         (250)
                                                              ---------    ---------
  At 31 July 1999...........................................      2,436        2,436
                                                              =========    =========

     The deferred tax balance above represents the maximum liability for deferred tax in respect of accelerated capital allowances.

15. CALLED UP SHARE CAPITAL

                                                              1999     1998
                                                                L        L
                                                              -----    -----
AUTHORISED
1,000 ordinary shares of L1 each............................  1,000    1,000
                                                              =====    =====
ALLOTTED, ISSUED AND FULLY PAID
200 ordinary shares of L1 each..............................    200      200
                                                              =====    =====

16. RELATED PARTIES

     The company trades with String Of Pearls plc and String Of Pearls II plc, companies in which N D Cronin Esq is a director and shareholder. No reportable related party transactions with these companies took place during the year and the balances outstanding as at 31 July 1999 are L83,335 debit (1998: L131,523 debit) and L39,964 debit (1998: L40,186 debit) respectively.

     The company trades with Dande Racing, a business in which N D Cronin Esq is a proprietor. During the year the company received rent from the business of L4,000 (1998: L4,000) and paid for goods and services to the value of L42,598 (1998: L28,000). The company also purchased from Dande Racing a current asset investment of L17,955. The amount owed from Dande Racing as at 31 July 1999 is L85 (1998: Lnil).

     N D Cronin Esq is a director of Leisureview Limited. During the year, Dandelion Distribution Limited made sales to Leisureview Limited of L62,401 (1998: L44,468) and purchased goods and services to the value of L59,667 (1998:
L14,374). The amount owed to Leisureview Limited as at 31 July 1999 is L68,698 (1998: L8,623). The amount owed by Leisureview Limited at 31 July 1999 was L19,248 (1998: L6,883).

     N D Cronin Esq and Mrs J M Cronin are trustees of the Dandelion Distribution Executive Pension Scheme. Contributions to the scheme amounted to L500 (1998: L500). At 31 July 1999 the company owed the scheme L50,000 (1998:
L50,000).

     All transactions took place at arms length.

17. TRANSACTIONS WITH DIRECTORS

     The company transferred its ownership in its investment properties to director N D Cronin in reward for his services to the company in the year.

18. ULTIMATE CONTROL

     Ultimate control of the company lies with N D Cronin Esq.

                         DANDELION DISTRIBUTION LIMITED

               DIRECTORS' REPORT FOR THE YEAR ENDED 31 JULY 1998

     The directors present their report and the financial statements for the year ended 31 July 1998.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PRINCIPAL ACTIVITY

     The principal activities of the company are those of film distribution and film production.

CHARITABLE DONATIONS

     During the year, the company made charitable donations of L1,523 (1997 - L2,000).

THE YEAR 2000 ISSUE

     In preparing these financial statements, the directors have considered the impact of the year 2000 issue. The directors have reviewed software packages and certain items of plant and machinery for millennium compliance. The directors have not quantified the costs of modifications to non millennium compliant software and plant because they do not consider that material liabilities will crystallise. Any costs that do crystallise will be charged to the profit and loss account in the period in which they are incurred.

DIRECTORS

     The directors who served during the year and their beneficial interests in the company's issued share capital were:

                                                        ORDINARY SHARES OF L1 EACH
                                                        --------------------------
                                                         1998               1997
                                                        -------            -------
N D Cronin Esq........................................    198                198
Mrs J M Cronin........................................      2                  2

AUDITORS

     In accordance with Section 385 of the Companies Act 1985, the auditors, Messrs Barnes Roffe, will be proposed for re-appointment for the ensuing year at the general meeting.

SMALL COMPANY EXEMPTIONS

     Advantage has been taken in the preparation of this report of the exemptions applicable to small companies conferred by Part VII of the Companies Act 1985.

     This report was approved by the Board and signed on its behalf:

Mrs J M Cronin
Secretary

Date: 30 November 1998

                         DANDELION DISTRIBUTION LIMITED

     AUDITORS' REPORT TO THE SHAREHOLDERS OF DANDELION DISTRIBUTION LIMITED

     We have audited the financial statements on pages F-34 to F-41 which have been prepared under the historical cost convention and the accounting policies set out on pages F-36 and F-37.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on page F-32 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements give a true and fair view of the state of the company's affairs as at 31 July 1998 and of its profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

BARNES ROFFE
Registered Auditors
16/17 Copperfields
Spital Street
Dartford
Kent DA1 2DE

Date: 7 December 1998

                         DANDELION DISTRIBUTION LIMITED

                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 31 JULY 1998

                                                                         1998          1997
                                                              NOTE        L             L
                                                              ----    ----------    ----------
TURNOVER....................................................  1, 2     2,115,128     2,688,960

Cost of sales...............................................          (1,346,784)   (1,679,037)
                                                                      ----------    ----------

GROSS PROFIT................................................             768,344     1,009,923

Distribution costs..........................................             (94,729)     (180,182)

Administrative expenses.....................................            (504,197)     (494,846)

Other operating income......................................              47,917        28,146
                                                                      ----------    ----------

OPERATING PROFIT............................................     3       217,335       363,041

Interest payable and similar charges........................     5       (51,050)      (52,868)
                                                                      ----------    ----------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............             166,285       310,173

TAXATION....................................................             (38,369)      (88,956)
                                                                      ----------    ----------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................             127,916       221,217

DIVIDENDS...................................................     6       (50,000)      (50,000)
                                                                      ----------    ----------

RETAINED PROFIT FOR THE YEAR................................              77,916       171,217

RETAINED PROFIT BROUGHT FORWARD.............................             812,396       641,179
                                                                      ----------    ----------

RETAINED PROFIT CARRIED FORWARD.............................             890,312       812,396
                                                                      ==========    ==========

CONTINUING OPERATIONS

     None of the company's activities was acquired or discontinued in the above two financial years.

STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

     There were no recognized gains and losses for the above two financial periods other than those included in the profit and loss account.

    The notes on pages F-36 to F-41 form part of these financial statements.

                         DANDELION DISTRIBUTION LIMITED

                                 BALANCE SHEET
                               AS AT 31 JULY 1998

                                                              1998                     1997
                                                     ----------------------   ----------------------
                                              NOTE       L            L           L            L
                                              ----   ----------   ---------   ----------   ---------
FIXED ASSETS
  Intangible fixed assets...................    7                        --                       --
  Tangible fixed assets.....................    8                   452,757                  479,129
  Investments...............................    9                   256,562                  232,412
                                                                  ---------                ---------
                                                                    709,319                  711,541
CURRENT ASSETS
  Stocks....................................          1,267,583                1,366,441
  Debtors...................................   10       563,008                  708,052
  Cash at bank and in hand..................            137,415                  144,563
                                                     ----------               ----------
                                                      1,968,006                2,219,056
CREDITORS: amounts falling due within
  one year..................................   11    (1,593,504)              (1,890,815)
                                                     ----------               ----------
NET CURRENT ASSETS..........................                        374,502                  328,241
                                                                  ---------                ---------

TOTAL ASSETS LESS CURRENT LIABILITIES.......                      1,083,821                1,039,782

CREDITORS: amounts falling due after more
  than one year.............................   12                  (190,873)                (224,500)

PROVISIONS FOR LIABILITIES AND CHARGES......   13                    (2,436)                  (2,686)
                                                                  ---------                ---------

NET ASSETS..................................                        890,512                  812,596
                                                                  =========                =========
CAPITAL AND RESERVES
  Called up share capital...................   14                       200                      200
  Profit and loss account...................                        890,312                  812,396
                                                                  ---------                ---------

SHAREHOLDERS' FUNDS.........................   15                   890,512                  812,596
                                                                  =========                =========

The directors have taken advantage of special exemptions conferred by Part VII of the Companies Act 1985 applicable to small companies.

The financial statements were approved by the Board and signed on its behalf:

N D Cronin Esq
Director

Date: 30 November 1998

    The notes on pages F-36 to F-41 form part of these financial statements.

                         DANDELION DISTRIBUTION LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 31 JULY 1998

1. ACCOUNTING POLICIES

     1.1 BASIS OF PREPARATION OF FINANCIAL STATEMENTS

     The financial statements have been prepared under the historical cost convention and include the results of the company's operations which are described in the Directors' Report and all of which are continuing.

     The company is exempt from the requirement to prepare group accounts by virtue of section 248 of the Companies Act 1985. These financial statements therefore present information about the company as an individual undertaking and not about its group.

     The company has taken advantage of the exemption in Financial Reporting Standard No. 1 from the requirement to produce a cash flow statement on the grounds that it is a small company.

     1.2 TURNOVER

     Turnover comprises the invoiced value of goods and services supplied by the company, net of Value Added Tax.

     1.3 TANGIBLE FIXED ASSETS AND DEPRECIATION

     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Land & buildings.................................  2% p.a. straight line
Plant & machinery etc............................  15/25% p.a. reducing balance

     1.4 INVESTMENT PROPERTIES

     In accordance with SSAP 19, investment properties are revalued annually and no depreciation is provided in respect of freehold or leasehold investment properties with over 20 years to run. This conflicts with the Companies Act 1985 which requires all properties to be depreciated. The directors consider that, because these properties are not held for consumption, but for their investment potential, to depreciate them would not give a true and fair view.

     1.5 HIRE PURCHASE

     Assets obtained under hire purchase contracts are capitalised as tangible fixed assets, and are depreciated over their useful lives. Hire purchase interest is charged to the profit and loss account on the basis of a sum of the digits calculation.

     1.6 STOCKS

     Stock of film rights and production costs are valued on the basis of estimated income profile from each particular title in order to match costs in proportion to income over the expected revenue life of each title or library.

     1.7 FOREIGN CURRENCIES

     Assets and liabilities in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1998

     1.8 DEFERRED TAXATION

     Provision is made for deferred taxation as a result of material timing differences between the incidence of income and expenditure for taxation and accounts purposes, using the full liability method, only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallise in the near future.

     1.9 PENSION SCHEME

     The company operates a defined contribution pension scheme for the directors. The accounting policy is to charge all contributions to the profit and loss account in the year in which they are paid.

2. TURNOVER

     57% of the company's turnover (1997 -- 29%) is attributable to geographical markets outside the United Kingdom.

3. OPERATING PROFIT

     The operating profit is stated after charging:

                                                               1998      1997
                                                                L         L
                                                              ------    ------
Depreciation of tangible fixed assets
-- Owned by the company.....................................  12,152    14,489
-- Held under hire purchase contracts.......................   2,833     7,015
Auditors' remuneration......................................   8,000     7,900
Pension costs...............................................     500        --
                                                              ======    ======

4. DIRECTORS' REMUNERATION

                                                               1998       1997
                                                                 L          L
                                                              -------    -------
Fees, salaries, benefits and pension contributions..........  125,538    154,137
                                                              =======    =======

     The number of directors to whom benefits accrue under money purchase pension schemes is two (1997 -- two).

5. INTEREST PAYABLE

     Included in interest payable is interest on hire purchase contracts amounting to L2,353 (1997 -- L4,857).

6. DIVIDENDS

                                                               1998      1997
                                                                L         L
                                                              ------    ------
Interim dividends paid......................................  50,000    50,000
                                                              ======    ======

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1998

7. INTANGIBLE FIXED ASSETS

                                                              GOODWILL    TOTAL
                                                                 L          L
                                                              --------    ------
COST
At 1 August 1997 and 31 July 1998...........................   15,000     15,000
                                                               ------     ------
AMORTISATION
At 1 August 1997 and 31 July 1998...........................   15,000     15,000
                                                               ------     ------
NET BOOK VALUE
At 31 July 1997 and 31 July 1998............................       --         --
                                                               ======     ======

8. TANGIBLE FIXED ASSETS

                                                          LAND &        PLANT &
                                                         BUILDINGS   MACHINERY ETC    TOTAL
                                                             L             L            L
                                                         ---------   -------------   -------
COST
At 1 August 1997.......................................   452,682       111,153      563,835
Additions..............................................        --           927          927
Disposals..............................................        --       (16,650)     (16,650)
                                                          -------       -------      -------
At 31 July 1998........................................   452,682        95,430      548,112
                                                          -------       -------      -------
DEPRECIATION
At 1 August 1997.......................................    30,782        53,924       84,706
Charge for year........................................     7,080         7,905       14,985
On disposals...........................................        --        (4,336)      (4,336)
                                                          -------       -------      -------
At 31 July 1998........................................    37,862        57,493       95,355
                                                          -------       -------      -------
NET BOOK VALUE
At 31 July 1998........................................   414,820        37,937      452,757
                                                          =======       =======      =======
At 31 July 1997........................................   421,900        57,229      479,129
                                                          =======       =======      =======

     Included within land and buildings is land of L67,900 which has not been depreciated.

     The cost of assets held under hire purchase agreements at 31st July 1998 is L12,950 (1997 -- L32,550) and accumulated depreciation is L11,101
(1997 -- L11,506). The total depreciation charged in the year is L2,833
(1997 -- L7,014).

9. FIXED ASSET INVESTMENTS

                                                LAND &      SHARES IN
                                               BUILDINGS     OTHERS      OTHERS    TOTAL(1)
                                               ---------    ---------    ------    --------
COST
At 1 August 1997.............................   232,312        100           --    232,412
Additions....................................        --         --       24,150     24,150
                                                -------        ---       ------    -------
At 31 July 1998..............................   232,312        100       24,150    256,562
                                                -------        ---       ------    -------
NET BOOK VALUE
At 31 July 1998..............................   232,312        100       24,150    256,562
                                                =======        ===       ======    =======
At 31 July 1998..............................   232,312        100           --    232,412
                                                =======        ===       ======    =======

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1998

     The company owns 100% of the ordinary share capital of its dormant subsidiary Baserem Limited, a company incorporated in England and Wales. The aggregate capital and reserves as at 31st July 1998 is L100 (1997 -- L100).

     Investment properties were valued on 31 July 1998 by the directors on the basis of open market value.

10. DEBTORS

                                                               1998       1997
                                                                 L          L
                                                              -------    -------
DUE WITHIN ONE YEAR
Trade debtors...............................................  463,977    622,955
Other debtors and prepayments...............................   99,031     85,097
                                                              -------    -------
                                                              563,008    708,052
                                                              =======    =======

     Included within trade debtors is a balance of L112,500 (1997 -- L112,500) and included within other debtors is an amount of L30,000 (1997 -- L40,000) which are due after more than one year.

11. CREDITORS

     AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                1988        1997
                                                                  L           L
                                                              ---------   ---------
Bank loans and overdrafts...................................    534,603     512,563
Net obligations under hire purchase contracts...............     12,135       6,674
Trade creditors.............................................    839,703     967,919
Amounts owed to group undertakings..........................        100         100
Corporation tax.............................................     52,497     102,500
Other taxes and social security.............................     38,457     102,653
Directors' current accounts.................................     19,991      37,315
Other creditors and accruals................................     96,018     161,091
                                                              ---------   ---------
                                                              1,593,504   1,890,815
                                                              =========   =========

     Bank borrowings of L695,476 (1997 -- L679,943) are secured.

12. CREDITORS

     AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               1998      1997
                                                                 L         L
                                                              -------   -------
Loans.......................................................  160,873   167,379
Net obligations under hire purchase contracts...............       --    17,121
Other creditors.............................................   30,000    40,000
                                                              -------   -------
                                                              190,873   224,500
                                                              =======   =======

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1998

     Included within the above are amounts falling due as follows:

IN 1 - 2 YEARS:
Loan instalments............................................    9,750     9,000
Hire purchase obligations...................................    7,458    17,121
                                                              =======   =======
IN 2 - 5 YEARS:
Loan instalments............................................   33,750        --
Other creditors.............................................   30,000    40,000
                                                              =======   =======
IN MORE THAN 5 YEARS:
Loan instalments............................................  117,373   123,879
                                                              =======   =======

13. PROVISIONS FOR LIABILITIES AND CHARGES

                                                              1998     1997
                                                                L        L
                                                              -----    -----
DEFERRED TAX
At 1 August 1997............................................  2,686    3,300
Credit for the year.........................................   (250)    (614)
                                                              -----    -----
At 31 July 1998.............................................  2,436    2,686
                                                              =====    =====

     The above represents the maximum potential liability to deferred tax in respect of accelerated capital allowances.

14. CALLED UP SHARE CAPITAL

                                                              1998     1997
                                                                L        L
                                                              -----    -----
AUTHORISED
1,000 Ordinary shares of L1 each............................  1,000    1,000
                                                              =====    =====
ALLOTTED, ISSUED AND FULLY PAID
200 Ordinary shares of L1 each..............................    200      200
                                                              =====    =====

15. SHAREHOLDERS' FUNDS

     RECONCILIATION OF MOVEMENTS ON SHAREHOLDERS' FUNDS

                                                               1998       1997
                                                                 L          L
                                                              -------    -------
Profit for the year.........................................  127,916    221,217
Dividends...................................................  (50,000)   (50,000)
                                                              -------    -------
                                                               77,916    171,217
Opening shareholders' funds.................................  812,596    641,379
                                                              -------    -------
Closing shareholders' funds.................................  890,512    812,596
                                                              =======    =======

16. RELATED PARTY TRANSACTIONS

     The company trades with Leisureview Limited, a company in which N D Cronin Esq is a director and shareholder. During the year the company made net sales of L44,468 (1997 -- L21,934) to Leisureview

                         DANDELION DISTRIBUTION LIMITED

                        FOR THE YEAR ENDED 31 JULY 1998

Limited and was recharged for goods and services to the value of L14,374
(1997 -- L1,000). The amount owed to the company as at 31 July 1998 was L8,623 (1997 -- L16,785).

     N D Cronin Esq is also a director and shareholder of String Of Pearls I PLC and String of Pearls II PLC. No transaction took place during the year and as at 31 July 1998 the net amount owed to the company by String Of Pearls I PLC was L131,523 (1997 -- L131,523) and by String Of Pearls II PLC L40,186 (1997 --
L26,436).

     N D Cronin Esq and Mrs. J M Cronin are trustees of the Dandelion Distribution Limited Executive Pension Scheme.

     The company trades with Dande Racing, a business in which N D Cronin Esq is the proprietor. During the year the company received rent from the business of L4,000 (1997 -- L4,000) and paid L28,000 (1999 -- L36,000) in respect of leasing fees.

     All the above transactions took place at arms length.

Pursuant to the above Company Report (Unternchmensbericht), application will be made to admit the

------------------ SHARES OF COMMON STOCK, NO PAR VALUE,
(ENTIRE SHARE CAPITAL CURRENTLY ISSUED)

and the

------------------ SHARES OF COMMON STOCK, NO PAR VALUE,
(SHARES RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS AND CONVERSION OF DEBT INSTRUMENTS INTO SHARES OF COMMON STOCK)

GERMAN SECURITIES IDENTIFICATION NO. (WKN):
------------------

of

                        TEAM COMMUNICATIONS GROUP, INC.,
                          Los Angeles, California, USA

to the Regulated Market (Geregelter Markt) with trading on the Neuer Markt of the Frankfurt Stock Exchange.

Los Angeles, Frankfurt am Main,
------------------ 1999

GONTARD & METALLBANK AG                          VEM VIRTUELLES EMISSIONSHAUS AG

                        TEAM COMMUNICATIONS GROUP, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                        1998
                                         ------------------------------------------------------------------
                                           BALANCE      ADDITIONS    DEDUCTIONS                  BALANCE AT
                                         AT BEGINNING    CHARGED        FROM          OTHER        END OF
              DESCRIPTION                  OF YEAR      TO INCOME      RESERVE     ADJUSTMENTS      YEAR
              -----------                ------------   ----------   -----------   -----------   ----------
Deducted from accounts receivable for
  doubtful accounts and returns........    $63,800      $  664,000   $  (390,800)      $0         $337,000


                                                                        1997
                                         ------------------------------------------------------------------
Deducted from accounts receivable for
  doubtful accounts and returns........    $63,800      $1,115,600   $(1,115,600)      $0         $ 63,800


                                                                        1996
                                         ------------------------------------------------------------------
Deducted from accounts receivable for
  doubtful accounts and returns........    $     0      $   71,300   $    (7,500)      $0         $ 63,800

                                    PART II

EXHIBITS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors of the Company are presently entitled to indemnification as expressly authorized under Section 317 of the California General Corporation Law ("Section 317") and the Bylaws of the Company (which generally authorize the Company to indemnify its Agents where such indemnification is authorized by
Section 317). Section 317 provides a detailed statutory framework covering indemnification of any agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the corporation.

     Article 5 of the Company's Articles of Incorporation (Exhibit 3.1) provides that a director will not be liable for monetary damages arising out of the director's breach of his or her fiduciary duties to the Company and the shareholders to the fullest extent permissible under the California law. Liability for breach of a director's fiduciary duty arises when the director has failed to exercise sufficient care in reaching decisions or otherwise attending to his responsibilities as a director and in other circumstances. Article V does not eliminate these duties; it only eliminates monetary damage awards occasioned by a breach of these duties. Accordingly, a breach of fiduciary duty is still a valid basis for a suit seeking to stop a proposed transaction from occurring. However, after a transaction has occurred, the shareholders do not have a claim against directors for monetary damages based on a breach of fiduciary duty, even if that breach involves negligence on the part of the directors. Additionally, as a practical matter, equitable remedies such as rescission may not be available after a transaction has already been consummated or in other circumstances.

     The Company intends to enter into indemnification agreements with the Company that attempt to provide the maximum indemnification allowed under the California law. The Indemnification Agreements will make mandatory indemnification which is permitted by California law in situations in which the Indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the Shareholders, independent legal counsel retained by the Company or a court in which an action was or is pending made a discretionary determination in a specific case to award such indemnification. However, in part because the California law was only recently enacted, the extent to which the indemnification permitted by the California law may be expanded by indemnification agreements is unsettled and has yet to be the subject of any judicial interpretation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are as follows (estimated except as noted):

SEC registration fee........................................  $
NASDAQ filing fee (estimate)................................
Printing and engraving expenses (estimate)..................
Legal fees and expenses (estimate)..........................
Accounting fees and expenses (estimate).....................
Miscellaneous...............................................
                                                              -----------
          Total.............................................  $
                                                              ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     1. A loan in the principal amount of $322,000 was made in January 1996 from AMAE Ventures, an affiliate of Mr. Wolfson, which was used by the Company for general overhead purposes and bears interest at 12%. This note is due on the earlier to occur of July 15, 1998 or the closing of the Offering. The holder of such note has the right to convert the principal amount into 3% of the Company's Common Stock on a fully diluted basis through the completion of the Offering, and has indicated that it intends to convert such note.

     2. Mr. Cayre and Mr. Levin have agreed, subject to documentation, that as of the closing of the Offering, Mr. Cayre will receive payment of $250,000 in respect of the amounts owed to him, and the remaining debt, subject to adequate collateralization (which may include cash collateral) shall be extended until July 15, 1998. Subject to the foregoing, Mr. Levin and Mr. Cayre have also agreed to restructure Mr. Cayre's investment in the Company. Mr. Cayre agreed that upon the closing of the Offering, Mr. Cayre's interest in the Company would be reduced to 164,874 shares of the Company's Common Stock by transferring to Mr. Levin 195,774 shares of the Company's Common Stock held by Mr. Cayre. In February 1996, in connection with a prior restructuring of this indebtedness, Mr. Cayre received options to purchase 48,743 shares of Common Stock of $.43 per share.

     3. In June 1996, South Ferry #2, L.P., an entity controlled by Mr. Wolfson's brother, advanced to the Company the sum of $500,000 in respect of LoCoMoTioN in consideration of which such entity received options to acquire 29,906 shares of Common Stock at $.43 per share. This loan bears interest at 10% and is due on the earlier to occur of July 15, 1998 or the closing of the Offering.

     4. The Chana Sasha Foundation, an entity controlled by Mr. Wolfson, extended the Company a $400,000 line of credit on a secured basis in November 1996, which credit line has been used and subsequently repaid by funds from the Company's operations In October 1996, Mr. Wolfson extended the Company approximately $400,000 of credit on a secured basis, which credit line has been used and subsequently repaid by funds from the Company's operations. Mr. Wolfson received 6,408 shares of the Company's Common Stock with respect to such extension of credit.

     5. The July 1996 proceeds from the sale of the note in the Total Recall Financing was used to acquire the rights to produce a television series based on the motion picture "Total Recall." This note, which was sold to ACA Equities, D&M Investments and Gilbert Karsentry, was secured by the Company's underlying rights to the "Total Recall" series, bore interest at 10%. In addition, the holders of this note received an aggregate of 53,403 shares of common stock, warrants to acquire 14,954 shares of Common Stock at an exercise price of $.43 and a 13% net profit participation in the Company's interest in the series. As of the date hereof, $1,200,000 has been repaid in respect to this obligation. Mr. Wolfson received 8,544 shares of the Company's Common Stock and 2% of the net profits of the series with respect to the Total Recall Financing.

     6. The Company commenced two private placements under Rule 506 of Regulation D of its Secured Notes in February and in May, 1996. In February 1996, the Company sold to 14 accredited investors $900,000 in principal amount of secured promissory notes which bear interest at 12% and are due upon the earlier to occur of the closing of the Offering or July 15, 1998. These notes were sold to the following investors: Matthew and Barbara Geisser, Central Scale Co., Vijaya Kani Rehala, Vijay-Kumar Rekhala, M.D., United Congregation Mesorah, Samuel Marinelli, Mildred Geiss, Jon Kastendieck, Bank Leumi-Affida Bank, Cooperative Holding Corporation, Aaron Wolfson, Abraham Wolfson, Arielle Wolfson, and LEVPOL. Between June and November 1996, the Company sold to 22 accredited investors $975,000 in principal amount of secured notes which bear interest at 10% and are due at the earlier of this Offering or July 15, 1998. These notes were sold to the following investors: Wellington Corporation, Crescent Capital Company, LLC, Arthur Steinberg IRA Rollover, Robert Steinberg IRA Rollover, Robert Ram Steinberg, A Partnership, Von Graffenried AG, Alpha Ventures, Tuch Family Trust, Third World Trust Company LTD, Alfred Ross, Fred Chanowski, Allen Goodman, Felix Paige, Rogal America, Mark Levine, Joseph Sullivan, Robert Gopen, Colony Financial Services, John Carberry, Daniel and Thalia Federbush, and Michael Berlin. An aggregate of 198,659 warrants to purchase a like number of shares of Common Stock at an exercise price of $.43 per share were issued in connection with such private placements. The holders of these notes have waived all conversion rights with respect thereto.

     7. During 1996, the Company issued 21,362 warrants (10,681 to William Nesmith and 10,681 to Michael Sposato) exercisable at $1.07, 20,934 warrants exercisable at $0.43 to Bristol Capital, 33,000 warrants, 13,000 of which were issued at $1.00 and 20,000 of which were issued at $2.50, to Joseph Farber and 2,349 warrants exercisable at $0.43 to Robert Dorfman. The Company also issued to Bristol Capital 2,777 shares of Common Stock. The warrants and shares were issued in connection with consulting services provided to the Company, such services relating primarily to advice regarding obtaining additional financing and the structuring of securities issued by the Company, none of which were directly or indirectly related to the Offering. The Company recognized $5,000 in compensation related to these warrants during the year ended December 31, 1996. In 1995, the Company issued 10,000 warrants exercisable at $1.00 to Bruce P. Vann, Esq., for his services as legal counsel to the Company.

     8. In October 1996, the Company obtained a loan from Affida Bank in the amount of $300,000 and, in connection therewith, issued warrants to acquire 29,191 shares of Common Stock at an exercise price of $.97 per share.

     9. In January, February and March 1997, the Company completed the sale of $969,000 of convertible secured notes to 13 accredited investors (the "February 1997 Notes") pursuant to Rule 506 of Regulation D as promulgated under the Securities Act. Each of the foregoing notes are secured, pro-rata and pari passu, by liens on substantially all of the Company's assets, except that the February 1997 Notes are junior to the prior notes. An aggregate of 193,970 warrants to purchase a like number of shares of Common Stock at an exercise price of $1.00 per share were issued in connection with such placements. The February 1997 Notes were sold to the following investors: Alan Parness, Arab International Trust Co., Duck Partners, LP, Gary and Paula Wayton, Michael Rosenbaum, RMK Financial LLC, Robert Bain, Robert Frankel, Roger Triemstra, Roland McAbee, Swan Alley Limited, and Van Moer Santerr & Cie.

     10. In March, April and May, 1998 the Company arranged for short term loans of $1,642,000 from eight accredited investors. The notes issued pursuant to such loans were sold to the following investors: HighBridge Fund Ltd., Nick Kahla, David Tresley, Arab Commerce Bank, Charles Santerre, Philippe de Cock de Rameyen, Anders Ulegard and Kevodrew Realty Inc.

     11. In May, June and July 1998, the Company arranged for loans from 10 parties of an aggregate of $715,000 for specific production financing. The notes pursuant to such loans were sold to the following investors: Charles E. and Ada
M. Miller Trust, Donald E. Stuck and Phyllis T. Stuck, Ryo & Jean S. Komae Marital Trust U/A dated 11/14/91, Claudio Nessi, Carter Family Trust, MacAlister Credit Trust U/A/D 11/25/88, Miyamoto Investment, Dr. Richard Bardowell, Sandel Products and Chase Financing, Ltd.

     12. Between September 1998 and January 1999 we issued 483,000 shares of our common stock to the following individuals and entities: (i) 59,000 shares to Delbert Reedy pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000); (ii) 59,000 shares to the Carter Family Trust, pursuant to the conversion of a certain promissory note, dated May 29, 1998, in the amount of Fifty Thousand Dollars ($50,000);
(iii) 31,000 shares to Claudio Nessi pursuant to a certain promissory note, dated June 18, 1998, in the amount of Fifty Thousand Dollars ($50,000); (iv) 1,000 shares for Dr. Michael Berlin in connection with certain accommodations made by Dr. Michael Berlin; and (v) 80,000 shares to Marathon Consulting, Inc., 30,000 of which were issued in connection with a consulting agreement dated May 1, 1999, and 50,000 of which were assigned by an affiliate, Investor Relations Services, Inc., who had the right to receive such shares pursuant to a consulting agreement dated as of November 17, 1998 and (vi) 283,000 shares to Infusion Capital Investment Corporation, in connection with a consulting agreement, dated as of November 17, 1998.

     13. During 1998, we granted warrants to purchase our common stock to the following individuals and entities for services provided to us: (i) 22,000 and 10,000 warrants, respectively, to Mansion House International and Danny Chan, respectively, exercisable at $2.75 per share, (ii) 5,000 warrants to Hedblom Partners, exercisable at $3.50 per share, (iii) 200,000 warrants to Glen Michael Financial; 100,000 exercisable at $1.62 per share, 75,000 exercisable at $3.00 per share and 25,000 exercisable at $3.25 per share, and (iv) 10,000 warrants to Ralph Olsen, exercisable at $2.00 per share. In addition, we granted (x) 121,000 and 10,000 warrants, respectively, to Chase Financial Limited and Robert Herskowitz, respectively, exercisable at $1.62 per share and (y) an aggregate of 20,000 warrants, 5,000 each to Investor Relations Services, Aurora Holdings, Amber Capital and Affiliated Services, respectively, in connection with debt that was raised.

     14. In January and March 1999, the Company sold to the following 5 investors: Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Amro International, S.A., Nesher Inc., and VMR Luxembourg, S.A., 1,850,000 of 8% convertible debentures and warrants to purchase up to 185,000 shares of common stock. The holders of $1,000,000 of the debentures have indicated they intend to convert their debentures into common stock. All of the debentures are convertible into shares of common stock at the option of the holder at any time after their purchase. The conversion price for each debenture in effect on any conversion date will be the lesser of (A) an amount equal to 90% of the average per share market value for five consecutive trading days immediately prior to the initial closing date or (B) an amount equal to 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. Purchasers effect conversions by surrendering the debentures to be converted to the Company, together with the form of conversion notice attached thereto. If not otherwise converted, the debentures mature three years from their original issue date. The warrants are exercisable at an exercise price equal to 110% of the per share market value as of the last trading day prior to the date of the issuance of the warrants. This price, which is subject to adjustment in the event of certain dilutive events, was $1.96 and $2.56, respectively, at the closing dates. The warrants expire three years after their date of issuance. Pursuant to the terms of purchase agreements and the related registration rights agreements, the Company is obligated to file a registration statement with respect to the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants within 75 days of the initial closing date.

     In June 1999, four of the debenture holders purchased an additional 175,000 shares of common stock for an aggregate of $700,000.

     15. In July 1999, the Company arranged for a short term loan from VMR Luxembourg, S.A., of $1,200,000 for production and development.

     16. In May and July 1999 we sold to three investors: Stellar Group Inc., Chun Sing Investment Limited and Dr. Michael Berlin, $350,000 of 12% debentures and warrants to purchase up to 35,000 shares of common stock at $7.61 per share.

     17. On June 30, 1999, we sold 57,000 shares of common stock to Anders Ulegard for $114,000 and 112,534 shares of common stock to Van Moer Santerre & Cie for $281,335.

     18. On August 5, 1999, we sold to Hudson Investors, LLC, $4,000,000 of 12% convertible debentures and warrants to purchase 340,000 shares of common stock at $7.00 per share.

     19. On August 9, 1999, we sold 500,000 shares of common stock to Gontard & MetallBank AG for $2,000,000.

     20. On August 18, 1999, we issued to Program Power Entertainment and Swan Alley Limited, respectively, 1,000 and 20,000 shares of common stock, respectively, pursuant to the settlement of their respective lawsuits. Also on August 18, 1999, we issued to Premier Acquisition Corp., and DMT Technologies, Inc., respectively, 97,000 and 3,000 shares of common stock, respectively, pursuant to the settlement of certain disputes they had with us. We also sold to Investor Resource Services, Inc., 104,000 of common stock for $208,000.

     21. On September 29, 1999 we arranged for a $4,000,000 bridge loan from Gontard & MetallBank AG.

     22. We have granted to Michael Jay Solomon and Seth Wellenson, 30,000 options to purchase common stock at an exercise price of $2.50 per share for agreeing to serve as members of our Board of Directors. Mr. Wellenson's options were cancelled when he resigned as a director. On March 9, 1999, W. Russell Barry was granted 30,000 options to purchase common stock at an exercise price of $2.00 per share for agreeing to serve as a member of the Board of Directors.

     The above securities were offered by the Registrant in reliance upon an exemption from registration under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering, or (ii) Rule 701 under the Securities Act. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 27. (A) EXHIBITS

      3.1 Amended and Restated Articles of Incorporation, as amended(9)
      3.2    By-laws of the Company(1)
      4.1    Form of Warrant Agreement March 1996(1)
      4.2    Form of Warrant Agreement May 1996(1)
      4.3    Form of Warrant Agreement February 1997(1)
      4.4    Gontard & MetallBank AG Promissory Note, dated as of
             September 29, 1999(9)
      4.11   Agreements re LoCoMoTioN Financing with South Ferry #2,
             L.P.(1)
      4.14   Form of Financial Advisory Agreement between National
             Securities Corporation and the Company(1)
      4.15   Specimen Certificate(1)
      4.16   Form of National Securities Corporation's Warrant(1)
      4.18   Form of Promissory Notes(1)
      4.19   Securities Purchase Agreement between the Company and
             Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
             Amro International, S.A. and Nesher Inc., dated as of March
             19, 1999(3)
      4.20 Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21   Form of Warrant re: Austinvest Anstalt Balzers, dated as of
             March 19, 1999(3)
      4.22 Form of Registration Rights Agreement between the Company and Austinvest Anstalt Balzers; Esquire Trade & Finance
             Inc.; Amro International, S.A. and Nesher Inc., dated as of
             March 19, 1999(3)
      4.23   Amendment to Securities Purchase Agreement with Austinvest
             Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
             International, S.A. and Nesher Inc., dated June 28, 1999
             (amends 4.19)(6)
      4.24   Securities Purchase Agreement between the Company and VMR
             Luxembourg, S.A., dated as of February 25, 1999(6)
      4.25   VMR Debenture, dated as of February 25, 1999(6)
      4.26   VMR Warrant, dated as of February 25, 1999(6)
      4.27   VMR Registration Rights Agreement, dated as of February 25,
             1999(6)
      4.28   Securities Purchase Agreement between the Company and VMR
             Luxembourg S.A., dated July 26, 1999(6)
      4.29   VMR Debenture, dated as of July 26, 1999(6)
      4.30   VMR Security Agreement, dated as of July 26, 1999(6)
      4.31   VMR Registration Rights Agreement, dated as of July 26,
             1999(6)
      4.32   Securities Purchase Agreement between the Company and Hudson
             Investors LLC, dated as of August 5, 1999(6)
      4.33 Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34   Hudson Investors LLC Debenture, dated as of August 5,
             1999(6)
      4.35   Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36   1999 Stock Option, Deferred Stock and Restricted Stock
             Plan(7)
      5.1    Opinion and Consent of Kelly Lytton Mintz & Vann LLP(10)
     10.1    Agreement with Mel Giniger(1)
     10.2    Agreement with Beyond Distribution PTY. Limited(1)
     10.3    Interpublic Group of Companies Contract(1)

     10.4    Employment Agreement, dated as of August 1, 1999, between
             the Company and Drew Levin(9)
     10.5    Lease between the Company and TCW, amended as of March 20,
             1998(1)
     10.6    Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7    Interpublic -- Team Co-financing Agreement(1)
     10.8    Miramax Term Sheet(1)
     10.9    Agreement with Leucadia Film Corp.(1)
     10.10   Agreement with DD Video, dated August 2, 1999(9)
     10.11   Dandelion Distribution Ltd., Share Purchase Agreement dated as of October 1, 1999(9)
     10.12   Dandelion Distribution Ltd., Escrow Agreements dated as of
             October 1, 1999(10)
     10.13   Employment Agreement, dated as of October 1, 1999, between
             Dandelion Distribution Ltd., and Noel Cronin(9)
     10.14   Employment Agreement, dated as of October 11, 1999, between
             Dandelion Distribution Ltd., and John Clutton(9)
     10.16   Agreement between the Company and Gontard & MetallBank AG
             re: secondary listing and public offering of the Company's common stock in Germany(9)
     10.18   Employment Agreement, dated as of August 17, 1999 between
             the Company and Timothy A. Hill(8)
     10.19   Employment Agreement dated as November 22, 1998, between the
             Company and Jonathan D. Shapiro(4)
     10.21   Investment Banking Agreement by and between the Company and
             Glen Michael Financial(8)
     10.22   Consulting Agreement, dated November 17, 1999 between the
             Company, Investor Relations Services, Inc., and Infusion
             Capital Investment Corporation(8)
     10.23   Agreement with Film Libraries, Inc. dated June 25, 1999 and
             Agreement with Film Brokers, Inc., dated June 25, 1999, re:
             commission for purchase(6)
     10.24   Agreement with Renown Pictures, Ltd., dated as of June 28,
             1999(6)
     10.25   Financial Consulting Agreement, dated March 15, 1999,
             between the Company and Century City Securities, Inc., and
             Letter from Company dated July 29, 1999 re: payment under
             Financial Consulting Agreement(8)
     10.26   Form of Consultants' Warrant for Ralph Olson, Investor
             Resource Services, Inc., Aurora Holdings, Inc., Affiliated
             Services, Inc., Amber Capital, Inc., and Hedblom Partners,
             Ltd.(8)
     10.27   Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(8)
     21      Subsidiaries of the Registrant(1)
     23.1    Consent of experts and named counsel(9) (consent of Kelly
             Lytton Mintz & Vann LLP included in Exhibit 5.1)
     23.2    Consent of Barnes Roffe(9)
     27      Financial Data Schedule(9)

---------------
 (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

 (2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

 (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

 (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.

 (6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB dated August 19, 1999.

 (7) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

 (8) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-83217, effective August 27, 1999.

 (9) Filed herewith.

(10) To be filed by amendment.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the California General Corporation Law, the Articles of Incorporation of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim of or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement."

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 19th day of October, 1999.

                                          TEAM COMMUNICATIONS GROUP, INC.

                                          By:       /s/ DREW S. LEVIN
                                            ------------------------------------
                                                       Drew S. Levin
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              CAPACITY                       DATE
              ---------                              --------                       ----

          /s/ DREW S. LEVIN               Chairman of the Board and Chief     October 19, 1999
-------------------------------------            Executive Officer
            Drew S. Levin

       /s/ JONATHAN D. SHAPIRO          President, Chief Operating Officer    October 19, 1999
-------------------------------------              and Director
         Jonathan D. Shapiro

         /s/ TIMOTHY A. HILL               Senior Vice President, Chief       October 19, 1999
-------------------------------------     Financial Officer and Secretary
           Timothy A. Hill

       /s/ MICHAEL JAY SOLOMON                       Director                 October 19, 1999
-------------------------------------
         Michael Jay Solomon

        /s/ W. RUSSELL BARRY                         Director                 October 19, 1999
-------------------------------------
          W. Russell Barry

                                 EXHIBIT INDEX

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      3.1     Amended and Restated Articles of Incorporation, as
              amended(9)
      3.2     By-laws of the Company(1)
      4.1     Form of Warrant Agreement March 1996(1)
      4.2     Form of Warrant Agreement May 1996(1)
      4.3     Form of Warrant Agreement February 1997(1)
      4.4     Gontard & MetallBank AG Promissory Note, dated as of
              September 29, 1999(9)
      4.11    Agreements re LoCoMoTioN Financing with South Ferry #2,
              L.P.(1)
      4.14    Form of Financial Advisory Agreement between National
              Securities Corporation and the Company(1)
      4.15    Specimen Certificate(1)
      4.16    Form of National Securities Corporation's Warrant(1)
      4.18    Form of Promissory Notes(1)
      4.19    Securities Purchase Agreement between the Company and
              Austinvest Anstalt Balzers; Esquire Trade & Finance Inc.;
              Amro International, S.A. and Nesher Inc., dated as of March
              19, 1999(3)
      4.20    Form of Debenture re: Austinvest Anstalt Balzers, dated as of March 19, 1999(3)
      4.21    Form of Warrant re: Austinvest Anstalt Balzers, dated as of
              March 19, 1999(3)
      4.22    Form of Registration Rights Agreement between the Company
              and Austinvest Anstalt Balzers; Esquire Trade & Finance
              Inc.; Amro International, S.A. and Nesher Inc., dated as of
              March 19, 1999(3)
      4.23    Amendment to Securities Purchase Agreement with Austinvest
              Anstalt Balzers; Esquire Trade & Finance Inc.; Amro
              International, S.A. and Nesher Inc., dated June 28, 1999
              (amends 4.19)(6)
      4.24    Securities Purchase Agreement between the Company and VMR
              Luxembourg, S.A., dated as of February 25, 1999(6)
      4.25    VMR Debenture, dated as of February 25, 1999(6)
      4.26    VMR Warrant, dated as of February 25, 1999(6)
      4.27    VMR Registration Rights Agreement, dated as of February 25,
              1999(6)
      4.28    Securities Purchase Agreement between the Company and VMR
              Luxembourg S.A., dated July 26, 1999(6)
      4.29    VMR Debenture, dated as of July 26, 1999(6)
      4.30    VMR Security Agreement, dated as of July 26, 1999(6)
      4.31    VMR Registration Rights Agreement, dated as of July 26,
              1999(6)
      4.32    Securities Purchase Agreement between the Company and Hudson
              Investors LLC, dated as of August 5, 1999(6)
      4.33    Hudson Investors LLC Registration Rights Agreement, dated as of August 5, 1999(6)
      4.34    Hudson Investors LLC Debenture, dated as of August 5,
              1999(6)
      4.35    Hudson Investors LLC Warrant, dated as of August 5, 1999(6)
      4.36    1999 Stock Option, Deferred Stock and Restricted Stock
              Plan(7)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
      5.1     Opinion and Consent of Kelly Lytton Mintz & Vann LLP(10)
     10.1     Agreement with Mel Giniger(1)
     10.2     Agreement with Beyond Distribution PTY. Limited(1)
     10.3     Interpublic Group of Companies Contract(1)
     10.4     Employment Agreement, dated as of August 1, 1999, between
              the Company and Drew Levin(9)
     10.5     Lease between the Company and TCW, amended as of March 20,
              1998(1)
     10.6     Agreement with Alliance Production Ltd. re Total Recall(1)
     10.7     Interpublic -- Team Co-financing Agreement(1)
     10.8     Miramax Term Sheet(1)
     10.9     Agreement with Leucadia Film Corp.(1)
     10.10    Agreement with DD Video, dated August 2, 1999(9)
     10.11    Dandelion Distribution Ltd., Share Purchase Agreement dated as of October 1, 1999(9)
     10.12    Dandelion Distribution Ltd., Escrow Agreements dated as of
              October 1, 1999(10)
     10.13    Employment Agreement, dated as of October 1, 1999, between
              Dandelion Distribution Ltd., and Noel Cronin(9)
     10.14    Employment Agreement, dated as of October 11, 1999, between
              Dandelion Distribution Ltd., and John Clutton(9)
     10.16    Agreement between the Company and Gontard & MetallBank AG
              re: secondary listing and public offering of the Company's common stock in Germany(9)
     10.18    Employment Agreement, dated as of August 17, 1999 between
              the Company and Timothy A. Hill(8)
     10.19    Employment Agreement dated as November 22, 1998, between the
              Company and Jonathan D. Shapiro(4)
     10.21    Investment Banking Agreement by and between the Company and
              Glen Michael Financial(8)
     10.22    Consulting Agreement, dated November 17, 1999 between the
              Company, Investor Relations Services, Inc., and Infusion
              Capital Investment Corporation(8)
     10.23    Agreement with Film Libraries, Inc. dated June 25, 1999 and
              Agreement with Film Brokers, Inc., dated June 25, 1999, re:
              commission for purchase(6)
     10.24    Agreement with Renown Pictures, Ltd., dated as of June 28,
              1999(6)
     10.25    Financial Consulting Agreement, dated March 15, 1999,
              between the Company and Century City Securities, Inc., and
              Letter from Company dated July 29, 1999 re: payment under
              Financial Consulting Agreement(8)
     10.26    Form of Consultants' Warrant for Ralph Olson, Investor
              Resource Services, Inc., Aurora Holdings, Inc., Affiliated
              Services, Inc., Amber Capital, Inc., and Hedblom Partners,
              Ltd.(8)
     10.27    Consulting Agreement, dated May 3, 1999 between the Company and Marathon Consulting Corporation(8)
     21       Subsidiaries of the Registrant(1)

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
     23.1     Consent of experts and named counsel(9) (consent of Kelly
              Lytton Mintz & Vann LLP included in Exhibit 5.1)
     23.2     Consent of Barnes Roffe(9)
     27       Financial Data Schedule(9)

---------------
 (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file No. 333-26307, effective July 29, 1998.

 (2) Incorporated by reference to the Registrant's Current Report on Form 8-K dated March 29, 1999.

 (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 5, 1999.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB dated April 15, 1999.

 (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 8, 1999.

 (6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QB dated August 19, 1999.

 (7) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

 (8) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-83217, effective August 27, 1999.

 (9) Filed herewith.

(10) To be filed by amendment.